Prospectus supplement to prospectus dated November 29, 2006

$919,371,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

Nationstar Mortgage LLC, Argent Mortgage Company, LLC and

Ameriquest Mortgage Company

Originators

Nationstar Mortgage LLC and Select Portfolio Servicing, Inc.

Servicers

Asset Backed Securities Corporation

Home Equity Loan Trust, Series MO 2006-HE6

Issuing Entity

Asset Backed Pass-Through Certificates, Series MO 2006-HE6

The Trust

The trust will consist primarily of a pool of subprime, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans secured by first and second liens on residential properties.

Offered Certificates

The following classes of certificates are offered pursuant to this prospectus supplement:

·

5 classes of Class A Certificates and

·

9 classes of Offered Mezzanine Certificates.

The certificates will represent interests in the trust fund only and will not represent the interest in or obligations of any other entity.  The offered certificates are listed, together with their initial class principal amounts and interest rates, in the table under “The Certificates” on pages S-7 and S-8 of this prospectus supplement.  Principal and interest, as applicable, on the offered certificates will be paid monthly.  The first distribution date is December 26, 2006.

Credit Enhancement

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization, subordination and a swap agreement.

You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement.  This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the Class A and Offered Mezzanine Certificates from the depositor at a price equal to approximately  99.85% of the aggregate certificate principal balance of the offered certificates, before deducting expenses estimated to be approximately $675,000.  The underwriter will sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking société anonyme Luxembourg and the Euroclear System on or about November 30, 2006.

Credit Suisse

November 29, 2006

Important Notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

·

the accompanying prospectus which provides general information, some of which may not apply to this series of certificates; and

·

this prospectus supplement, which describes the specific terms of this series of certificates.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions.  The following table of contents provides pages on which these captions are located.  You can find an index of defined terms beginning on page S-164 of this prospectus supplement.

This document constitutes a “prospectus supplement” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this prospectus supplement and accompanying prospectus may not be disclosed to the public in Belgium.  The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor the Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.  This prospectus supplement and accompanying prospectus have not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than:  (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO.  Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement and accompanying prospectus have been issued by, or on behalf of, the issuing entity and who meets the criteria described in (a) or (b) above.  No person to whom this prospectus supplement and accompanying prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement and accompanying prospectus to any person.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

Page

SUMMARY

S-5

RISK FACTORS

S-16

THE MORTGAGE POOL

S-27

THE SPONSOR AND THE SELLER

S-84

STATIC POOL INFORMATION

S-84

THE DEPOSITOR

S-84

THE ISSUING ENTITY

S-85

THE ORIGINATORS

S-86

THE SERVICERS

S-97

THE MASTER SERVICER AND TRUST ADMINISTRATOR

S-107

THE LOAN PERFORMANCE ADVISOR

S-108

THE SWAP COUNTERPARTY

S-108

DESCRIPTION OF THE CERTIFICATES

S-109

THE POOLING AGREEMENT

S-140

FEES AND EXPENSES OF THE TRUST

S-152

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

S-154

USE OF PROCEEDS

S-180

FEDERAL INCOME TAX CONSEQUENCES

S-181

ERISA CONSIDERATIONS

S-183

LEGAL INVESTMENT CONSIDERATIONS

S-184

METHOD OF DISTRIBUTION

S-185

LEGAL MATTERS

S-185

RATINGS

S-185

ACCOUNTING CONSIDERATIONS

S-186

LEGAL PROCEEDINGS

S-187

AFFILIATIONS AND RELATED TRANSACTIONS

S-187

INDEX OF DEFINED TERMS

S-188

ANNEX I

I-1

ANNEX II

II-1

SUMMARY

·

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

·

This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.  Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control.  Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Issuing Entity

Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6, a common law trust formed under the laws of the state of New York, referred to in this prospectus supplement as the trust.

Securities	Asset Backed Pass-Through Certificates, Series MO 2006-HE6.

Depositor	Asset Backed Securities Corporation.

Sponsor and Seller	DLJ Mortgage Capital, Inc.

Master Servicer and Trust Administrator	Wells Fargo Bank, N.A.

Servicers	Nationstar Mortgage LLC, referred to in this prospectus supplement as Nationstar Mortgage and Select Portfolio Servicing, Inc., referred to in this prospectus supplement as SPS.

Originators

Nationstar Mortgage, Argent Mortgage Company, LLC, referred to in this prospectus supplement as Argent and Ameriquest Mortgage Company, referred to in this prospectus supplement as Ameriquest.  Argent and Ameriquest are referred to in this prospectus supplement collectively as the Ameriquest Originators.

Trustee	U.S. Bank National Association.

Custodians	U.S. Bank National Association and The Bank of New York Trust Company, N.A.

Swap Counterparty	Credit Suisse International.

Loan Performance Advisor	OfficeTiger Global Real Estate Services Inc.

Mortgage Pool

On the closing date the trust will acquire approximately 4,943 fixed-rate and adjustable-rate mortgage loans (which are referred to in this prospectus supplement as the mortgage loans) with an aggregate principal balance of approximately $966,231,754 as of the cut-off date, secured by first and second liens on residential properties.

Cut-off Date.	November 1, 2006.

Closing Date.	On or about November 30, 2006.

Distribution Date.	Beginning on December 26, 2006, and thereafter on the 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day.

Determination Date	The 15th day of the calendar month in which a distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Servicer Remittance Date	The 21st day of each month or, if such 21st day is not a business day, on the next succeeding business day.

Assumed Final Distribution Date	November 25, 2036. The actual final distribution date could be substantially earlier.

Form of Offered Certificates	Book-entry.

Minimum Denominations	With respect to all classes of offered certificates $25,000 and integral multiples of $1 in excess thereof.

The Certificates

Class	Initial Principal Balance(1)	Pass-Through Rate	Initial Rating (S&P/Moody’s/Fitch) (2)	Assumed Final Distribution Date(3)	Expected Final Distribution Date(4)	Designation

Offered Certificates:

A1	178,248,000	Floating(5)	AAA/Aaa/AAA	November 2036	March 2013	Senior
A2	309,114,000	Floating(5)	AAA/Aaa/AAA	November 2036	September 2008	Senior
A3	78,184,000	Floating(5)	AAA/Aaa/AAA	November 2036	February 2009	Senior
A4	125,464,000	Floating(5)	AAA/Aaa/AAA	November 2036	November 2012	Senior
A5	40,911,000	Floating(5)	AAA/Aaa/AAA	November 2036	March 2013	Senior
M1	50,720,000	Floating(5)	AA+/Aa1/AA+	November 2036	February 2011	Mezzanine
M2	42,035,000	Floating(5)	AA/Aa2/AA	November 2036	March 2013	Mezzanine
M3	15,946,000	Floating(5)	AA-/Aa3/AA-	November 2036	March 2013	Mezzanine
M4	18,842,000	Floating(5)	A+/A1/A+	November 2036	March 2013	Mezzanine
M5	16,909,000	Floating(5)	A/A2/A	November 2036	March 2013	Mezzanine
M6	11,112,000	Floating(5)	A-/A2/A-	November 2036	March 2013	Mezzanine
M7	11,595,000	Floating(5)	BBB+/A3/A-	November 2036	March 2013	Mezzanine
M8	8,696,000	Floating(5)	BBB/Baa1/BBB+	November 2036	March 2013	Mezzanine
M9	11,595,000	Floating(5)	BBB-/Baa2/BBB	November 2036	March 2013	Mezzanine
Total Offered Certificates:	919,371,000

Non-Offered Certificates:

M10	14,493,000	Floating(5)	BB+/Ba1/BB+	November 2036	March 2013	Mezzanine
M11	13,044,000	Floating(5)	BB/Ba2/BB	November 2036	March 2013	Mezzanine
X	N/A(6)	N/A	Not Rated	November 2036	November 2036	Subordinate
P	$100	N/A(7)	Not Rated	November 2036	November 2036	Prepayment Premium Only
R	N/A(8)	N/A	Not Rated	November 2036	November 2036	Residual
Total Non-Offered Certificates:	27,537,100

Total Certificates:	946,908,100

(1)

The certificates are subject to a variance of no more than 5% prior to their issuance.

(2)

See “Ratings” in this prospectus supplement.

(3)

The Assumed Final Distribution Date will be calculated as described in this prospectus supplement under “Description of Certificates— Assumed Final Distribution Date.”

(4)

The Expected Final Distribution Date will be calculated as described in this prospectus supplement under “Description of Certificates— Expected Final Distribution Date.”

(5)

The pass-through rate on this class of certificates may change from distribution date to distribution date based on LIBOR (the London Interbank Offered Rate, as described in “Description of Certificates—Calculation of the Certificate Index”), is subject to a cap and will increase on the first distribution date after the holder of a majority interest in the Class X Certificates is first permitted to direct SPS to exercise the optional termination of the trust.  See “Payments on the Offered Certificates—Interest Payments” and “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

(6)

These certificates will not have a certificate principal balance.

(7)

The Class P Certificates will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(8)

The Class R Certificates will not have a certificate principal balance and are the class of certificates representing the residual interests in the trust.

Transaction Participants

On the closing date, the mortgage loans that support the certificates will be sold by DLJ Mortgage Capital, Inc., the sponsor and seller of the securitization transaction, to Asset Backed Securities Corporation, the depositor.  On the closing date, the depositor will sell the mortgage loans and related assets to the trust.  In exchange for the mortgage loans and related assets, the trust will issue the certificates pursuant to the order of the depositor.

The sponsor purchased the mortgage loans directly or indirectly from an originator who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker channels.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

·

Offered Certificates

Class A Certificates and Offered Mezzanine Certificates.

·

Class A Certificates

Class A1 Certificates, Class A2 Certificates, Class A3 Certificates, Class A4 Certificates and Class A5 Certificates.

·

Senior Certificates

Class A Certificates.

·

Mezzanine Certificates

Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates and Class M11 Certificates.

·

Offered Mezzanine Certificates

Mezzanine Certificates, other than the Class M10 Certificates and the Class M11 Certificates.

·

LIBOR Certificates

Class A Certificates and Mezzanine Certificates.

·

Subordinate Certificates

Mezzanine Certificates, Class X Certificates and Class R Certificates.

·

Residual Certificates

Class R Certificates.

·

Book-Entry Certificates

Class A Certificates and Mezzanine Certificates.

·

Physical Certificates

Class X Certificates, Class P Certificates and Class R Certificates.

Mortgage Loans

On the closing date the trust will acquire a mortgage pool that generally consists of first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans, referred to in this prospectus supplement as the mortgage loans.

The mortgage loans will be divided into two subgroups:  subgroup 1, which will consist of 1,331 mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $235,311,139 and subgroup 2, which will consist of 3,612 mortgage loans that have original principal balances that may or may not conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $730,920,615.

The mortgage loans in the aggregate have the following characteristics (with all figures being approximate):

Total Number of Mortgage Loans:	4,943
Aggregate Cut-off Date Principal Balance of the Mortgage Loans:	$966,231,754
Mortgage Loans with Prepayment Premiums (by principal balance):	63.38%
Range of Original Term to Stated Maturity:	120 months to 360 months
Weighted Average Remaining Term to Stated Maturity:	355 months
Range of Original Principal Balances:	$20,600 to $1,250,000
Average Original Principal Balance:	$195,822
Range of Outstanding Principal Balances:	$20,574 to $1,249,662
Average Outstanding Principal Balance:	$195,475
Current Range of Loan Rates:	5.500% to 13.080%
Current Weighted Average Loan Rate:	8.469%
Current Weighted Average Net Loan Rate:	7.969%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	6.091%
Weighted Average Maximum Loan Rate of the Adjustable-Rate Mortgage Loans:	14.976%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	2.541%
Weighted Average Time Until Next Adjustment Date of the Adjustable-Rate Mortgage Loans:	23 months
First Lien Mortgage Loans:	99.27%
Geographic Concentrations in Excess of 5%:
California	25.59%
Florida	12.52%
Arizona	6.61%
Texas	6.45%
Fixed-rate Mortgage Loans:	22.69%

Mortgage Loan Representations and Warranties

Each of Nationstar Mortgage and Ameriquest has made certain representations and warranties concerning the mortgage loans originated by it.  The representations and warranties made by Ameriquest also cover the mortgage loans originated by Argent.  The seller’s rights to the benefit of these representations and warranties will be assigned to the depositor under an assignment and assumption agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement.  In addition, the seller will represent that none of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local antipredatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the applicable originator or the seller, as applicable, will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See “The Pooling Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

Payments on the Offered Certificates

Interest Payments

The initial pass-through rates for the LIBOR Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin indicated below, subject to the limitations described in this prospectus supplement.

In addition, if neither the holder of a majority interest in the Class X Certificates nor SPS exercises the option to terminate the trust on the earliest permitted date as described below under “—Optional Termination,” the pass-through rates on the LIBOR Certificates will then increase to the per annum rate of one-month LIBOR plus the related “post-call” margin indicated below, subject to the limitations described in this prospectus supplement.

Class of Certificates	Initial Margin	Post-Call Margin
Class A1	0.145%	0.290%
Class A2	0.050%	0.100%
Class A3	0.120%	0.240%
Class A4	0.160%	0.320%
Class A5	0.230%	0.460%
Class M1	0.230%	0.345%
Class M2	0.290%	0.435%
Class M3	0.340%	0.510%
Class M4	0.380%	0.570%
Class M5	0.410%	0.615%
Class M6	0.450%	0.675%
Class M7	0.800%	1.200%
Class M8	1.250%	1.875%
Class M9	2.150%	3.225%
Class M10	2.500%	3.750%
Class M11	2.500%	3.750%

We refer you to “Description of the Certificates —Pass-Through Rates” in this prospectus supplement for additional information.

Interest payable on the certificates accrues during an accrual period.  The accrual period for the LIBOR Certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period, from the closing date, to the day prior to the current distribution date.  Interest will be calculated for the LIBOR Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

On each distribution date, the certificateholders will be entitled to (i) interest at the applicable pass-through rate on the outstanding certificate principal balance immediately prior to that distribution date and (ii) any interest due on a prior distribution date that was not paid plus interest on such amount of unpaid interest.

Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty, as described in this prospectus supplement on the closing date.  Under the swap agreement, on the swap payment date beginning in December 2006 and on each swap payment date until the swap payment date in November 2011, (i) the supplemental interest trust will be obligated to make a payment to the swap counterparty at a rate equal to 5.319% per annum and (ii) the swap counterparty will be obligated to make payments to the supplemental interest trust, for the benefit of the holders of the LIBOR Certificates, at a rate equal to one-month LIBOR (as determined in accordance with the swap agreement), in each case on the product of the swap notional amount, the factor for the related period and the applicable day count fraction.  Payments under the swap agreement will be made on a net basis.

We refer you to “Description of the Certificates— The Swap Agreement” in this prospectus supplement for additional information.

Principal Payments

Principal will be distributed to holders of the LIBOR Certificates on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds.”

The amount of principal distributable on the LIBOR Certificates on any distribution date will be determined by:

·

funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

·

the amount of excess interest available to pay principal on the LIBOR Certificates as described below.

·

amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

Payments of principal on the Class A1 Certificates will generally come from the payments of principal on the subgroup 1 mortgage loans.  Payments of principal on the Class A2, Class A3, Class A4 and Class A5 Certificates will generally come from the payments of principal on the subgroup 2 mortgage loans.  Payments of principal on the Mezzanine Certificates will come from payments of principal on all the mortgage loans.

The manner of distributing principal among the classes of LIBOR Certificates will differ, as described in this prospectus supplement, depending generally upon whether a distribution date occurs before the distribution date in December 2009 or on or after that date, and depending upon the loss and delinquency performance of the mortgage loans.

We refer you to “Description of the Certificates” in this prospectus supplement for additional information.

Advances

Each servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans serviced by it to the extent that servicer reasonably believes that the cash advances are recoverable from future payments on those mortgage loans.  If a servicer fails to make such required advance, the master servicer in its capacity as successor servicer, will make such advance to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans.  If the master servicer fails to make an advance, the trustee will make that advance.  In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless that servicer determines that the advance would not be recoverable.  In no event will a servicer or the master servicer be obligated to advance the balloon payment due on any balloon loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this prospectus supplement for additional information.

Optional Termination

The holder of a majority interest in the Class X Certificates (if such certificateholder is not an affiliate of the depositor or the seller and the Class X Certificates have not been pledged to secure payments on notes) at its option, may direct SPS to purchase on behalf of such Class X certificateholder all of the mortgage loans, together with any real estate properties in respect of such mortgage loans acquired by the trust, and retire the certificates on any distribution date when the current principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

If such Class X certificateholder does not exercise its option to direct SPS to purchase the mortgage loans on such distribution date as described above, SPS will be entitled to exercise the option, as described in the pooling and servicing agreement.  If no entity exercises this option on the first such distribution date, the margins of the LIBOR Certificates will be increased as described in this prospectus supplement.

We refer you to “The Pooling Agreement—Optional Termination” and “Description of the Certificates—Pass-Through Rates” in this prospectus supplement for additional information.

Credit Enhancement

Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with a lower payment priority will be subordinated to the rights of holders of the Mezzanine Certificates with a higher payment priority, in each case, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to “Description of the Certificates—Credit Enhancement” in this prospectus supplement for additional information.

Overcollateralization

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate principal balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 2.00% of the aggregate principal balance of the mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.  The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  This excess interest will be applied, if necessary, to pay principal on the LIBOR Certificates in order to maintain the required level of overcollateralization.  The required level of overcollateralization may decrease over time.  We cannot assure that sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement for additional information.

Excess Interest

The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  The excess interest from the mortgage loans each month will be available to maintain overcollateralization at required levels and to absorb realized losses on the mortgage loans as described in the pooling and servicing agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

Allocation of Losses

If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates.  If realized losses on the mortgage loans are allocated to the Mezzanine Certificates, they will be allocated first to the class of Mezzanine Certificates with the highest numerical designation until the certificate principal balance thereof has been reduced to zero and then to the class of Mezzanine Certificates with the next highest numerical designation.  The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or Class P Certificates; however, investors in Class A Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the Class A Certificates all interest and principal amounts to which those certificates are then entitled.

Any realized losses allocated to a class of Mezzanine Certificates will generally cause a permanent reduction to its certificate principal balance.  However, the amount of any realized losses allocated to any or all of the Mezzanine Certificates may be reimbursed to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “—the Swap Agreement” in this prospectus supplement.

We refer you to “Description of the Certificates —Allocation of Losses; Subordination” in this prospectus supplement for additional information.

Swap Agreement

In certain circumstances, payments made to the supplemental interest trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to “Description of the Certificates— Swap Agreement” in this prospectus supplement for additional information.

Fees and Expenses

Before distributions are made on the certificates, each servicer will be paid a monthly fee calculated at a per annum rate equal to 0.50% per annum on the total principal balance of the mortgage loans serviced by such servicer (subject to reduction as described in this prospectus supplement), collected from interest collections on the related mortgage loans, plus all servicing-related fees collected from mortgagors.  The loan performance advisor will receive as compensation a monthly fee calculated at 0.0150% per annum on the total principal balance of the mortgage loans.  The trust administrator will receive as compensation the investment income on funds held in the distribution account.  The trust administrator will be responsible for the payment of the fees of the master servicer, trustee and each custodian.

Expenses of the servicer, the master servicer, the trust administrator and the trustee that are permitted to be reimbursed under the pooling and servicing agreement will be paid prior to any distributions to the certificateholders.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Tax Status

For federal income tax purposes, a specified portion of the trust will be treated as multiple real estate mortgage investment conduits (REMICs).  The LIBOR Certificates will represent ownership of regular interests in the master REMIC, along with certain contractual rights and obligations.  The REMIC regular interests will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders’ usual methods of accounting.  The LIBOR Certificates may be treated as having an ownership interest in the Net WAC Reserve Fund, the swap agreement and the supplemental interest trust.  For federal income tax purposes, the Class R Certificates will represent ownership of residual interests in the REMICs.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus for additional information.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class or statutory exemptions described in this prospectus supplement under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the prospectus for additional information.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page S-7 of this prospectus supplement.  The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions from the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The underwriting standards of the originators are not as stringent as those of Fannie Mae and Freddie Mac, which may result in losses

The originators’ underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  The originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originators also consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  The originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan-to-value ratio determination.

The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The balloon loans in the mortgage pool have a greater degree of risk of default

None of the subgroup 1 mortgage loans and approximately 29.70% of the subgroup 2 mortgage loans (by aggregate principal balance of the subgroup 2 mortgage loans as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments).  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor’s ability either to timely refinance the mortgage loan or to timely sell the mortgaged property.  The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

·

the level of available mortgage interest rates at the time of refinancing or sale;

·

the mortgagor’s equity in the related mortgaged property;

·

prevailing general economic conditions; and

·

the availability of credit for residential properties generally.

The dual amortization loans in the mortgage pool have a greater degree of risk of default.

Approximately 21.31% of the subgroup 1 mortgage loans and 8.51% of the subgroup 2 mortgage loans (in each case by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) provide for an original term to maturity of thirty years but amortize for the first ten years based on a forty year amortization schedule.  After ten years, the monthly payments on these mortgage loans increase to fully amortize the mortgage loans over the remaining twenty years.  Similar to balloon loans, these mortgage loans will pose special payment risk due to the increased payments required beginning in the tenth year.  In addition, the forty year amortization schedule for the first ten years will also result in a slower rate of principal payments on the mortgage loans and the offered certificates than if these mortgage loans amortized based on a thirty year amortization schedule.

Unpredictability of prepayments may adversely affect your yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan will result in accelerated payments of principal on the certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

·

Approximately 58.79% of the subgroup 1 mortgage loans and approximately 64.86% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from inception to 36 months from the date of origination of that mortgage loan.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

·

An originator or the seller, as applicable, may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the majority holder of the Class X Certificates or SPS, as applicable, has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

·

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Credit enhancement for the offered certificates may be inadequate

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Excess interest generated by the mortgage loans may be insufficient to maintain overcollateralization

We expect the mortgage loans to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust.  Any excess interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used, if necessary, to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

·

Approximately 75.01% of the subgroup 1 mortgage loans and approximately 78.05% of the subgroup 2 mortgage loans (by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) are adjustable-rate mortgage loans.  The first adjustment of the loan rates for approximately 45.18% and 29.83% of the subgroup 1 mortgage loans and approximately 67.06% and 10.90% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) will not occur for two years or three years, respectively, after the date of origination.  As a result, the pass-through rates on the LIBOR Certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR Certificates.

·

Until the swap payment date in November 2011, if one-month LIBOR (as determined in accordance with the swap agreement) does not exceed 5.319% per annum, the trust swap payment may exceed the counterparty payment, and such excess will be distributed to the swap counterparty under the swap agreement and will not be available for distribution to the certificateholders and will reduce the amount of excess interest available, if any.

Mortgage loan rates may adversely affect the yield on the LIBOR Certificates

The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit.  The limit on the pass-through rates on such LIBOR Certificates, in general, is based on the weighted average of the interest rates on the related mortgage loans net of certain fees and expenses of the trust, as adjusted for net trust swap payments and certain swap termination payments, if any.  The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index after an initial fixed-rate period.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates.  As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

A variety of factors could limit the pass-through rates on the LIBOR Certificates and may adversely affect the yields to maturity on such LIBOR Certificates.  Some of these factors are described below.

·

The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently.  Consequently, the rate cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

·

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the pass-through rate applicable to one or more classes of LIBOR Certificates is the cap rate.  It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow available under the swap agreement and if there are available funds remaining after distributions on the LIBOR Certificates, net trust payments to the swap counterparty, if any, and the payment of certain fees and expenses of the trust.  No assurances can be given that such additional funds will be available.

Certificateholders are subject to the Credit Risk of the Swap Counterparty

Payments required to be made to the supplemental interest trust by the swap counterparty under the swap agreement are subject to the credit risk of the swap counterparty.  Although there is a mechanism in place to facilitate the replacement of the swap counterparty upon the default or credit impairment of the swap counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement swap agreement.

The Mezzanine Certificates involve additional risks

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the lowest payment priority for interest distributions.  As a result of these reductions, less interest will accrue on that class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no amounts will generally be distributable with respect to the written down amount, except as described herein.  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “—The Swap Agreement” in this prospectus supplement.  Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least December 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.

Yields on the Mezzanine Certificates are sensitive to prepayments and losses

The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, net counterparty payments made by the swap counterparty under the swap agreement, overcollateralization or a class of Mezzanine Certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

Prepayment interest shortfalls and relief act shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments on the mortgage loans serviced by it, but only up to the amount of that servicer’s servicing fee for the related calendar month.

In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or comparable state or local laws (together, the “Relief Act”) may occur (the “Relief Act Interest Shortfalls”).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by any servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair a servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by a servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.  If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

Cash flow considerations and risks could cause payment delays and losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law.  In the event of a default by a borrower, these restrictions may impede the ability of a servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.  In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

In the event that:

·

a mortgaged property fails to provide adequate security for the mortgage loan,

·

any overcollateralization and excess interest is insufficient to cover such shortfalls, and

·

the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios.  Approximately 53.75% of the subgroup 1 mortgage loans and approximately 37.25% of the subgroup 2 mortgage loans (by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) had loan-to-value ratios at origination (original loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for second lien mortgage loans) in excess of 80.00%, but not more than 100.00%.  Additionally, the applicable originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the related mortgage loan may differ from the actual value of such mortgaged property.  None of the mortgage loans in the mortgage pool were covered by a primary mortgage insurance policy at origination.

There are risks relating to mortgage loans secured by second liens

Approximately 0.99% of the subgroup 1 mortgage loans and approximately 0.64% of the subgroup 2 mortgage loans (by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property.  The weighted average combined loan-to-value ratio of the subgroup 1 mortgage loans and subgroup 2 mortgage loans secured by a second lien is approximately 100.00% and 99.96%, respectively.  The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs.  In certain circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the mortgaged property, that servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan.  The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because a servicer is more likely to determine that foreclosure would be uneconomical.  You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

Interest only mortgage loans have a greater degree of risk of default

Approximately 12.46% of the subgroup 1 mortgage loans and approximately 8.77% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date), do not provide for any payments of principal for two or five years, as applicable, after origination.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that commences amortizing on its first payment date.

A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Some factors that could adversely affect the value of mortgaged properties are:

·

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

·

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

·

natural disasters that are not necessarily covered by insurance, including earthquakes, mudslides, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Geographic concentration may increase the risk of loss

The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% of the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

California	25.59%
Florida	12.52%
Arizona	6.61%
Texas	6.45%

Properties in California and Florida may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

·

Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

·

Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayments of the mortgage loans.

Hurricanes, which struck the southeast portion of the United States during the months of August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  Each of Ameriquest (as of the closing date under the related mortgage loan purchase agreement), Nationstar Mortgage (as of the closing date) and the Seller (as of the closing date with respect to the mortgage loans originated by the Ameriquest Originators) will make a representation and warranty that no mortgaged property related to any mortgage loan is subject to any material damage by waste.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the related originator fails to repurchase any mortgage loan that breaches this representation and warranty.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.  Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Violation of various federal, state and local laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit; and

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these local, state and federal laws may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors’ rescinding of the mortgage loans against the trust.

The seller will represent in the pooling and servicing agreement that any and all requirements of any federal, state or local law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the certificates could result.

The seller, Ameriquest and Nationstar Mortgage may not be able to repurchase defective mortgage loans

The seller, Ameriquest and Nationstar have each made various representations and warranties related to certain of the mortgage loans.  Those representations are summarized in “The Pooling Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

If the seller or that originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or such originator would be required to repurchase or substitute the defective mortgage loan.  It is possible that the seller or such originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller or such originator to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.

The certificates are obligations of the trust only

The certificates will not represent an interest in or obligation of the depositor, the servicers, the master servicer, the trust administrator, the originators, the sponsor, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates.  Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicers, the master servicer, the trust administrator, the originators, the sponsor, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Lack of liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so.  There is no assurance that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The offered certificates are not suitable investments for all investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates

The offered certificates will not be issued in physical form.  Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks.  The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate.  In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them.  Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

Collections on the mortgage loans may be delayed or reduced if either of the servicers becomes insolvent

In the event of a bankruptcy or insolvency of a servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer or the certificateholders from appointing a successor servicer.  Regardless of whether a successor servicer is appointed, any termination of a servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of such mortgage loans, including the delinquency experience of such mortgage loans.

Recent Developments Affecting Select Portfolio Servicing, Inc.

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases.  The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with Select Portfolio Servicing, Inc.’s (“SPS”) settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

THE MORTGAGE POOL

Certain information with respect to the mortgage loans is set forth in this prospectus supplement.  Prior to the closing date, mortgage loans may be substituted therefor.  Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of the mortgage loans acquired by the trust on the closing date.  Asset Backed Securities Corporation (the “Depositor”) believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

General

Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6 (the “Trust”) will generally consist of a pool (the “Mortgage Pool”) of closed-end, first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”).  The Mortgage Loans will be divided into two subgroups:  subgroup 1 which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 1”) and subgroup 2 which will consist of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 2”).  The Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of November 1, 2006 (the “Cut-off Date”) of approximately $966,231,754.

All mortgage loan statistics set forth in this prospectus supplement are based on Cut-off Date Principal Balances, interest rates, terms to stated maturity, mortgage loan counts and similar statistics as of the close of business on the Cut-off Date of the mortgage loans expected to be deposited into the Trust on November 30, 2006 (the “Closing Date”).  The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan.  All weighted averages specified in this prospectus supplement are based on the Principal Balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date, whether or not received and giving effect to prepayments received on or prior to November 6, 2006, with respect to the Nationstar Mortgage Loans, and November 5, 2006, with respect to the Ameriquest Mortgage Loans (the “Cut-off Date Principal Balance”).  References to percentages of the Mortgage Loans mean percentages based on the Cut-off Date Pool Principal Balance, unless otherwise specified.  The “Cut-off Date Pool Principal Balance” is equal to the aggregate Cut-off Date Principal Balance of the Mortgage Loans, plus or minus a permitted variance of five percent.  The “Pool Balance” is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination.  Percentages in the Mortgage Pool tables that follow may not add to 100.00% due to rounding.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

Substantially all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”).

The Mortgage Loans were originated or acquired by Nationstar Mortgage LLC (“Nationstar Mortgage”), Argent Mortgage Company, LLC (“Argent”) or Ameriquest Mortgage Company (“Ameriquest” and together with Argent the “Ameriquest Originators”) in the ordinary course of their respective businesses.  The Mortgage Loans originated by Argent were transferred to its affiliate, Ameriquest Mortgage Company, in the ordinary course of business.  Each of Nationstar Mortgage and the Ameriquest Originators are sometimes referred to as an “Originator” in this prospectus supplement.

The Mortgage Loans originated by Nationstar Mortgage are referred to as the “Nationstar Mortgage Loans” in this prospectus supplement.  The Mortgage Loans originated by the Ameriquest Originators are referred to as the “Ameriquest Mortgage Loans” in this prospectus supplement.

The Mortgage Loans were previously acquired by the Seller directly from Nationstar Mortgage or Ameriquest, as applicable, pursuant to separate mortgage loan purchase and interim servicing agreements between Nationstar Mortgage or Ameriquest, as applicable, and the Seller (collectively, the “Mortgage Loan Purchase Agreements”).  The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreements to the Depositor pursuant to one or more assignment and assumption agreements.  Pursuant to a Pooling Agreement, dated as of November 1, 2006, among the Seller, the Depositor, Nationstar Mortgage, as a servicer (in such capacity, a “Servicer”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (a “Servicer”), Wells Fargo Bank, N.A. (“Wells Fargo Bank”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), OfficeTiger Global Real Estate Services Inc. (the “Loan Performance Advisor”) and the Trustee (the “Pooling Agreement”), the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders.  Under separate reconstitution agreements, each dated as of the Closing Date, among the Seller, the Depositor and Nationstar Mortgage or Ameriquest, as applicable (the “Reconstitution Agreements”), Nationstar Mortgage or Ameriquest, as applicable, will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of the related Mortgage Loan Purchase Agreement and Reconstitution Agreement and certain characteristics of the related Mortgage Loans.  In addition, Nationstar Mortgage or Ameriquest, as applicable, will represent and warrant in the related Reconstitution Agreement that as of the Closing Date, no related Mortgage Loan has been delinquent for more than 30 days in the 12 months prior to the closing date of the under the related Mortgage Loan Purchase Agreement.  Subject to certain limitations set forth in the related Reconstitution Agreement, Nationstar Mortgage or Ameriquest, as applicable, will be obligated to repurchase, or Nationstar Mortgage may be obligated to substitute a similar mortgage loan for, any related Mortgage Loan as to which (i) there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such related Mortgage Loan and (ii) the related mortgagor fails to make (x) with respect to a Nationstar Mortgage Loan, its September 2006 payment by November 30, 2006 or (y) with respect to an Ameriquest Mortgage Loan, its November 2006 payment within 45 days of its due date pursuant to the related Mortgage Loan Purchase Agreement.  Subject to certain limitations set forth in the Pooling Agreement, the Seller will be obligated to repurchase, or substitute a similar loan for, any Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the Seller in the Pooling Agreement, as described in “The Pooling Agreement—Assignment of Mortgage Loans” in this prospectus supplement.  The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this prospectus supplement.  The Depositor is also selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor.  No Originator will have any obligation with respect to the certificates other than the repurchase or substitution obligations of Nationstar Mortgage and Ameriquest, as applicable, with respect to the Mortgage Loans as described in this prospectus supplement.

Mortgage Pool Statistics

The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $746,969,148 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $219,262,605.

Approximately 63.38% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments.  Each such Mortgage Loan provides for the payment of a prepayment premium on certain partial prepayments and prepayments in full made during a stated period, which may be from inception to 36 months from the date of origination of that Mortgage Loan.  The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period but varies by state.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, a Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by a Servicer with respect to the waiver thereof, may have on the prepayment performance of the related Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by a Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”) creating first and/or second liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units, planned unit developments, townhomes and manufactured housing (each, a “Mortgaged Property”).

Approximately 99.27% of the Mortgage Loans are secured by first liens on the related Mortgaged Property.  Approximately 0.73% of the Mortgage Loans are secured by a mortgage that is subordinate to a senior mortgage loan on the related Mortgaged Property.

The adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the “Loan Rate”) thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”).  The first Adjustment Date for approximately 45.18% and 29.83% of the Subgroup 1 Mortgage Loans and approximately 67.06% and 10.90% of the Subgroup 2 Mortgage Loans will not occur until two years or three years, respectively, after the date of origination, in each case by aggregate Principal Balance of the related subgroup as of the Cut-off Date.  On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the “Gross Margin”).  The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the “Periodic Rate Cap”).  The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.541% per annum and a weighted average Periodic Rate Cap of approximately 1.272% per annum.  The Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the “Maximum Loan Rate”) or decrease to less than a specified minimum Loan Rate over the life of such Mortgage Loan (the “Minimum Loan Rate”).  Except for the Interest Only Mortgage Loans described below, effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted.  Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement.  None of the Mortgage Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.  See “—The Index” in this prospectus supplement.

Approximately 12.46% of the Subgroup 1 Mortgage Loans and approximately 8.77% of the Subgroup 2 Mortgage Loans (in each case by aggregate Principal Balance of the related subgroup as of the Cut-off Date) do not provide for any payments of principal for two or five years, as applicable, after origination (the “Interest Only Mortgage Loans”).  Generally, after the interest-only period for any Interest Only Mortgage Loan, the monthly payment due after each Adjustment Date will be adjusted to an amount that will fully amortize the outstanding Principal Balance over the related remaining term.

The weighted average remaining term to stated maturity of the Mortgage Loans is approximately 355 months as of the Cut-off Date.  None of the Mortgage Loans had a first Due Date prior to October 6, 2005 or after November 1, 2006 or will have a remaining term to stated maturity of less than 114 months or greater than 359 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is October 1, 2036.

Approximately 41.26% of the Mortgage Loans had a loan-to-value ratio (“LTV”) at origination (original LTVs for first lien Mortgage Loans and combined LTVs for second lien Mortgage Loans) in excess of 80.00%.  No Mortgage Loan had an LTV at origination in excess of 100.00%, and the weighted average LTV of the first lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 81.54%.  The weighted average combined LTV of the second lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 99.97%.  None of the Mortgage Loans in the Mortgage Pool will be covered by a primary mortgage insurance policy.

The LTV of a first lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the applicable originator at origination of the mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance.  The LTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage of (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan over (ii)(a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related Mortgaged Property and its appraised value determined in an appraisal obtained by the applicable originator at origination of such mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the Mortgaged Property at the time of such refinance.

As of the Cut-off Date, approximately 1.60% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) were 30 days delinquent and approximately 0.50% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) were 60 days delinquent.  As of the Cut-off Date, no Mortgage Loan has been more than 60 days delinquent since origination.  A Mortgage Loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date at origination.  If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

The Mortgage Pool

Original Principal Balances of the Mortgage Loans*

Original Principal Balance ($)	Number of Mortgage Loans	Original Principal Balance	% of Aggregate Original Principal Balance of Mortgage Loans
1 - 25,000	9	$ 206,600.00	0.02%
25,001 - 50,000	67	2,682,954.00	0.28
50,001 - 75,000	480	31,071,570.70	3.21
75,001 - 100,000	566	50,180,121.74	5.18
100,001 - 125,000	630	71,157,834.62	7.35
125,001 - 150,000	569	78,181,672.55	8.08
150,001 - 175,000	458	74,443,111.19	7.69
175,001 - 200,000	393	73,602,343.62	7.60
200,001 - 250,000	552	123,452,932.20	12.75
250,001 - 300,000	377	103,948,912.51	10.74
300,001 - 400,000	425	147,015,440.92	15.19
400,001 - 500,000	257	114,562,541.35	11.84
500,001 - 600,000	102	55,571,242.85	5.74
600,001 - 700,000	39	25,045,972.15	2.59
700,001 or greater	19	16,825,792.50	1.74
Total:	4,943	$967,949,042.90	100.00%

____________________

*

The average Principal Balance of the Mortgage Loans at origination was approximately $195,822.

Cut-off Date Principal Balances of the Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	9	$ 206,361.84	0.02%
25,001 - 50,000	71	2,858,210.88	0.30
50,001 - 75,000	477	30,848,433.75	3.19
75,001 - 100,000	567	50,194,380.21	5.19
100,001 - 125,000	632	71,311,831.21	7.38
125,001 - 150,000	565	77,541,291.02	8.03
150,001 - 175,000	463	75,181,397.37	7.78
175,001 - 200,000	391	73,186,458.55	7.57
200,001 - 250,000	551	123,104,725.29	12.74
250,001 - 300,000	380	104,760,017.39	10.84
300,001 - 400,000	421	145,661,364.37	15.08
400,001 - 500,000	256	114,033,214.50	11.80
500,001 - 600,000	102	55,514,252.95	5.75
600,001 - 700,000	39	25,020,282.06	2.59
700,001 or greater	19	16,809,532.57	1.74
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $195,475.

FICO Scores for the Mortgage Loans*

FICO Score	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
500	21	$ 2,919,151.65	0.30%
501 - 525	593	89,759,293.89	9.29
526 - 550	727	112,724,188.50	11.67
551 - 575	245	48,587,686.80	5.03
576 - 600	588	116,565,892.04	12.06
601 - 625	846	171,645,763.23	17.76
626 - 650	908	192,427,389.86	19.92
651 - 675	531	111,778,848.42	11.57
676 - 700	236	53,790,054.66	5.57
701 - 725	110	29,194,792.80	3.02
726 - 750	66	15,908,963.00	1.65
751 - 775	48	12,504,944.02	1.29
776 - 800	22	7,804,459.21	0.81
801 - 825	2	620,325.88	0.06
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Mortgage Loans as of the Cut-off Date was approximately 613.

Original Terms to Stated Maturity of the Mortgage Loans*

Original Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
120 or less	10	$ 790,661.52	0.08%
121 - 180	45	4,920,199.02	0.51
181 - 240	32	3,407,981.93	0.35
241 - 300	4	513,420.01	0.05
301 - 360	4,852	956,599,491.48	99.00
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average original term of the Mortgage Loans was approximately 358 months.

Remaining Terms to Stated Maturity of the Mortgage Loans*

Remaining Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
180 or less	55	$ 5,710,860.54	0.59%
181 - 348	39	4,439,334.21	0.46
349 - 360	4,849	956,081,559.21	98.95
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average remaining term of the Mortgage Loans was approximately 355 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Single Family	3,671	$700,243,455.99	72.47%
PUD*	780	165,745,840.70	17.15
Condominium	306	57,609,810.95	5.96
Two- to Four- Family	131	32,698,197.28	3.38
Townhome	52	9,055,239.86	0.94
Manufactured Housing	3	879,209.18	0.09
Total:	4,943	$966,231,753.96	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans*

Occupancy Status	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	4,639	$917,995,452.42	95.01%
Investment Property	265	40,780,199.55	4.22
Second Home	39	7,456,101.99	0.77
Total:	4,943	$966,231,753.96	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Refinance - Cash Out	2,607	$496,695,640.40	51.41%
Purchase	1,743	355,655,255.20	36.81
Refinance - Rate/Term	593	113,880,858.36	11.79
Total:	4,943	$966,231,753.96	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans*

Original Loan-to-Value Ratio** (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	120	$ 11,721,565.34	1.21%
50.01 - 60.00	126	17,929,805.43	1.86
60.01 - 70.00	469	89,475,350.97	9.26
70.01 - 75.00	344	59,544,139.42	6.16
75.01 - 80.00	1,928	388,849,465.79	40.24
80.01 - 85.00	435	84,516,798.72	8.75
85.01 - 90.00	666	134,651,486.62	13.94
90.01 - 95.00	471	105,289,730.84	10.90
95.01 - 100.00	384	74,253,410.83	7.68
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Mortgage Loans as of the Cut-off Date was approximately 81.54%.  The weighted average combined loan-to-value ratio of the second lien Mortgage Loans as of the Cut-off Date was approximately 99.97%.

**

Original loan-to-value ratio for first lien Mortgage Loans and combined loan-to-value ratio for second lien Mortgage Loans.

Geographic Distribution of the Mortgaged Properties*

Location	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Alabama	11	$ 1,674,218.25	0.17%
Alaska	8	1,602,459.96	0.17
Arizona	329	63,844,731.07	6.61
Arkansas	5	484,550.89	0.05
California	706	247,272,771.07	25.59
Colorado	111	20,145,621.26	2.08
Connecticut	57	11,690,340.02	1.21
Delaware	25	3,482,935.74	0.36
Florida	622	120,954,378.65	12.52
Georgia	98	13,655,711.31	1.41
Hawaii	8	3,600,827.68	0.37
Idaho	15	2,123,003.03	0.22
Illinois	225	42,851,762.31	4.43
Indiana	81	8,791,653.16	0.91
Iowa	28	2,362,660.68	0.24
Kansas	22	2,482,032.56	0.26
Kentucky	33	3,788,848.67	0.39
Louisiana	52	5,562,917.63	0.58
Maine	13	1,813,881.97	0.19
Maryland	186	40,202,132.90	4.16
Massachusetts	64	16,387,595.50	1.70
Michigan	136	18,200,507.33	1.88
Minnesota	63	10,136,837.69	1.05
Mississippi	11	1,712,522.73	0.18
Missouri	90	9,922,586.41	1.03
Montana	4	464,386.06	0.05
Nebraska	8	833,988.54	0.09
Nevada	82	20,651,456.78	2.14
New Hampshire	31	5,975,612.64	0.62
New Jersey	161	42,306,659.43	4.38
New Mexico	38	5,520,045.65	0.57
New York	131	34,605,723.10	3.58
North Carolina	97	12,414,750.88	1.28
North Dakota	1	21,851.92	0.00
Ohio	112	11,737,946.40	1.21
Oklahoma	59	5,676,173.99	0.59
Oregon	39	7,764,437.71	0.80
Pennsylvania	143	19,044,529.62	1.97
Rhode Island	15	4,045,636.27	0.42
South Carolina	61	7,834,376.48	0.81
South Dakota	4	372,212.45	0.04
Tennessee	65	8,156,820.59	0.84
Texas	557	62,341,377.23	6.45
Utah	43	7,504,051.73	0.78
Vermont	20	2,910,761.59	0.30
Virginia	133	25,744,903.19	2.66
Washington	89	19,133,491.08	1.98
West Virginia	5	647,851.85	0.07
Wisconsin	38	4,604,886.11	0.48
Wyoming	8	1,170,334.20	0.12
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The greatest ZIP Code geographic concentration of Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.42% in the 92345 ZIP Code.

Documentation Level of the Mortgage Loans*

Documentation Level	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	3,452	$622,577,208.09	64.43%
Stated Income	1,214	278,499,414.92	28.82
Limited Documentation	277	65,155,130.95	6.74
Total:	4,943	$966,231,753.96	100.00%

____________________

*

For a description of each documentation level, see “The Originators” in this prospectus supplement.

Current Loan Rates of the Mortgage Loans*

Current Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
5.001 - 5.500	1	$ 368,000.00	0.04%
5.501 - 6.000	17	3,911,721.78	0.40
6.001 - 6.500	94	27,556,000.29	2.85
6.501 - 7.000	327	89,540,027.61	9.27
7.001 - 7.500	498	117,957,227.64	12.21
7.501 - 8.000	789	175,184,458.11	18.13
8.001 - 8.500	657	127,538,874.86	13.20
8.501 - 9.000	754	144,743,579.80	14.98
9.001 - 9.500	432	75,347,668.18	7.80
9.501 - 10.000	520	86,102,061.06	8.91
10.001 - 10.500	357	52,817,587.97	5.47
10.501 - 11.000	226	35,820,696.60	3.71
11.001 - 11.500	80	9,879,504.70	1.02
11.501 - 12.000	82	9,790,360.69	1.01
12.001 - 12.500	71	5,804,734.22	0.60
12.501 - 13.000	35	3,576,530.72	0.37
13.001 - 13.500	3	292,719.73	0.03
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average Current Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 8.469% per annum.

Maximum Loan Rates of the Mortgage Loans*

Maximum Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,481	$219,262,605.49	22.69%
11.001 - 11.500	2	617,160.14	0.06
11.501 - 12.000	7	1,581,960.01	0.16
12.001 - 12.500	23	8,741,080.82	0.90
12.501 - 13.000	100	31,358,670.27	3.25
13.001 - 13.500	200	58,467,216.01	6.05
13.501 - 14.000	379	96,428,243.89	9.98
14.001 - 14.500	380	88,265,558.24	9.14
14.501 - 15.000	552	121,323,841.17	12.56
15.001 - 15.500	438	87,442,813.94	9.05
15.501 - 16.000	482	101,382,507.36	10.49
16.001 - 16.500	267	48,132,305.00	4.98
16.501 - 17.000	306	53,225,150.38	5.51
17.001 - 17.500	223	32,341,640.73	3.35
17.501 - 18.000	90	15,697,432.42	1.62
18.001 - 18.500	8	1,035,521.47	0.11
18.501 - 19.000	4	859,683.32	0.09
19.001 - 19.500	1	68,363.30	0.01
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.976% per annum.

Gross Margins of the Mortgage Loans*

Gross Margins (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,481	$219,262,605.49	22.69%
2.501 - 3.000	3	617,511.59	0.06
3.001 - 3.500	8	1,658,252.93	0.17
3.501 - 4.000	7	2,014,926.77	0.21
4.001 - 4.500	210	46,878,459.34	4.85
4.501 - 5.000	134	35,032,302.11	3.63
5.001 - 5.500	210	48,158,292.02	4.98
5.501 - 6.000	1,532	369,833,050.30	38.28
6.001 - 6.500	362	73,777,182.96	7.64
6.501 - 7.000	299	55,782,515.39	5.77
7.001 - 7.500	251	42,004,198.18	4.35
7.501 - 8.000	324	50,750,878.26	5.25
8.001 - 8.500	101	17,448,932.28	1.81
8.501 - 9.000	17	2,441,682.34	0.25
9.001 - 9.500	2	418,026.28	0.04
9.501 - 10.000	2	152,937.72	0.02
Total:	4,943	$966,231,753.96	100.00%

____________________

*

The weighted average Gross Margin of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.091% per annum.

Next Rate Adjustment Date for the Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,481	$219,262,605.49	22.69%
December 2006	2	504,901.80	0.05
January 2007	1	151,528.31	0.02
November 2007	1	69,348.04	0.01
January 2008	1	49,728.95	0.01
March 2008	6	891,553.23	0.09
April 2008	87	15,963,065.44	1.65
May 2008	436	86,610,265.17	8.96
June 2008	487	98,033,084.64	10.15
July 2008	487	95,897,829.47	9.92
August 2008	410	83,933,320.08	8.69
September 2008	718	181,333,823.61	18.77
October 2008	143	33,687,836.23	3.49
March 2009	1	123,547.13	0.01
April 2009	10	1,667,538.24	0.17
May 2009	45	6,887,018.07	0.71
June 2009	32	4,251,759.58	0.44
July 2009	35	5,992,787.30	0.62
August 2009	36	8,277,619.70	0.86
September 2009	444	101,616,077.13	10.52
October 2009	80	21,026,516.35	2.18
Total:	4,943	$966,231,753.96	100.00%

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
ARM - 2/28(1)	1,684	$292,838,224.21	30.31%
ARM - 2/28 - 2 Yr IO(2)	1	108,800.00	0.01
ARM - 2/28 - 40 Yr Balloon(3)	732	187,260,998.66	19.38
ARM - 2/28 - 40 Yr Dual(4)	201	63,038,232.37	6.52
ARM - 2/28 - 5 Yr IO(5)	158	53,223,599.62	5.51
ARM - 3/12(6)	1	63,685.31	0.01
ARM - 3/17 - 5 Yr IO(7)	2	662,500.00	0.07
ARM - 3/27(8)	445	83,229,465.36	8.61
ARM - 3/27 - 40 Yr Balloon(9)	33	6,897,779.53	0.71
ARM - 3/27 - 40 Yr Dual(10)	113	31,262,515.16	3.24
ARM - 3/27 - 5 Yr IO(11)	89	27,726,918.14	2.87
ARM - 6 Month(12)	3	656,430.11	0.07
Fixed - Balloon 40/30(13)	98	22,908,798.38	2.37
Fixed - 10 Yr	10	790,661.52	0.08
Fixed - 12 Yr	1	58,815.89	0.01
Fixed - 15 Yr	43	4,797,697.82	0.50
Fixed - 17 Yr	1	62,767.48	0.01
Fixed - 20 Yr	29	2,682,714.45	0.28
Fixed - 25 Yr	4	513,420.01	0.05
Fixed - 28 Yr	2	448,584.23	0.05
Fixed - 30 Yr	1,176	157,263,883.77	16.28
Fixed - 30 Yr - 40 Yr Dual(14)	79	18,056,482.96	1.87
Fixed - 30 Yr - 5 Yr IO(15)	38	11,678,778.98	1.21
Total:	4,943	$966,231,753.96	100.00%

____________________

(1)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for two years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/12 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/17 ARM - 5 Yr IO refers to a 20 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

3/27 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)

ARM - 6 Month refers to a 30 year Mortgage Loan with a Loan Rate that adjusts semi-annually based upon the six-month LIBOR index.

(13)

Fixed - Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(14)

Fixed - 30Yr - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

(15)

Fixed - 30 Yr - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.

Original Term to Expiration of Prepayment Penalty of the Mortgage Loans

Original Term to Prepayment Penalty Expiration (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,955	$353,811,535.13	36.62%
12	173	46,690,908.20	4.83
24	1,135	250,625,026.73	25.94
36	1,680	315,104,283.90	32.61
Total:	4,943	$966,231,753.96	100.00%

Credit Grade of the Mortgage Loans*

Credit Grade	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
I	1,796	$401,714,952.15	41.58%
II	29	4,969,214.67	0.51
III	9	1,922,580.86	0.20
IV	23	5,009,928.78	0.52
V	3	455,509.52	0.05
2A	32	5,316,875.65	0.55
3A	25	4,459,899.73	0.46
4A	31	5,608,592.69	0.58
5A	40	8,037,362.06	0.83
6A	24	4,791,500.07	0.50
7A	6	882,765.15	0.09
8A	7	758,000.18	0.08
A	47	8,661,269.21	0.90
A-1	770	154,512,360.32	15.99
A-2	424	66,250,963.82	6.86
A+	938	187,342,195.67	19.39
B	507	74,459,352.70	7.71
C	12	1,817,949.06	0.19
C-1	119	16,912,510.65	1.75
C-2	85	10,439,290.55	1.08
D	16	1,908,680.47	0.20
Total:	4,943	$966,231,753.96	100.00%

____________________

*

For a description of each credit grade, see “The Originators” in this prospectus supplement.

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
First Lien	4,832	$959,213,047.08	99.27%
Second Lien	111	7,018,706.88	0.73
Total:	4,943	$966,231,753.96	100.00%

Subgroup 1 Mortgage Loans

Original Principal Balances of the Subgroup 1 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Original Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 1 Mortgage Loans
1 - 25,000	9	$ 206,600.00	0.09%
25,001 - 50,000	49	1,870,624.00	0.79
50,001 - 75,000	92	5,960,118.00	2.53
75,001 - 100,000	153	13,589,290.00	5.77
100,001 - 125,000	143	16,173,040.60	6.87
125,001 - 150,000	169	23,225,300.25	9.86
150,001 - 175,000	145	23,581,294.00	10.01
175,001 - 200,000	130	24,389,671.00	10.35
200,001 - 250,000	168	37,565,132.00	15.95
250,001 - 300,000	119	32,910,446.00	13.97
300,001 - 400,000	126	43,761,670.00	18.58
400,001 - 500,000	26	11,198,353.00	4.75
500,001 - 600,000	2	1,111,750.00	0.47
Total:	1,331	$235,543,288.85	100.00%

____________________

*

The average Principal Balance of the Subgroup 1 Mortgage Loans at origination was approximately $176,967.

Cut-off Date Principal Balances of the Subgroup 1 Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	9	$ 206,361.84	0.09%
25,001 - 50,000	49	1,868,507.78	0.79
50,001 - 75,000	92	5,952,114.81	2.53
75,001 - 100,000	153	13,572,640.92	5.77
100,001 - 125,000	144	16,278,502.37	6.92
125,001 - 150,000	168	23,076,580.57	9.81
150,001 - 175,000	145	23,557,499.30	10.01
175,001 - 200,000	130	24,364,748.32	10.35
200,001 - 250,000	168	37,523,758.00	15.95
250,001 - 300,000	119	32,887,117.37	13.98
300,001 - 400,000	126	43,724,144.39	18.58
400,001 - 500,000	26	11,188,271.82	4.75
500,001 - 600,000	2	1,110,891.73	0.47
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 1 Mortgage Loans was approximately $176,793.

FICO Scores for the Subgroup 1 Mortgage Loans*

FICO Score	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
500	3	$ 667,614.98	0.28%
501 - 525	75	12,518,014.32	5.32
526 - 550	115	20,842,055.20	8.86
551 - 575	159	27,053,807.86	11.50
576 - 600	177	30,801,796.51	13.09
601 - 625	322	58,311,870.61	24.78
626 - 650	260	44,499,309.29	18.91
651 - 675	136	25,040,851.75	10.64
676 - 700	53	10,192,920.11	4.33
701 - 725	14	2,124,250.96	0.90
726 - 750	14	2,511,000.74	1.07
776 - 800	3	747,646.89	0.32
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 608.

Original Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Original Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
120 or less	3	$ 259,324.26	0.11%
121 - 180	10	1,550,154.22	0.66
181 - 240	7	665,326.99	0.28
241 - 300	1	88,066.46	0.04
301 - 360	1,310	232,748,267.29	98.91
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average original term of the Subgroup 1 Mortgage Loans was approximately 358 months.

Remaining Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
180 or less	13	$ 1,809,478.48	0.77%
181 - 348	8	753,393.45	0.32
349 - 360	1,310	232,748,267.29	98.91
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average remaining term of the Subgroup 1 Mortgage Loans was approximately 356 months.

Property Types of the Subgroup 1 Mortgage Loans

Property Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Single Family	1,037	$178,902,693.99	76.03%
PUD*	129	23,472,923.19	9.98
Two- to Four- Family	82	19,126,204.52	8.13
Condominium	83	13,809,317.52	5.87
Total:	1,331	$235,311,139.22	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 1 Mortgage Loans*

Occupancy Status	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	1,097	$197,406,052.21	83.89%
Investment Property	214	34,354,068.35	14.60
Second Home	20	3,551,018.66	1.51
Total:	1,331	$235,311,139.22	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 1 Mortgage Loans

Purpose	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Refinance - Cash Out	896	$177,607,263.19	75.48%
Purchase	311	37,531,781.17	15.95
Refinance - Rate/Term	124	20,172,094.86	8.57
Total:	1,331	$235,311,139.22	100.00%

Original Loan-to-Value Ratios of the Subgroup 1 Mortgage Loans*

Original Loan-to-Value Ratio** (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	10	$ 1,510,858.91	0.64%
50.01 - 60.00	32	6,227,431.93	2.65
60.01 - 70.00	217	41,404,081.79	17.60
70.01 - 75.00	118	20,888,655.31	8.88
75.01 - 80.00	228	38,804,205.63	16.49
80.01 - 85.00	178	36,428,735.43	15.48
85.01 - 90.00	320	58,837,635.74	25.00
90.01 - 95.00	132	23,990,932.64	10.20
95.01 - 100.00	96	7,218,601.84	3.07
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 81.02%.  The weighted average original combined loan-to-value ratios of the second lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 100.00%.

**

Original loan-to-value ratio for the first lien Mortgage Loans and combined Loan-to-value ratio for second lien Mortgage Loans.

Geographic Distribution of the Subgroup 1 Mortgaged Properties*

Location	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Alabama	7	$ 608,061.22	0.26%
Alaska	6	1,132,406.98	0.48
Arizona	97	17,270,996.62	7.34
Arkansas	1	89,653.03	0.04
California	131	37,581,276.89	15.97
Colorado	35	5,072,944.69	2.16
Connecticut	11	2,426,259.14	1.03
Delaware	10	1,527,805.38	0.65
Florida	134	25,045,854.24	10.64
Georgia	5	1,153,105.57	0.49
Hawaii	2	702,355.07	0.30
Idaho	4	577,241.39	0.25
Illinois	138	23,428,798.98	9.96
Indiana	28	3,148,899.43	1.34
Iowa	6	555,704.80	0.24
Kansas	10	948,497.96	0.40
Kentucky	6	587,995.56	0.25
Louisiana	22	2,466,211.63	1.05
Maine	6	764,101.01	0.32
Maryland	88	18,143,741.25	7.71
Massachusetts	23	5,842,249.54	2.48
Michigan	45	5,388,811.74	2.29
Minnesota	35	4,971,630.75	2.11
Mississippi	5	688,165.61	0.29
Missouri	41	4,420,313.11	1.88
Montana	1	128,038.25	0.05
Nebraska	7	732,914.51	0.31
Nevada	18	3,895,826.47	1.66
New Hampshire	4	816,949.48	0.35
New Jersey	61	15,405,399.43	6.55
New Mexico	11	1,758,236.95	0.75
New York	36	10,276,923.88	4.37
North Carolina	18	2,239,250.36	0.95
North Dakota	1	21,851.92	0.01
Ohio	33	3,366,559.25	1.43
Oklahoma	20	2,110,943.23	0.90
Oregon	10	2,073,094.34	0.88
Pennsylvania	38	5,743,604.02	2.44
Rhode Island	3	536,199.31	0.23
South Carolina	11	1,191,390.96	0.51
South Dakota	3	311,700.66	0.13
Tennessee	11	1,268,695.78	0.54
Texas	85	8,873,856.43	3.77
Utah	22	3,285,471.30	1.40
Vermont	1	100,239.96	0.04
Washington	20	4,243,855.08	1.80
Wisconsin	16	1,821,569.30	0.77
Wyoming	5	565,486.76	0.24
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The greatest ZIP Code geographic concentration of Subgroup 1 Mortgage Loans, by Subgroup 1 Cut-off Date Principal Balance, was approximately 0.49% in the 93550 ZIP Code.

Documentation Level of the Subgroup 1 Mortgage Loans*

Documentation Level	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	863	$149,214,693.68	63.41%
Stated Income	361	65,500,172.40	27.84
Limited Documentation	107	20,596,273.14	8.75
Total:	1,331	$235,311,139.22	100.00%

____________________

*

For a description of each documentation level, see “The Originators” in this prospectus supplement.

Current Loan Rates of the Subgroup 1 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
5.501 - 6.000	5	$ 1,018,164.02	0.43%
6.001 - 6.500	19	4,373,132.33	1.86
6.501 - 7.000	84	19,202,235.94	8.16
7.001 - 7.500	155	33,653,258.99	14.30
7.501 - 8.000	232	47,364,128.33	20.13
8.001 - 8.500	171	32,366,307.22	13.75
8.501 - 9.000	209	34,995,447.89	14.87
9.001 - 9.500	111	18,463,654.81	7.85
9.501 - 10.000	143	20,578,471.03	8.75
10.001 - 10.500	79	10,872,475.75	4.62
10.501 - 11.000	58	6,821,686.63	2.90
11.001 - 11.500	26	2,842,944.18	1.21
11.501 - 12.000	17	1,774,042.83	0.75
12.001 - 12.500	18	802,626.87	0.34
12.501 - 13.000	3	143,307.85	0.06
13.001 - 13.500	1	39,254.55	0.02
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average Current Loan Rate of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 8.417% per annum.

Maximum Loan Rates of the Subgroup 1 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	404	$ 58,809,356.93	24.99%
11.501 - 12.000	4	623,164.02	0.26
12.001 - 12.500	10	2,540,678.83	1.08
12.501 - 13.000	49	11,578,286.76	4.92
13.001 - 13.500	97	22,948,143.90	9.75
13.501 - 14.000	157	33,528,983.90	14.25
14.001 - 14.500	121	25,353,988.43	10.77
14.501 - 15.000	160	28,044,998.66	11.92
15.001 - 15.500	87	15,265,426.15	6.49
15.501 - 16.000	106	17,853,790.38	7.59
16.001 - 16.500	64	9,405,125.39	4.00
16.501 - 17.000	45	5,852,445.93	2.49
17.001 - 17.500	19	2,313,138.51	0.98
17.501 - 18.000	6	1,052,187.18	0.45
18.001 - 18.500	2	141,424.25	0.06
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.507% per annum.

Gross Margins of the Subgroup 1 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	404	$ 58,809,356.93	24.99%
2.501 - 3.000	2	405,663.84	0.17
3.001 - 3.500	4	425,664.64	0.18
3.501 - 4.000	2	403,306.56	0.17
4.001 - 4.500	120	22,306,962.51	9.48
4.501 - 5.000	12	2,486,557.03	1.06
5.001 - 5.500	11	2,183,839.11	0.93
5.501 - 6.000	775	148,077,728.04	62.93
6.001 - 6.500	1	212,060.56	0.09
Total:	1,331	$235,311,139.22	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 5.763% per annum.

Next Rate Adjustment Date for the Subgroup 1 Mortgage Loans

Next Rate Adjustment Date	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	404	$ 58,809,356.93	24.99%
June 2008	4	598,080.77	0.25
July 2008	9	1,864,186.22	0.79
August 2008	6	1,384,360.57	0.59
September 2008	431	83,541,919.39	35.50
October 2008	107	18,914,277.50	8.04
June 2009	2	192,119.29	0.08
July 2009	3	482,858.50	0.21
August 2009	6	995,475.46	0.42
September 2009	305	56,853,556.65	24.16
October 2009	54	11,674,947.94	4.96
Total:	1,331	$235,311,139.22	100.00%

Product Type of the Subgroup 1 Mortgage Loans

Product Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
ARM - 2/28(1)	391	$ 67,262,787.93	28.58%
ARM - 2/28 - 40 Yr Dual(2)	114	24,617,626.24	10.46
ARM - 2/28 - 5 Yr IO(3)	52	14,422,410.28	6.13
ARM - 3/12(4)	1	63,685.31	0.03
ARM - 3/17 - 5 Yr IO(5)	1	150,500.00	0.06
ARM - 3/27(6)	253	42,886,467.33	18.23
ARM - 3/27 - 40 Yr Dual(7)	76	17,086,858.74	7.26
ARM - 3/27 - 5 Yr IO(8)	39	10,011,446.46	4.25
Fixed - 10Yr	3	259,324.26	0.11
Fixed - 15Yr	9	1,486,468.91	0.63
Fixed - 20Yr	6	514,826.99	0.22
Fixed - 25Yr	1	88,066.46	0.04
Fixed - 30Yr	322	43,286,252.97	18.40
Fixed - 30Yr - 40 Yr Dual(9)	43	8,436,917.66	3.59
Fixed - 30Yr - 5 Yr IO(10)	20	4,737,499.68	2.01
Total:	1,331	$235,311,139.22	100.00%

____________________

(1)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

3/12 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(5)

3/17 ARM - 5 Yr IO refers to a 20 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

Fixed - 30 Yr - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

(10)

Fixed - 30 Yr - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.

Original Term to Expiration of Prepayment Penalty of the Subgroup 1 Mortgage Loans

Original Term to Prepayment Penalty Expiration (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	565	$ 96,981,391.16	41.21%
12	55	11,917,512.74	5.06
24	373	69,225,210.27	29.42
36	338	57,187,025.05	24.30
Total:	1,331	$235,311,139.22	100.00%

Credit Grade of the Subgroup 1 Mortgage Loans*

Credit Grade	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
I	1,092	$193,694,865.79	82.31%
II	25	4,601,374.76	1.96
III	8	1,488,783.35	0.63
IV	19	3,549,951.32	1.51
V	2	315,648.16	0.13
2A	24	3,531,619.93	1.50
3A	20	3,242,665.65	1.38
4A	23	4,137,236.61	1.76
5A	29	5,325,148.40	2.26
6A	17	3,466,280.27	1.47
7A	5	736,869.49	0.31
8A	3	320,282.68	0.14
A	44	7,787,244.37	3.31
B	7	1,032,930.67	0.44
C	12	1,817,949.06	0.77
D	1	262,288.71	0.11
Total:	1,331	$235,311,139.22	100.00%

____________________

*

For a description of each credit grade, see “The Originators” in this prospectus supplement.

Lien Position of the Subgroup 1 Mortgage Loans

Lien Position	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
First Lien	1,271	$232,983,787.23	99.01%
Second Lien	60	2,327,351.99	0.99
Total:	1,331	$235,311,139.22	100.00%

Subgroup 2 Mortgage Loans

Original Principal Balances of the Subgroup 2 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Original Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 2 Mortgage Loans
25,001 - 50,000	18	$ 812,330.00	0.11%
50,001 - 75,000	388	25,111,452.70	3.43
75,001 - 100,000	413	36,590,831.74	5.00
100,001 - 125,000	487	54,984,794.02	7.51
125,001 - 150,000	400	54,956,372.30	7.50
150,001 - 175,000	313	50,861,817.19	6.94
175,001 - 200,000	263	49,212,672.62	6.72
200,001 - 250,000	384	85,887,800.20	11.73
250,001 - 300,000	258	71,038,466.51	9.70
300,001 - 400,000	299	103,253,770.92	14.10
400,001 - 500,000	231	103,364,188.35	14.11
500,001 - 600,000	100	54,459,492.85	7.44
600,001 - 700,000	39	25,045,972.15	3.42
700,001 or greater	19	16,825,792.50	2.30
Total:	3,612	$732,405,754.05	100.00%

____________________

*

The average Principal Balance of the Subgroup 2 Mortgage Loans at origination was approximately $202,770.

Cut-off Date Principal Balances of the Subgroup 2 Mortgage Loans*

Cut–off Date Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
25,001 - 50,000	22	$ 989,703.10	0.14%
50,001 - 75,000	385	24,896,318.94	3.41
75,001 - 100,000	414	36,621,739.29	5.01
100,001 - 125,000	488	55,033,328.84	7.53
125,001 - 150,000	397	54,464,710.45	7.45
150,001 - 175,000	318	51,623,898.07	7.06
175,001 - 200,000	261	48,821,710.23	6.68
200,001 - 250,000	383	85,580,967.29	11.71
250,001 - 300,000	261	71,872,900.02	9.83
300,001 - 400,000	295	101,937,219.98	13.95
400,001 - 500,000	230	102,844,942.68	14.07
500,001 - 600,000	100	54,403,361.22	7.44
600,001 - 700,000	39	25,020,282.06	3.42
700,001 or greater	19	16,809,532.57	2.30
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 2 Mortgage Loans was approximately $202,359.

FICO Scores for the Subgroup 2 Mortgage Loans*

FICO Score	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
500	18	$ 2,251,536.67	0.31%
501 - 525	518	77,241,279.57	10.57
526 - 550	612	91,882,133.30	12.57
551 - 575	86	21,533,878.94	2.95
576 - 600	411	85,764,095.53	11.73
601 - 625	524	113,333,892.62	15.51
626 - 650	648	147,928,080.57	20.24
651 - 675	395	86,737,996.67	11.87
676 - 700	183	43,597,134.55	5.96
701 - 725	96	27,070,541.84	3.70
726 - 750	52	13,397,962.26	1.83
751 - 775	48	12,504,944.02	1.71
776 - 800	19	7,056,812.32	0.97
801 - 825	2	620,325.88	0.08
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 614.

Original Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Original Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
120 or less	7	$ 531,337.26	0.07%
121 - 180	35	3,370,044.80	0.46
181 - 240	25	2,742,654.94	0.38
241 - 300	3	425,353.55	0.06
301 - 360	3,542	723,851,224.19	99.03
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average original term of the Subgroup 2 Mortgage Loans was approximately 358 months.

Remaining Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
180 or less	42	$3,901,382.06	0.53%
181 - 348	31	3,685,940.76	0.50
349 - 360	3,539	723,333,291.92	98.96
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average remaining term of the Subgroup 2 Mortgage Loans was approximately 355 months.

Property Types of the Subgroup 2 Mortgage Loans

Property Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Single Family	2,634	$521,340,762.00	71.33%
PUD*	651	142,272,917.51	19.46
Condominium	223	43,800,493.43	5.99
Two- to Four- Family	49	13,571,992.76	1.86
Townhome	52	9,055,239.86	1.24
Manufactured Housing	3	879,209.18	0.12
Total:	3,612	$730,920,614.74	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 2 Mortgage Loans*

Occupancy Status	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	3,542	$720,589,400.21	98.59%
Investment Property	51	6,426,131.20	0.88
Second Home	19	3,905,083.33	0.53
Total:	3,612	$730,920,614.74	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 2 Mortgage Loans

Purpose	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Refinance - Cash Out	1,711	$319,088,377.21	43.66%
Purchase	1,432	318,123,474.03	43.52
Refinance - Rate/Term	469	93,708,763.50	12.82
Total:	3,612	$730,920,614.74	100.00%

Original Loan-to-Value Ratios of the Subgroup 2 Mortgage Loans *

Original Loan-to-Value Ratio** (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	110	$10,210,706.43	1.40%
50.01 - 60.00	94	11,702,373.50	1.60
60.01 - 70.00	252	48,071,269.18	6.58
70.01 - 75.00	226	38,655,484.11	5.29
75.01 - 80.00	1,700	350,045,260.16	47.89
80.01 - 85.00	257	48,088,063.29	6.58
85.01 - 90.00	346	75,813,850.88	10.37
90.01 - 95.00	339	81,298,798.20	11.12
95.01 - 100.00	288	67,034,808.99	9.17
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 81.71%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 99.96%.

**

Original loan-to-value ratio for first lien Mortgage Loans and combined loan-to-value ratio for second lien Mortgage Loans.

Geographic Distribution of the Subgroup 2 Mortgaged Properties*

Location	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Alabama	4	$ 1,066,157.03	0.15%
Alaska	2	470,052.98	0.06
Arizona	232	46,573,734.45	6.37
Arkansas	4	394,897.86	0.05
California	575	209,691,494.18	28.69
Colorado	76	15,072,676.57	2.06
Connecticut	46	9,264,080.88	1.27
Delaware	15	1,955,130.36	0.27
Florida	488	95,908,524.41	13.12
Georgia	93	12,502,605.74	1.71
Hawaii	6	2,898,472.61	0.40
Idaho	11	1,545,761.64	0.21
Illinois	87	19,422,963.33	2.66
Indiana	53	5,642,753.73	0.77
Iowa	22	1,806,955.88	0.25
Kansas	12	1,533,534.60	0.21
Kentucky	27	3,200,853.11	0.44
Louisiana	30	3,096,706.00	0.42
Maine	7	1,049,780.96	0.14
Maryland	98	22,058,391.65	3.02
Massachusetts	41	10,545,345.96	1.44
Michigan	91	12,811,695.59	1.75
Minnesota	28	5,165,206.94	0.71
Mississippi	6	1,024,357.12	0.14
Missouri	49	5,502,273.30	0.75
Montana	3	336,347.81	0.05
Nebraska	1	101,074.03	0.01
Nevada	64	16,755,630.31	2.29
New Hampshire	27	5,158,663.16	0.71
New Jersey	100	26,901,260.00	3.68
New Mexico	27	3,761,808.70	0.51
New York	95	24,328,799.22	3.33
North Carolina	79	10,175,500.52	1.39
Ohio	79	8,371,387.15	1.15
Oklahoma	39	3,565,230.76	0.49
Oregon	29	5,691,343.37	0.78
Pennsylvania	105	13,300,925.60	1.82
Rhode Island	12	3,509,436.96	0.48
South Carolina	50	6,642,985.52	0.91
South Dakota	1	60,511.79	0.01
Tennessee	54	6,888,124.81	0.94
Texas	472	53,467,520.80	7.32
Utah	21	4,218,580.43	0.58
Vermont	19	2,810,521.63	0.38
Virginia	133	25,744,903.19	3.52
Washington	69	14,889,636.00	2.04
West Virginia	5	647,851.85	0.09
Wisconsin	22	2,783,316.81	0.38
Wyoming	3	604,847.44	0.08
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The greatest ZIP Code geographic concentration of Subgroup 2 Mortgage Loans, by Subgroup 2 Cut-off Date Principal Balance, was approximately 0.55% in the 92532 ZIP Code.

Documentation Level of the Subgroup 2 Mortgage Loans*

Documentation Level	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	2,589	$473,362,514.41	64.76%
Stated Income	853	212,999,242.52	29.14
Limited Documentation	170	44,558,857.81	6.10
Total:	3,612	$730,920,614.74	100.00%

____________________

*

For a description of each documentation level, see “The Originators” in this prospectus supplement.

Current Loan Rates of the Subgroup 2 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
5.001 - 5.500	1	$368,000.00	0.05%
5.501 - 6.000	12	2,893,557.76	0.40
6.001 - 6.500	75	23,182,867.96	3.17
6.501 - 7.000	243	70,337,791.67	9.62
7.001 - 7.500	343	84,303,968.65	11.53
7.501 - 8.000	557	127,820,329.78	17.49
8.001 - 8.500	486	95,172,567.64	13.02
8.501 - 9.000	545	109,748,131.91	15.02
9.001 - 9.500	321	56,884,013.37	7.78
9.501 - 10.000	377	65,523,590.03	8.96
10.001 - 10.500	278	41,945,112.22	5.74
10.501 - 11.000	168	28,999,009.97	3.97
11.001 - 11.500	54	7,036,560.52	0.96
11.501 - 12.000	65	8,016,317.86	1.10
12.001 - 12.500	53	5,002,107.35	0.68
12.501 - 13.000	32	3,433,222.87	0.47
13.001 - 13.500	2	253,465.18	0.03
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average Current Loan Rate of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 8.486% per annum.

Maximum Loan Rates of the Subgroup 2 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,077	$160,453,248.56	21.95%
11.001 - 11.500	2	617,160.14	0.08
11.501 - 12.000	3	958,795.99	0.13
12.001 - 12.500	13	6,200,401.99	0.85
12.501 - 13.000	51	19,780,383.51	2.71
13.001 - 13.500	103	35,519,072.11	4.86
13.501 - 14.000	222	62,899,259.99	8.61
14.001 - 14.500	259	62,911,569.81	8.61
14.501 - 15.000	392	93,278,842.51	12.76
15.001 - 15.500	351	72,177,387.79	9.87
15.501 - 16.000	376	83,528,716.98	11.43
16.001 - 16.500	203	38,727,179.61	5.30
16.501 - 17.000	261	47,372,704.45	6.48
17.001 - 17.500	204	30,028,502.22	4.11
17.501 - 18.000	84	14,645,245.24	2.00
18.001 - 18.500	6	894,097.22	0.12
18.501 - 19.000	4	859,683.32	0.12
19.001 - 19.500	1	68,363.30	0.01
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 15.121% per annum.

Gross Margins of the Subgroup 2 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,077	$160,453,248.56	21.95%
2.501 - 3.000	1	211,847.75	0.03
3.001 - 3.500	4	1,232,588.29	0.17
3.501 - 4.000	5	1,611,620.21	0.22
4.001 - 4.500	90	24,571,496.83	3.36
4.501 - 5.000	122	32,545,745.08	4.45
5.001 - 5.500	199	45,974,452.91	6.29
5.501 - 6.000	757	221,755,322.26	30.34
6.001 - 6.500	361	73,565,122.40	10.06
6.501 - 7.000	299	55,782,515.39	7.63
7.001 - 7.500	251	42,004,198.18	5.75
7.501 - 8.000	324	50,750,878.26	6.94
8.001 - 8.500	101	17,448,932.28	2.39
8.501 - 9.000	17	2,441,682.34	0.33
9.001 - 9.500	2	418,026.28	0.06
9.501 - 10.000	2	152,937.72	0.02
Total:	3,612	$730,920,614.74	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.192% per annum.

Next Rate Adjustment Date for the Subgroup 2 Mortgage Loans

Next Rate Adjustment Date	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,077	$160,453,248.56	21.95%
December 2006	2	504,901.80	0.07
January 2007	1	151,528.31	0.02
November 2007	1	69,348.04	0.01
January 2008	1	49,728.95	0.01
March 2008	6	891,553.23	0.12
April 2008	87	15,963,065.44	2.18
May 2008	436	86,610,265.17	11.85
June 2008	483	97,435,003.87	13.33
July 2008	478	94,033,643.25	12.87
August 2008	404	82,548,959.51	11.29
September 2008	287	97,791,904.22	13.38
October 2008	36	14,773,558.73	2.02
March 2009	1	123,547.13	0.02
April 2009	10	1,667,538.24	0.23
May 2009	45	6,887,018.07	0.94
June 2009	30	4,059,640.29	0.56
July 2009	32	5,509,928.80	0.75
August 2009	30	7,282,144.24	1.00
September 2009	139	44,762,520.48	6.12
October 2009	26	9,351,568.41	1.28
Total:	3,612	$730,920,614.74	100.00%

Product Type of the Subgroup 2 Mortgage Loans

Product Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
ARM - 2/28(1)	1,293	$225,575,436.28	30.86%
ARM - 2/28 - 2 Yr IO(2)	1	108,800.00	0.01
ARM - 2/28 - 40 Yr Balloon(3)	732	187,260,998.66	25.62
ARM - 2/28 - 40 Yr Dual(4)	87	38,420,606.13	5.26
ARM - 2/28 - 5 Yr IO(5)	106	38,801,189.34	5.31
ARM - 3/17 - 5 Yr IO(6)	1	512,000.00	0.07
ARM - 3/27(7)	192	40,342,998.03	5.52
ARM - 3/27 - 40 Yr Balloon(8)	33	6,897,779.53	0.94
ARM - 3/27 - 40 Yr Dual(9)	37	14,175,656.42	1.94
ARM - 3/27 - 5 Yr IO(10)	50	17,715,471.68	2.42
ARM - 6 Month(11)	3	656,430.11	0.09
Fixed - Balloon - 40/30(12)	98	22,908,798.38	3.13
Fixed - 10 Yr	7	531,337.26	0.07
Fixed - 12 Yr	1	58,815.89	0.01
Fixed - 15 Yr	34	3,311,228.91	0.45
Fixed - 17 Yr	1	62,767.48	0.01
Fixed - 20 Yr	23	2,167,887.46	0.30
Fixed - 25 Yr	3	425,353.55	0.06
Fixed - 28 Yr	2	448,584.23	0.06
Fixed - 30 Yr	854	113,977,630.80	15.59
Fixed - 30 Yr - 40 Yr Dual(13)	36	9,619,565.30	1.32
Fixed - 30 Yr - 5 Yr IO(14)	18	6,941,279.30	0.95
Total:	3,612	$730,920,614.74	100.00%

____________________

(1)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for two years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/17 ARM - 5 Yr IO refers to a 20 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index..

(7)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

ARM - 6 Month refers to a 30 year Mortgage Loan with a Loan Rate that adjusts semi-annually based upon the six-month LIBOR index.

(12)

Fixed - Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(13)

Fixed - 30 Yr - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

(14)

Fixed - 30 Yr - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.

Original Term to Expiration of Prepayment Penalty of the Subgroup 2 Mortgage Loans

Original Term to Prepayment Penalty Expiration (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,390	$256,830,143.97	35.14%
12	118	34,773,395.46	4.76
24	762	181,399,816.46	24.82
36	1,342	257,917,258.85	35.29
Total:	3,612	$730,920,614.74	100.00%

Credit Grade of the Subgroup 2 Mortgage Loans*

Credit Grade	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
I	704	$208,020,086.36	28.46%
II	4	367,839.91	0.05
III	1	433,797.51	0.06
IV	4	1,459,977.46	0.20
V	1	139,861.36	0.02
2A	8	1,785,255.72	0.24
3A	5	1,217,234.08	0.17
4A	8	1,471,356.08	0.20
5A	11	2,712,213.66	0.37
6A	7	1,325,219.80	0.18
7A	1	145,895.66	0.02
8A	4	437,717.50	0.06
A	3	874,024.84	0.12
A-1	770	154,512,360.32	21.14
A-2	424	66,250,963.82	9.06
A+	938	187,342,195.67	25.63
B	500	73,426,422.03	10.05
C-1	119	16,912,510.65	2.31
C-2	85	10,439,290.55	1.43
D	15	1,646,391.76	0.23
Total:	3,612	$730,920,614.74	100.00%

____________________

*

For a description of each credit grade, see “The Originators” in this prospectus supplement.

Lien Position of the Subgroup 2 Mortgage Loans

Lien Position	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
First Lien	3,561	$726,229,259.85	99.36%
Second Lien	51	4,691,354.89	0.64
Total:	3,612	$730,920,614.74	100.00%

Nationstar Mortgage Loans

Original Principal Balances of the Nationstar Mortgage Loans*

Original Principal Balance ($)	Number of Nationstar Mortgage Loans	Original Principal Balance of Nationstar Mortgage Loans	% of Aggregate Original Principal Balance of Nationstar Mortgage Loans
25,001 - 50,000	6	$ 283,500.00	0.06%
50,001 - 75,000	335	21,759,388.70	4.25
75,001 - 100,000	356	31,522,448.74	6.16
100,001 - 125,000	436	49,163,371.02	9.61
125,001 - 150,000	346	47,504,914.30	9.28
150,001 - 175,000	264	42,892,618.19	8.38
175,001 - 200,000	220	41,156,059.62	8.04
200,001 - 250,000	319	71,173,757.20	13.91
250,001 - 300,000	198	54,259,882.51	10.60
300,001 - 400,000	203	69,805,837.92	13.64
400,001 - 500,000	114	50,703,729.35	9.91
500,001 - 600,000	41	22,447,392.85	4.39
600,001 - 700,000	11	7,084,272.15	1.38
700,001 or greater	2	1,897,252.50	0.37
Total:	2,851	$511,654,425.05	100.00%

____________________

*

The average Principal Balance of the Nationstar Mortgage Loans at origination was approximately $179,465.

Cut-off Date Principal Balances of the Nationstar Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
25,001 - 50,000	8	$ 361,339.69	0.07%
50,001 - 75,000	334	21,651,048.95	4.24
75,001 - 100,000	357	31,561,474.63	6.18
100,001 - 125,000	437	49,218,388.03	9.64
125,001 - 150,000	343	47,022,185.50	9.21
150,001 - 175,000	268	43,498,632.46	8.52
175,001 - 200,000	218	40,772,675.44	7.99
200,001 - 250,000	318	70,880,636.73	13.88
250,001 - 300,000	201	55,106,846.16	10.79
300,001 - 400,000	200	68,874,226.58	13.49
400,001 - 500,000	113	50,216,429.80	9.84
500,001 - 600,000	41	22,403,895.78	4.39
600,001 - 700,000	11	7,070,158.19	1.38
700,001 or greater	2	1,892,196.86	0.37
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Nationstar Mortgage Loans was approximately $179,071.

FICO Scores for the Nationstar Mortgage Loans*

FICO Score	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
500	18	$ 2,251,536.67	0.44%
501 - 525	499	74,180,030.37	14.53
526 - 550	576	82,283,784.91	16.12
551 - 575	36	7,211,994.04	1.41
576 - 600	313	54,123,795.45	10.60
601 - 625	358	67,306,095.53	13.18
626 - 650	475	100,435,949.45	19.67
651 - 675	321	68,797,676.31	13.48
676 - 700	137	29,203,000.73	5.72
701 - 725	60	13,227,937.85	2.59
726 - 750	29	5,492,562.39	1.08
751 - 775	20	3,474,625.61	0.68
776 - 800	8	1,971,743.67	0.39
801 - 825	1	569,401.82	0.11
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Nationstar Mortgage Loans as of the Cut-off Date was approximately 604.

Original Terms to Stated Maturity of the Nationstar Mortgage Loans*

Original Term (months)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
120 or less	6	$473,693.00	0.09%
121 – 180	31	2,968,437.96	0.58
181 – 240	22	2,095,758.55	0.41
241 – 300	1	59,513.10	0.01
301 – 360	2,791	504,932,732.19	98.90
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average original term of the Nationstar Mortgage Loans was approximately 358 months.

Remaining Terms to Stated Maturity of the Nationstar Mortgage Loans*

Remaining Term (months)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
180 or less	37	$ 3,442,130.96	0.67%
181 – 348	26	2,673,203.92	0.52
349 – 360	2,788	504,414,799.92	98.80
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average remaining term of the Nationstar Mortgage Loans was approximately 354 months.

Property Types of the Nationstar Mortgage Loans

Property Type	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Single Family	2,072	$354,735,601.39	69.48%
PUD*	532	108,858,716.17	21.32
Condominium	182	34,394,114.08	6.74
Townhome	52	9,055,239.86	1.77
Two- to Four- Family	10	2,607,254.12	0.51
Manufactured Housing	3	879,209.18	0.17
Total:	2,851	$510,530,134.80	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Nationstar Mortgage Loans*

Occupancy Status	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	2,812	$505,763,408.90	99.07%
Investment Property	26	2,752,962.70	0.54
Second Home	13	2,013,763.20	0.39
Total:	2,851	$510,530,134.80	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Nationstar Mortgage Loans

Purpose	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Refinance - Cash Out	1,427	$233,497,438.35	45.74%
Purchase	985	190,198,870.85	37.26
Refinance - Rate/Term	439	86,833,825.60	17.01
Total:	2,851	$510,530,134.80	100.00%

Original Loan-to-Value Ratios of the Nationstar Mortgage Loans*

Original Loan-to-Value Ratio (%)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	109	$ 10,060,888.83	1.97%
50.01 - 60.00	83	10,137,173.31	1.99
60.01 - 70.00	191	28,568,698.22	5.60
70.01 - 75.00	175	25,031,226.31	4.90
75.01 - 80.00	1,381	256,342,492.16	50.21
80.01 - 85.00	230	41,251,312.83	8.08
85.01 - 90.00	272	51,473,634.08	10.08
90.01 - 95.00	247	48,230,393.20	9.45
95.01 - 100.00	163	39,434,315.86	7.72
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Nationstar Mortgage Loans as of the Cut-off Date was approximately 80.85%.

Geographic Distribution of the Nationstar Mortgaged Properties*

Location	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Alabama	2	$ 524,452.13	0.10%
Arizona	190	36,360,585.92	7.12
Arkansas	4	394,897.86	0.08
California	348	115,644,355.64	22.65
Colorado	60	11,073,262.18	2.17
Connecticut	39	7,495,496.85	1.47
Delaware	14	1,702,810.73	0.33
Florida	413	78,724,651.92	15.42
Georgia	90	12,059,994.05	2.36
Idaho	8	1,163,498.58	0.23
Illinois	29	5,106,157.89	1.00
Indiana	47	5,147,174.59	1.01
Iowa	19	1,571,546.95	0.31
Kansas	12	1,533,534.60	0.30
Kentucky	24	2,445,934.22	0.48
Louisiana	18	1,715,028.04	0.34
Maine	6	861,785.60	0.17
Maryland	68	13,481,785.41	2.64
Massachusetts	32	7,648,035.84	1.50
Michigan	73	10,216,201.68	2.00
Minnesota	24	4,225,082.84	0.83
Mississippi	2	162,132.33	0.03
Missouri	43	5,033,872.84	0.99
Montana	3	336,347.81	0.07
Nebraska	1	101,074.03	0.02
Nevada	47	11,754,781.76	2.30
New Hampshire	24	4,601,357.22	0.90
New Jersey	71	16,245,866.04	3.18
New Mexico	22	2,827,332.14	0.55
New York	59	8,880,229.70	1.74
North Carolina	72	9,168,867.22	1.80
Ohio	69	7,308,692.39	1.43
Oklahoma	29	2,413,400.33	0.47
Oregon	26	4,766,330.33	0.93
Pennsylvania	90	11,578,886.44	2.27
Rhode Island	6	1,793,895.90	0.35
South Carolina	46	5,801,979.49	1.14
South Dakota	1	60,511.79	0.01
Tennessee	51	6,608,249.10	1.29
Texas	426	46,689,849.95	9.15
Utah	11	1,457,422.20	0.29
Vermont	19	2,810,521.63	0.55
Virginia	133	25,744,903.19	5.04
Washington	58	12,490,707.53	2.45
West Virginia	5	647,851.85	0.13
Wisconsin	16	1,971,986.43	0.39
Wyoming	1	176,811.64	0.03
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The greatest ZIP Code geographic concentration of Nationstar Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.79% in the 92532 ZIP Code.

Documentation Level of the Nationstar Mortgage Loans*

Documentation Level	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	2,177	$365,066,005.51	71.51%
Stated Income	572	123,223,692.10	24.14
Limited Documentation	102	22,240,437.19	4.36
Total:	2,851	$510,530,134.80	100.00%

____________________

*

For a description of each documentation level, see “The Originators” in this prospectus supplement.

Current Loan Rates of the Nationstar Mortgage Loans*

Current Loan Rate (%)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
5.501 - 6.000	9	$ 1,934,761.77	0.38%
6.001 - 6.500	58	15,941,598.43	3.12
6.501 - 7.000	177	45,160,479.10	8.85
7.001 - 7.500	252	54,286,709.70	10.63
7.501 - 8.000	411	87,352,052.72	17.11
8.001 - 8.500	388	70,201,424.66	13.75
8.501 - 9.000	455	83,128,523.26	16.28
9.001 - 9.500	273	43,103,451.22	8.44
9.501 - 10.000	312	45,398,866.34	8.89
10.001 - 10.500	248	33,038,250.13	6.47
10.501 - 11.000	127	17,398,370.01	3.41
11.001 - 11.500	38	3,925,274.01	0.77
11.501 - 12.000	44	4,183,125.15	0.82
12.001 - 12.500	42	3,792,458.26	0.74
12.501 - 13.000	16	1,527,259.02	0.30
13.001 - 13.500	1	157,531.02	0.03
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average Current Loan Rate of the Nationstar Mortgage Loans as of the Cut-off Date was approximately 8.500% per annum.

Maximum Loan Rates of the Nationstar Mortgage Loans*

Maximum Loan Rate (%)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	778	$104,191,320.11	20.41%
11.001 - 11.500	1	249,160.14	0.05
12.501 - 13.000	9	1,934,761.77	0.38
13.001 - 13.500	52	14,502,473.28	2.84
13.501 - 14.000	148	38,567,601.84	7.55
14.001 - 14.500	205	45,358,256.06	8.88
14.501 - 15.000	330	71,277,735.39	13.96
15.001 - 15.500	316	60,811,008.01	11.91
15.501 - 16.000	331	66,300,111.56	12.99
16.001 - 16.500	177	30,594,956.89	5.99
16.501 - 17.000	226	36,244,752.91	7.10
17.001 - 17.500	196	27,583,707.94	5.40
17.501 - 18.000	74	11,947,137.68	2.34
18.001 - 18.500	5	754,270.84	0.15
18.501 - 19.000	2	144,517.08	0.03
19.001 - 19.500	1	68,363.30	0.01
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Nationstar Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 15.364% per annum.

Gross Margins of the Nationstar Mortgage Loans*

Gross Margins (%)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	778	$104,191,320.11	20.41%
2.501 - 3.000	1	211,847.75	0.04
3.001 - 3.500	4	1,232,588.29	0.24
3.501 - 4.000	5	1,611,620.21	0.32
4.001 - 4.500	70	17,668,798.17	3.46
4.501 - 5.000	122	32,545,745.08	6.37
5.001 - 5.500	198	45,534,955.83	8.92
5.501 - 6.000	317	65,108,792.89	12.75
6.001 - 6.500	361	73,565,122.40	14.41
6.501 - 7.000	298	55,642,689.01	10.90
7.001 - 7.500	251	42,004,198.18	8.23
7.501 - 8.000	324	50,750,878.26	9.94
8.001 - 8.500	101	17,448,932.28	3.42
8.501 - 9.000	17	2,441,682.34	0.48
9.001 - 9.500	2	418,026.28	0.08
9.501 - 10.000	2	152,937.72	0.03
Total:	2,851	$510,530,134.80	100.00%

____________________

*

The weighted average Gross Margin of the Nationstar Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.296% per annum.

Next Rate Adjustment Date for the Nationstar Mortgage Loans

Next Rate Adjustment Date	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	778	$104,191,320.11	20.41%
December 2006	2	504,901.80	0.10
January 2007	1	151,528.31	0.03
November 2007	1	69,348.04	0.01
January 2008	1	49,728.95	0.01
March 2008	6	891,553.23	0.17
April 2008	87	15,963,065.44	3.13
May 2008	436	86,610,265.17	16.96
June 2008	483	97,435,003.87	19.09
July 2008	472	91,876,730.44	18.00
August 2008	398	80,297,212.14	15.73
September 2008	53	12,113,267.81	2.37
March 2009	1	123,547.13	0.02
April 2009	10	1,667,538.24	0.33
May 2009	44	6,668,681.41	1.31
June 2009	27	3,444,295.97	0.67
July 2009	31	5,266,008.80	1.03
August 2009	20	3,206,137.94	0.63
Total:	2,851	$510,530,134.80	100.00%

Product Type of the Nationstar Mortgage Loans

Product Type	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
ARM - 2/28(1)	1,159	$186,541,467.46	36.54%
ARM - 2/28 - 2 Yr IO(2)	1	108,800.00	0.02
ARM - 2/28 - 40 Yr Balloon(3)	732	187,260,998.66	36.68
ARM - 2/28 - 5 Yr IO(4)	45	11,394,908.97	2.23
ARM - 3/27(5)	94	12,639,665.03	2.48
ARM - 3/27 - 40 Yr Balloon(6)	33	6,897,779.53	1.35
ARM - 3/27 - 5 Yr IO(7)	6	838,764.93	0.16
ARM - 6 Month(8)	3	656,430.11	0.13
Fixed - Balloon - 40/30(9)	98	22,908,798.38	4.49
Fixed - 10 Yr	6	473,693.00	0.09
Fixed - 12 Yr	1	58,815.89	0.01
Fixed - 15 Yr	30	2,909,622.07	0.57
Fixed - 17 Yr	1	62,767.48	0.01
Fixed - 20 Yr	21	2,032,991.07	0.40
Fixed - 25 Yr	1	59,513.10	0.01
Fixed - 28 Yr	2	448,584.23	0.09
Fixed - 30 Yr	615	74,142,927.97	14.52
Fixed - 30 Yr - 5 Yr IO(10)	3	1,093,606.92	0.21
Total:	2,851	$510,530,134.80	100.00%

____________________

(1)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for two years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/27 ARM - 40 Yr Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

ARM - 6 Month refers to a 30 year Mortgage Loan with a Loan Rate that adjusts semi-annually based upon the six-month LIBOR index.

(9)

Fixed - Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(10)

Fixed - 30 Yr - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.

Original Term to Expiration of Prepayment Penalty of the Nationstar Mortgage Loans

Original Term to Prepayment Penalty Expiration (months)	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,085	$173,133,220.71	33.91%
12	73	15,556,843.41	3.05
24	559	111,873,137.75	21.91
36	1,134	209,966,932.93	41.13
Total:	2,851	$510,530,134.80	100.00%

Credit Grade of the Nationstar Mortgage Loans*

Credit Grade	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
A-1	770	$154,512,360.32	30.27%
A-2	424	66,250,963.82	12.98
A+	938	187,342,195.67	36.70
B	500	73,426,422.03	14.38
C-1	119	16,912,510.65	3.31
C-2	85	10,439,290.55	2.04
D	15	1,646,391.76	0.32
Total:	2,851	$510,530,134.80	100.00%

____________________

*

For a description of each credit grade, see “The Originators” in this prospectus supplement.

Lien Position of the Nationstar Mortgage Loans

Lien Position	Number of Nationstar Mortgage Loans	Cut-off Date Principal Balance of Nationstar Mortgage Loans	% of Aggregate Principal Balance of Nationstar Mortgage Loans Outstanding as of Cut-off Date
First Lien	2,851	$510,530,134.80	100.00%
Total:	2,851	$510,530,134.80	100.00%

Ameriquest Mortgage Loans

Original Principal Balances of the Ameriquest Mortgage Loans*

Original Principal Balance ($)	Number of Ameriquest Mortgage Loans	Original Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Original Principal Balance of Ameriquest Mortgage Loans
1 - 25,000	9	$ 206,600.00	0.05%
25,001 - 50,000	61	2,399,454.00	0.53
50,001 - 75,000	145	9,312,182.00	2.04
75,001 - 100,000	210	18,657,673.00	4.09
100,001 - 125,000	194	21,994,463.60	4.82
125,001 - 150,000	223	30,676,758.25	6.72
150,001 - 175,000	194	31,550,493.00	6.91
175,001 - 200,000	173	32,446,284.00	7.11
200,001 - 250,000	233	52,279,175.00	11.46
250,001 - 300,000	179	49,689,030.00	10.89
300,001 - 400,000	222	77,209,603.00	16.92
400,001 - 500,000	143	63,858,812.00	14.00
500,001 - 600,000	61	33,123,850.00	7.26
600,001 - 700,000	28	17,961,700.00	3.94
700,001 or greater	17	14,928,540.00	3.27
Total:	2,092	$456,294,617.85	100.00%

____________________

*

The average Principal Balance of the Ameriquest Mortgage Loans at origination was approximately $218,114.

Cut-off Date Principal Balances of the Ameriquest Mortgage Loans*

Cut–off Date Principal Balance ($)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	9	$ 206,361.84	0.05%
25,001 - 50,000	63	2,496,871.19	0.55
50,001 - 75,000	143	9,197,384.80	2.02
75,001 - 100,000	210	18,632,905.58	4.09
100,001 - 125,000	195	22,093,443.18	4.85
125,001 - 150,000	222	30,519,105.52	6.70
150,001 - 175,000	195	31,682,764.91	6.95
175,001 - 200,000	173	32,413,783.11	7.11
200,001 - 250,000	233	52,224,088.56	11.46
250,001 - 300,000	179	49,653,171.23	10.90
300,001 - 400,000	221	76,787,137.79	16.85
400,001 - 500,000	143	63,816,784.70	14.00
500,001 - 600,000	61	33,110,357.17	7.27
600,001 - 700,000	28	17,950,123.87	3.94
700,001 or greater	17	14,917,335.71	3.27
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Ameriquest Mortgage Loans was approximately $217,831.

FICO Scores for the Ameriquest Mortgage Loans*

FICO Score	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
500	3	$ 667,614.98	0.15%
501 - 525	94	15,579,263.52	3.42
526 - 550	151	30,440,403.59	6.68
551 - 575	209	41,375,692.76	9.08
576 - 600	275	62,442,096.59	13.70
601 - 625	488	104,339,667.70	22.90
626 - 650	433	91,991,440.41	20.19
651 - 675	210	42,981,172.11	9.43
676 - 700	99	24,587,053.93	5.40
701 - 725	50	15,966,854.95	3.50
726 - 750	37	10,416,400.61	2.29
751 - 775	28	9,030,318.41	1.98
776 - 800	14	5,832,715.54	1.28
801 - 825	1	50,924.06	0.01
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Ameriquest Mortgage Loans as of the Cut-off Date was approximately 622.

Original Terms to Stated Maturity of the Ameriquest Mortgage Loans*

Original Term (months)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
120 or less	4	$ 316,968.52	0.07%
121 - 180	14	1,951,761.06	0.43
181 - 240	10	1,312,223.38	0.29
241 - 300	3	453,906.91	0.10
301 - 360	2,061	451,666,759.29	99.11
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average original term of the Ameriquest Mortgage Loans was approximately 359 months.

Remaining Terms to Stated Maturity of the Ameriquest Mortgage Loans*

Remaining Term (months)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
180 or less	18	$ 2,268,729.58	0.50%
181 - 348	13	1,766,130.29	0.39
349 - 360	2,061	451,666,759.29	99.11
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average remaining term of the Ameriquest Mortgage Loans was approximately 357 months.

Property Types of the Ameriquest Mortgage Loans

Property Type	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Single Family	1,599	$345,507,854.60	75.82%
PUD*	248	56,887,124.53	12.48
Two- to Four- Family	121	30,090,943.16	6.60
Condominium	124	23,215,696.87	5.09
Total:	2,092	$455,701,619.16	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Ameriquest Mortgage Loans*

Occupancy Status	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	1,827	$412,232,043.52	90.46%
Investment Property	239	38,027,236.85	8.34
Second Home	26	5,442,338.79	1.19
Total:	2,092	$455,701,619.16	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Ameriquest Mortgage Loans

Purpose	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Refinance - Cash Out	1,180	$263,198,202.05	57.76%
Purchase	758	165,456,384.35	36.31
Refinance - Rate/Term	154	27,047,032.76	5.94
Total:	2,092	$455,701,619.16	100.00%

Original Loan-to-Value Ratios of the Ameriquest Mortgage Loans *

Original Loan-to-Value Ratio** (%)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	11	$ 1,660,676.51	0.36%
50.01 - 60.00	43	7,792,632.12	1.71
60.01 - 70.00	278	60,906,652.75	13.37
70.01 - 75.00	169	34,512,913.11	7.57
75.01 - 80.00	547	132,506,973.63	29.08
80.01 - 85.00	205	43,265,485.89	9.49
85.01 - 90.00	394	83,177,852.54	18.25
90.01 - 95.00	224	57,059,337.64	12.52
95.01 - 100.00	221	34,819,094.97	7.64
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Ameriquest Mortgage Loans as of the Cut-off Date was approximately 82.33%.  The weighted average combined loan-to-value ratio of the second lien Ameriquest Mortgage Loans as of the Cut-off Date was approximately 99.97%.

**

Original loan-to-value ratio for first lien Mortgage Loans and combined loan-to-value ratio for second lien Mortgage Loans.

Geographic Distribution of the Ameriquest Mortgaged Properties*

Location	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Alabama	9	$ 1,149,766.12	0.25%
Alaska	8	1,602,459.96	0.35
Arizona	139	27,484,145.15	6.03
Arkansas	1	89,653.03	0.02
California	358	131,628,415.43	28.88
Colorado	51	9,072,359.08	1.99
Connecticut	18	4,194,843.17	0.92
Delaware	11	1,780,125.01	0.39
Florida	209	42,229,726.73	9.27
Georgia	8	1,595,717.26	0.35
Hawaii	8	3,600,827.68	0.79
Idaho	7	959,504.45	0.21
Illinois	196	37,745,604.42	8.28
Indiana	34	3,644,478.57	0.80
Iowa	9	791,113.73	0.17
Kansas	10	948,497.96	0.21
Kentucky	9	1,342,914.45	0.29
Louisiana	34	3,847,889.59	0.84
Maine	7	952,096.37	0.21
Maryland	118	26,720,347.49	5.86
Massachusetts	32	8,739,559.66	1.92
Michigan	63	7,984,305.65	1.75
Minnesota	39	5,911,754.85	1.30
Mississippi	9	1,550,390.40	0.34
Missouri	47	4,888,713.57	1.07
Montana	1	128,038.25	0.03
Nebraska	7	732,914.51	0.16
Nevada	35	8,896,675.02	1.95
New Hampshire	7	1,374,255.42	0.30
New Jersey	90	26,060,793.39	5.72
New Mexico	16	2,692,713.51	0.59
New York	72	25,725,493.40	5.65
North Carolina	25	3,245,883.66	0.71
North Dakota	1	21,851.92	0.00
Ohio	43	4,429,254.01	0.97
Oklahoma	30	3,262,773.66	0.72
Oregon	13	2,998,107.38	0.66
Pennsylvania	53	7,465,643.18	1.64
Rhode Island	9	2,251,740.37	0.49
South Carolina	15	2,032,396.99	0.45
South Dakota	3	311,700.66	0.07
Tennessee	14	1,548,571.49	0.34
Texas	131	15,651,527.28	3.43
Utah	32	6,046,629.53	1.33
Vermont	1	100,239.96	0.02
Washington	31	6,642,783.55	1.46
Wisconsin	22	2,632,899.68	0.58
Wyoming	7	993,522.56	0.22
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The greatest ZIP Code geographic concentration of Ameriquest Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.52% in the 11203 ZIP Code.

Documentation Level of the Ameriquest Mortgage Loans*

Documentation Level	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	1,275	$257,511,202.58	56.51%
Stated Income	642	155,275,722.82	34.07
Limited Documentation	175	42,914,693.76	9.42
Total:	2,092	$455,701,619.16	100.00%

____________________

*

For a description of each documentation level, see “The Originators” in this prospectus supplement.

Current Loan Rates of the Ameriquest Mortgage Loans*

Current Loan Rate (%)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
5.001 - 5.500	1	$ 368,000.00	0.08%
5.501 - 6.000	8	1,976,960.01	0.43
6.001 - 6.500	36	11,614,401.86	2.55
6.501 - 7.000	150	44,379,548.51	9.74
7.001 - 7.500	246	63,670,517.94	13.97
7.501 - 8.000	378	87,832,405.39	19.27
8.001 - 8.500	269	57,337,450.20	12.58
8.501 - 9.000	299	61,615,056.54	13.52
9.001 - 9.500	159	32,244,216.96	7.08
9.501 - 10.000	208	40,703,194.72	8.93
10.001 - 10.500	109	19,779,337.84	4.34
10.501 - 11.000	99	18,422,326.59	4.04
11.001 - 11.500	42	5,954,230.69	1.31
11.501 - 12.000	38	5,607,235.54	1.23
12.001 - 12.500	29	2,012,275.96	0.44
12.501 - 13.000	19	2,049,271.70	0.45
13.001 - 13.500	2	135,188.71	0.03
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average Current Loan Rate of the Ameriquest Mortgage Loans as of the Cut-off Date was approximately 8.434% per annum.

Maximum Loan Rates of the Ameriquest Mortgage Loans*

Maximum Loan Rate (%)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	703	$115,071,285.38	25.25%
11.001 - 11.500	1	368,000.00	0.08
11.501 - 12.000	7	1,581,960.01	0.35
12.001 - 12.500	23	8,741,080.82	1.92
12.501 - 13.000	91	29,423,908.50	6.46
13.001 - 13.500	148	43,964,742.73	9.65
13.501 - 14.000	231	57,860,642.05	12.70
14.001 - 14.500	175	42,907,302.18	9.42
14.501 - 15.000	222	50,046,105.78	10.98
15.001 - 15.500	122	26,631,805.93	5.84
15.501 - 16.000	151	35,082,395.80	7.70
16.001 - 16.500	90	17,537,348.11	3.85
16.501 - 17.000	80	16,980,397.47	3.73
17.001 - 17.500	27	4,757,932.79	1.04
17.501 - 18.000	16	3,750,294.74	0.82
18.001 - 18.500	3	281,250.63	0.06
18.501 - 19.000	2	715,166.24	0.16
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Ameriquest Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.514% per annum.

Gross Margins of the Ameriquest Mortgage Loans*

Gross Margins (%)	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	703	$115,071,285.38	25.25%
2.501 - 3.000	2	405,663.84	0.09
3.001 - 3.500	4	425,664.64	0.09
3.501 - 4.000	2	403,306.56	0.09
4.001 - 4.500	140	29,209,661.17	6.41
4.501 - 5.000	12	2,486,557.03	0.55
5.001 - 5.500	12	2,623,336.19	0.58
5.501 - 6.000	1,215	304,724,257.41	66.87
6.001 - 6.500	1	212,060.56	0.05
6.501 - 7.000	1	139,826.38	0.03
Total:	2,092	$455,701,619.16	100.00%

____________________

*

The weighted average Gross Margin of the Ameriquest Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 5.846% per annum.

Next Rate Adjustment Date for the Ameriquest Mortgage Loans

Next Rate Adjustment Date	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	703	$115,071,285.38	25.25%
June 2008	4	598,080.77	0.13
July 2008	15	4,021,099.03	0.88
August 2008	12	3,636,107.94	0.80
September 2008	665	169,220,555.80	37.13
October 2008	143	33,687,836.23	7.39
May 2009	1	218,336.66	0.05
June 2009	5	807,463.61	0.18
July 2009	4	726,778.50	0.16
August 2009	16	5,071,481.76	1.11
September 2009	444	101,616,077.13	22.30
October 2009	80	21,026,516.35	4.61
Total:	2,092	$455,701,619.16	100.00%

Product Type of the Ameriquest Mortgage Loans

Product Type	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
ARM - 2/28(1)	525	$106,296,756.75	23.33%
ARM - 2/28 - 40 Yr Dual(2)	201	63,038,232.37	13.83
ARM - 2/28 - 5 Yr IO(3)	113	41,828,690.65	9.18
ARM - 3/12(4)	1	63,685.31	0.01
ARM - 3/17 - 5 Yr IO(5)	2	662,500.00	0.15
ARM - 3/27(6)	351	70,589,800.33	15.49
ARM - 3/27 - 40 Yr Dual(7)	113	31,262,515.16	6.86
ARM - 3/27 - 5 Yr IO(8)	83	26,888,153.21	5.90
Fixed - 10 Yr	4	316,968.52	0.07
Fixed - 15 Yr	13	1,888,075.75	0.41
Fixed - 20 Yr	8	649,723.38	0.14
Fixed - 25 Yr	3	453,906.91	0.10
Fixed - 30 Yr	561	83,120,955.80	18.24
Fixed - 30 Yr - 40 Yr Dual(9)	79	18,056,482.96	3.96
Fixed - 30 Yr - 5 Yr IO(10)	35	10,585,172.06	2.32
Total:	2,092	$455,701,619.16	100.00%

____________________

(1)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

3/12 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(5)

3/17 ARM - 5 Yr IO refers to a 20 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 ARM - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

Fixed - 30 Yr - 40 Yr Dual refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

(10)

Fixed - 30 Yr - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.

Original Term to Expiration of Prepayment Penalty of the Ameriquest Mortgage Loans

Original Number of Months to Prepayment Penalty Expiration	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	870	$180,678,314.42	39.65%
12	100	31,134,064.79	6.83
24	576	138,751,888.98	30.45
36	546	105,137,350.97	23.07
Total:	2,092	$455,701,619.16	100.00%

Credit Grade of the Ameriquest Mortgage Loans*

Credit Grade	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
I	1,796	$401,714,952.15	88.15%
II	29	4,969,214.67	1.09
III	9	1,922,580.86	0.42
IV	23	5,009,928.78	1.10
V	3	455,509.52	0.10
2A	32	5,316,875.65	1.17
3A	25	4,459,899.73	0.98
4A	31	5,608,592.69	1.23
5A	40	8,037,362.06	1.76
6A	24	4,791,500.07	1.05
7A	6	882,765.15	0.19
8A	7	758,000.18	0.17
A	47	8,661,269.21	1.90
B	7	1,032,930.67	0.23
C	12	1,817,949.06	0.40
D	1	262,288.71	0.06
Total:	2,092	$455,701,619.16	100.00%

____________________

*

For a description of each credit grade, see “The Originators” in this prospectus supplement.

Lien Position of the Ameriquest Mortgage Loans

Lien Position	Number of Ameriquest Mortgage Loans	Cut-off Date Principal Balance of Ameriquest Mortgage Loans	% of Aggregate Principal Balance of Ameriquest Mortgage Loans Outstanding as of Cut-off Date
First Lien	1,981	$448,682,912.28	98.46%
Second Lien	111	7,018,706.88	1.54
Total:	2,092	$455,701,619.16	100.00%

The Index

The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the “Index”).  If the Index becomes unpublished or is otherwise unavailable, each Servicer will select an alternative index that is based upon comparable information.

Listed below are historical values of certain average yields, which are related to the Index.  The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates.  The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

Six-Month LIBOR Index
Month	2006	2005	2004	2003	2002
January	4.73259%	2.89119%	1.18801%	1.37293%	1.93418%
February	4.92275	3.04672	1.18575	1.34338	2.03559
March	5.05275	3.28152	1.15853	1.26429	2.23531
April	5.20472	3.38366	1.28028	1.27931	2.20696
May	5.28874	3.48591	1.52145	1.23334	2.10051
June	5.49495	3.61307	1.81122	1.08146	2.00177
July	5.58225	3.83330	1.89381	1.12332	1.90524
August	5.47926	4.02303	1.94065	1.19525	1.76385
September	5.40915	4.04512	2.08716	1.18557	1.77994
October	5.39480	4.35301	2.22685	1.20399	1.73677
November		4.55492	2.50011	1.24331	1.46164
December		4.66619	2.71039	1.23503	1.42222

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “Sponsor.”  Its executive offices are located at 11 Madison Avenue, New York, New York 10010.  The Sponsor is an affiliate of the Depositor, Credit Suisse Securities (USA) LLC, Select Portfolio Servicing, Inc, and Credit Suisse International.

The Sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The Sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending September 30, 2006, the Sponsor securitized through the Depositor in excess of approximately $4.6 billion of residential mortgage loans.

In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.  The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the certificates supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The Sponsor will make certain representations and warranties to the Depositor and the Trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase or substitute such mortgage loans from the Depositor (or directly from the Trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

STATIC POOL INFORMATION

The Depositor will make available any of the Sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlink labeled ABSC MO 2006-HE6 at http://www.credit-suisse.ABSC.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Issuing Entity.

THE DEPOSITOR

The Depositor is Asset Backed Securities Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Credit Suisse (USA), Inc.  The Depositor is an affiliate of the Sponsor, the Seller, Select Portfolio Servicing, Inc., Credit Suisse Securities (USA) LLC and Credit Suisse International.  The Depositor will not have any business operations other than securitizing mortgage assets and related activities and does not have, nor is it expected in the future to have, any significant assets.

The principal executive offices of the Depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.  After issuance of the Certificates, the Depositor will have no material duties or responsibilities with respect to the Mortgage Loans or the Certificates.

The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling trust assets to those trusts.  Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the certificates of any series.  Trust assets will be acquired by the Depositor directly or through one or more affiliates.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the trust pursuant to the Pooling Agreement, Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6 will be a common law trust formed under the laws of the state of New York.  The Issuing Entity will be created under the Pooling Agreement by the Depositor and its assets will consist of the trust fund.  The Issuing Entity will not have any liabilities as of the Closing Date.  The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors.  The Trustee, the Depositor, the Servicers, the Master Servicer and the Trust Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement.  After its formation, the Issuing Entity’s only activities will be:  acquiring and holding the assets of the Trust and the proceeds thereof; issuing the Certificates, distributing payments on the Certificates; and other activities related to or connected with the foregoing.  Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity.

The Pooling Agreement provides that the Depositor assign to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans.  Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans.

If the assets of the Trust are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of bankruptcy of the Sponsor, the Seller, the Depositor or the Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE ORIGINATORS

Nationstar Mortgage LLC

Approximately 52.84% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) were originated by Nationstar Mortgage.  References to the Originator in this section refer only to Nationstar Mortgage in its capacity as originator.  References to Mortgage Loans in this section refer only to the Nationstar Mortgage Loans.  Nationstar Mortgage provided the information in the following paragraphs.

Nationstar Mortgage, a Delaware limited liability company, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming mortgage loans, through five major origination sources.  The entity currently known as Nationstar Mortgage was originally named Nova Credit Corporation and was headquartered in Denver, Colorado.  In the first calendar quarter of 1997, the Originator’s operations were moved to Dallas, Texas and the Originator underwent a reorganization and the hiring of a new management team.  In April 1997, the Originator’s name was changed to Centex Credit Corporation.  In September of 2001, the entity currently known as Nationstar Mortgage merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity.  On July 11, 2006, Centex Financial Services, LLC sold Centex Home Equity Company, LLC and on July 12, 2006 Centex Home Equity Company, LLC’s name was changed to Nationstar Mortgage LLC.

Since it inception, the Originator has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories.  The Originator’s mortgage loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses.  Substantially all of the Originator’s mortgage loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 40 years.

Nationstar Mortgage is currently licensed to do business in 48 states and employs approximately 2,200 people in 77 locations throughout the United States.  Nationstar Mortgage originates mortgage loans through its retail branch network of 69 offices and four direct sales centers.  Nationstar Mortgage also originates mortgage loans through a broker referral network from four division offices with a total of 17 regions.  A fourth production source for Nationstar Mortgage is its Alliance Division which generates loans through conforming referral sources such as CTX Mortgage Company, LLC, other prime mortgage companies and national home builders.  In addition, Nationstar Mortgage purchases loans from approved wholesale sources.  Nationstar Mortgage’s strategy is to utilize these origination channels to generate growth in the volume of the mortgage loans originated while diversifying sources of the mortgage loans and maintaining emphasis on its underwriting standards.

Nationstar Mortgage has centralized its executive offices, underwriting, servicing and quality control functions in its Lewisville office.  The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.  Its telephone number is (469) 549-7000.

Underwriting Guidelines Applicable to the Nationstar Mortgage Loans

The Pre-Underwriting Process.  Nationstar Mortgage’s mortgage loan application process is conducted by Nationstar Mortgage’s branch officers and approved mortgage brokers who compile information necessary for Nationstar Mortgage’s underwriting department to evaluate the mortgage loan.  The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of Nationstar Mortgage’s offices.  Branch personnel communicate with Nationstar Mortgage’s centralized underwriting staff, located in Lewisville, Texas, Denver, Colorado and Tempe, Arizona, which consists of approximately 28 underwriters.  Nationstar Mortgage also employs 21 other underwriters in four wholesale offices, which have loan approval authority on a limited basis.  Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given Nationstar Mortgage’s underwriting guidelines.  A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or three credit reports are required prior to underwriting review.  These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories.  Based on this review, the proposed terms of the mortgage loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the mortgage loan applicant.  If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program.  The mortgage loans were originated under, or, if acquired by Nationstar Mortgage from wholesale sources, were reunderwritten to comply with, Nationstar Mortgage’s Standard Non-Conforming Program.  The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks.  The sponsor began underwriting mortgage loans in accordance with the Standard Non-Conforming Program in May 1997.

Nationstar Mortgage’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan.  While Nationstar Mortgage’s primary consideration in underwriting a mortgage loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the mortgage loan is another critical factor.  In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

Nationstar Mortgage currently employs approximately 49 underwriters and has its underwriting functions primarily centralized in its Lewisville, Texas location.  Nationstar Mortgage does not delegate underwriting authority to any broker or correspondent lender.  Nationstar Mortgage’s underwriting department functions independently of its mortgage origination departments.  Underwriters are compensated on a salary basis, and not through commissions.

Nationstar Mortgage’s policy is that every mortgage loan is reviewed and approved by an underwriter with assigned approval authorities.  Mortgage loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president.

Nationstar Mortgage has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”.  Terms of loans made by Nationstar Mortgage as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant.  Mortgage loan applicants with less favorable credit ratings are generally offered mortgage loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The mortgage loans underwritten under Nationstar Mortgage’s Standard Non-Conforming Program are fixed and adjustable rate loans.  Except for balloon loans and interest only loans, the fixed rate mortgage loans originated by Nationstar Mortgage have amortization schedules ranging from 5 to 40 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination.  The fixed rate balloon loans originated by Nationstar Mortgage generally provide for scheduled amortization over 30 or 40 years, with a maturity date and a balloon payment at the end of the 15th or 30th year.  Nationstar Mortgage originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively.  The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%.  The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate.  The 2/28 and the 3/27 ARMs amortize over 30 or 40 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%.  After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.  Certain of Nationstar Mortgage’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance.  At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term.  The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%.  After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the mortgage loans originated by Nationstar Mortgage generally range from a minimum of $5,000 to a maximum of $1,000,000.  The collateral securing loans originated by Nationstar Mortgage are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law.  These properties may or may not be occupied by the owner.  It is Nationstar Mortgage’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral.  Rural property requires a 5% reduction in loan-to-value ratio.  Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property.  Nationstar Mortgage generally does not originate second lien mortgage loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

Nationstar Mortgage has established a “piggyback” program under which Nationstar Mortgage may originate a first and second lien mortgage loan with the same borrower and secured by the same property simultaneously.  Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines.  The second mortgage is allowed a combined loan-to-value ratio of up to 100%.  Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $200,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

The mortgage loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program.  Under each of these programs, Nationstar Mortgage reviews the mortgage loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the mortgage loan, reviews the type and use of the property being financed and reviews the property for compliance with Nationstar Mortgage’s standards.  In determining an applicant’s ability to repay a six-month ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin.  In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 3.50%.  It is Nationstar Mortgage’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each mortgage loan by its underwriting department.  In addition, Nationstar Mortgage performs a separate appraisal review by its appraisal review department on mortgage loans not appraised by a Nationstar Mortgage preferred appraisal management company and loans considered to be higher risk loans.  These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts.  Finally, Nationstar Mortgage performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with.  Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by Nationstar Mortgage’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals.  Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

Nationstar Mortgage’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable).  Under the Full Documentation Program, it is Nationstar Mortgage’s policy that mortgage loans to borrowers who are salaried employees be supported by current employment information in addition to employment history.  This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns.  In addition, a telephone confirmation of employment is made.  Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the mortgage loan application.  Current tax return or six to twelve months of current bank statements and a copy of business license are obtained to verify existence of business and acceptable cash flow.  Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the mortgage loan application and telephone confirmation of employment.  Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation.  Twelve months of mortgage payments or rental history must be verified by lender or landlord.  If appropriate compensating factors exist, Nationstar Mortgage may waive certain documentation requirements for individual borrowers.  All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan.  Upon completion of a mortgage loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Nationstar Mortgage.  The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Nationstar Mortgage’s operating procedures.  Title insurance that insures Nationstar Mortgage’s interest as mortgagee and evidence of adequate homeowner’s insurance naming Nationstar Mortgage and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance.  Nationstar Mortgage is currently underwriting some of its mortgage loans with mortgage life insurance that is underwritten by an unrelated third party.  This insurance provides for the payment of indebtedness upon the death of the insured.  This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only).  The maximum coverage amount of the mortgage life insurance is $125,000 and is based upon a net payoff basis.  The term of the coverage is generally limited to five years.  Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance.  The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent.  Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the mortgage loan balance.

Involuntary Unemployment Insurance.  Nationstar Mortgage is currently underwriting some of its mortgage loans with involuntary unemployment insurance that is underwritten by an unrelated third party.  This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct.  The insurance covers the primary borrower only.  The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month.  The insurance payments are generally limited to six months.  Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance.  The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Nationstar Mortgage’s Underwriting Criteria

“A+” Risk.  Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage.  Judgments over $5,000 are not permitted within the past two years.  No bankruptcy or foreclosure may have occurred during the preceding two years commencing from the date of discharge or three years from the date the foreclosure was filed.  No state or federal tax liens greater than $5,000 are permitted in the last year.  A maximum loan-to-value ratio of 90% for mortgage loans originated under the Full Documentation Program (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a mortgage loan of less than $1,000,000 on an owner-occupied property.  A maximum loan-to-value ratio of 95% for a mortgage loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan of less than $500,000 on non-owner occupied property.  The maximum debt service-to-income ratio is 50%.  The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk.  Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage.  Consecutive 30-day delinquencies may be considered as a single late.  This is limited to 30-days late only.  Judgments over $5,000 within the last two years are not allowed.  No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months).  A maximum loan-to-value ratio of up to 95% (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a mortgage loan on a one to four-family owner-occupied property.  A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property.  The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan.  The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program.  The maximum loan amount is $500,000 for a mortgage loan on a one to four-family property under the Limited Documentation Program or Stated Income Program.  Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis.  The prospective borrower must also have a minimum risk (FICO) score of 560 (525 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“A-2” Risk.  Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan.  Collection accounts, charge-offs or judgments within the last two years are allowed.  No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months).  A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a mortgage loan on a one to four-family owner occupied property.  A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property.  The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the mortgage loan.  The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program.  The maximum loan amount is $500,000 for a mortgage loan on a one to four-family property under the Limited Documentation Program or Stated Income Program.  Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis.  The prospective borrower must also have a minimum risk (FICO) score of 525.

“B” Risk.  Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing mortgage loan on the subject property.  Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the mortgage loan.  No bankruptcy or foreclosure by the borrower may have occurred during the preceding 12 months.  A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a mortgage loan on a one to four-family owner occupied property.  A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property.  The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan.  The maximum loan amount is $750,000 for a one to four-family property under the Full Documentation Program.  The maximum loan amount is $500,000 for mortgage loans originated under the Limited Documentation Program or Stated Income Program.  The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk.  Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past.  A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan.  The existing home equity obligation can be up to 60 days past due at the funding of the loan.  As to non-mortgage credit, significant prior defaults may have occurred.  There may be open collections or charge-offs within the last 24 months.  However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan.  No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months.  A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan on a one to four-family owner-occupied property.  A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a mortgage loan on a non-owner-occupied property.  The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the mortgage loan.  The maximum loan amount is $350,000 for a mortgage loan on a one to four-family owner-occupied or non-owner occupied property.  The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk.  Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past.  A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing mortgage loan on the subject property.  The existing home equity obligation can be up to 90 days past due at the funding of the loan.  As to non-mortgage credit, significant prior defaults may have occurred.  There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan.  No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months.  Any bankruptcy must be discharged.  A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a one to four-family owner-occupied property.  A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner-occupied property.  The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the mortgage loan.  The maximum loan amount is $350,000.  The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk.  Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past.  As to non-mortgage credit, significant prior defaults may have occurred.  The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing.  With respect to an existing mortgage loan on the subject property, the mortgage loan may be no more than one time 120 days late and may be in foreclosure proceedings.  The existing mortgage loan is not required to be current at the time the application is submitted.  The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000.  Bankruptcy or notice of default filings by the borrower may be present at the time of the loan.  A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a one to four-family owner-occupied property.  A maximum loan to value ratio of 50% is permitted for a mortgage loan on non-owner occupied one to four-family property.  The maximum loan amount is $350,000.  The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan.  The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions.  As described above, Nationstar Mortgage uses the foregoing categories and characteristics as underwriting guidelines only.  On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category.  An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

·

reduced loan-to-value ratio;

·

good property maintenance;

·

mortgage history consistent with the risk category upgrade;

·

stable employment;

·

disposable income;

·

the length of residence in the subject property; and

·

minimum risk (FICO) score greater than or equal to 580.

Accordingly, Nationstar Mortgage may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Origination Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s origination portfolio:

	As of March 31,				As of September 30,
Nationstar Mortgage Servicing Portfolio
	2002	2003	2004	2005	2006	2006
	($ in millions)
Total Originations(1)	$2,092.4	$2,506.2	$3,920.7	$5,276.3	$5,975.6	$2,342.3
Growth Rate	22%	20%	56%	35%	13%	(61)%
Non Prime Mortgage Loans(1) (2)	$3.28	$4.64	$6.50	$7.91	$6.87	$7.53
Growth Rate	85%	41%	40%	22%	(13)%	10%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1.09	$0.84	$0.64	$1.40	$3.68	$2.51
Growth Rate	(27)%	(23)%	(24)%	119%	163%	(32)%
Total Serviced Portfolio	$4.37	$5.48	$7.14	$9.31	$10.55	$10.05
Growth Rate	34%	25%	30%	30%	13%	(5)%

__________

(1)

Nationstar Mortgage’s origination portfolio consists entirely of non prime mortgage loans.  A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

Argent Mortgage Company, LLC and Ameriquest Mortgage Company

Approximately 47.16% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) were originated by the Ameriquest Originators.  The Ameriquest Originators provided the information in the following paragraphs.  Argent has been originating mortgage loans since January 2003.  Prior to January 2003, wholesale mortgage loans were originated through Ameriquest.  Ameriquest has been originating mortgage loans since 1979.  Argent is an affiliate of Ameriquest.

The following tables summarize the Ameriquest Originators originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by the Ameriquest Originators from other loan originators.

Ameriquest Originations and Sales – 1-4 UNITS (Dollars in Thousands)
	Year Ended December 31,			Six Months Ending June 30,
	2003	2004	2005	2006

Originations	$20,554,463	$35,438,393	$29,523,896	$5,203,114
Sales	$21,019,463	$32,601,896	$31,213,853	$7,371,101

Argent Originations and Sales – 1-4 UNITS (Dollars in Thousands)
	Year Ended December 31,			Six Months Ending June 30,
	2003	2004	2005	2006

Originations	$21,140,156	$47,319,352	$45,935,261	$12,223,238
Sales	$16,461,828	$45,864,688	$43,303,444	$14,025,821

Underwriting Guidelines

All of the Ameriquest Mortgage Loans were originated by the Ameriquest Originators generally in accordance with the underwriting criteria described below.

The Ameriquest Mortgage Loans were originated generally in accordance with guidelines (the “Ameriquest Underwriting Guidelines”) established by the Ameriquest Originators with one of the following income documentation types:  “Full Documentation”, “Limited Documentation” or “Stated Income”.  The Ameriquest Underwriting Guidelines are primarily intended to evaluate: (1) the applicant’s credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral.  On a case-by-case basis, the applicable Ameriquest Originator may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Ameriquest Underwriting Guidelines.  Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant’s current address. It is expected that a substantial number of the Mortgage Loans to be included in the mortgage pool will represent such underwriting exceptions.

The Ameriquest Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (1) the applicant’s credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Ameriquest Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The Ameriquest Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

All of the Mortgage Loans originated by the Ameriquest Originators are based on loan application packages submitted directly or indirectly by a loan applicant to the related Ameriquest Originator.  Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The Ameriquest Originators also obtain (or the broker submits) a credit report on each applicant from a credit reporting company.  The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments.  If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

During the underwriting process, each Ameriquest Originator reviews and verifies the loan applicant’s sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Ameriquest Underwriting Guidelines.  The Ameriquest Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the related Ameriquest Originator or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property.  The Ameriquest Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section).  The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

Income Documentation Types

Full Documentation.  The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year’s income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated by Ameriquest) or bank statements for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated Ameriquest). The documentation required is specific to the applicant’s sources of income. The applicant’s employment and/or business licenses are generally verified.

Limited Documentation.  The Limited Documentation residential loan program is generally based on bank statements from the past 6 months (with respect to mortgage loans originated by Argent) or 12 months (with respect to mortgage loans originated by Ameriquest) supported by additional documentation provided by the applicant or current year to date documentation.  The applicant’s employment and/or business licenses are generally verified.

Stated Income.  The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application.  The applicant’s income as stated must be reasonable for the related occupation in the loan underwriter’s discretion.  However, the applicant’s income as stated on the application is not independently verified.

Property Requirements

Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Ameriquest Originator’s in-house appraisal department.  Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Ameriquest Underwriting Guidelines.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  Every independent appraisal is reviewed by a representative of the applicable Ameriquest Originator or a fee appraiser before the mortgage loan is funded.  Each Ameriquest Originator requires that all mortgage loans have title insurance.  Each Ameriquest Originator also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a “manufactured home” for purposes of the related Ameriquest Originator’s guidelines.  Any of the following factors would make a manufactured home ineligible under the related Ameriquest Originator’s guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes built prior to 1977; manufactured homes with additions; manufactured homes not classified as real property; manufactured homes that have a foundation not acceptable to HUD standards; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Maryland, New Jersey, New York, Oklahoma, Rhode Island and Texas.  Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a “manufactured home” under the related Ameriquest Originator’s guidelines.

Risk Categories

Under the Ameriquest Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio.  In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Ameriquest Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

The Ameriquest Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

Risk Categories - Argent Mortgage Company, L.L.C.*

	I	II	III	IV	V	VI
Mortgage History (Last 12 Months)	no lates	1 x 30	3 x 30	1 x 60	1 x 90	> 1 x 90
Bankruptcy or Foreclosure	none in last 36 months	none in last 36 months	none in last 24 months	none in last 12 months	not currently in	current(1)
FICO Score	Maximum LTV(2)
680	100%(5)	95%	95%	90%	80%	75%
650	100%(5)	95%	95%	90%	80%	75%
620	100%(5)	95%	95%	90%	80%	70%
600	100%(5)	95%	95%	90%	80%	70%
580	95%	95%	95%	90%	75%	70%
550	90%	90%	90%	90%	75%	70%
525	85%	85%	85%	80%	75%	70%
500	80%	80%	80%	80%	75%	70%
Maximum Debt Ratio(3)	50%	50%	50%	50%	50%	55%
Other Credit(4)	max $2,500 open major derogatory credit	max $2,500 open major derogatory credit	max $2,500 open major derogatory credit	max $5,000 open major derogatory credit

(1)

Maximum LTV for applicants currently in bankruptcy or foreclosure is 60%.

(2)

The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics:  non-owner occupancy and second homes.  LTV may be reduced up to 10% for each of the following characteristics: Stated Income documentation, three-to-four unit properties, manufactured homes and rural locations.

(3)

Debt ratios may be increased if the LTV ratio is decreased.  LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 95% may have a 50% debt ratio.

(4)

Open major derogatory credit may be increased if the LTV ratio is decreased. LTV equal to or less than 95% may have up to $2,500 open major derogatory credit. LTV equal to or less than 90% may have greater than $5,000 open derogatory credit.

(5)

LTV if originated under the Advantage Matrix Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV).

*

Jumbo loans (over $500,000-$750,000) are only available for mortgagors providing Full Documentation.  In addition, the underwriting guidelines provide for lower maximum debt ratios and LTVs, no bankruptcies in the last 24 months, and mortgaged properties that are owner occupied.  Rural properties, manufactured homes and two -to -four unit properties are excluded.

Risk Categories – Ameriquest Mortgage Company(1)

Mortgage History (Last 12 Months)	no lates	1 x 30	3 x 30	1 x 60	1 x 90	1 x 120
FICO Score	Maximum LTV(2)
710+	95% - 8A	90% - 4A	90% - 2A	90% - A	75% - C	60% - C
680 – 709	95% - 7A	90% - 4A	90% - 2A	90% - A	75% - C	60% - C
660 – 679	90% - 6A	90% - 3A	90% - 2A	90% - A	75% - C	60% - C
640 – 659	90% - 5A	90% - 3A	90% - 2A	90% - A	75% - C	60% - C
620 – 639	90% - 4A	90% - 2A	90% - A	90% - A	75% - C	60% - C
600 – 619	90% - 3A	90% - 2A	90% - A	85% - B	60% - C	60% - C
580 – 599	90% - 2A	90% - A	90% - A	85% - B	60% - C	60% - D
550 – 579	90% - A	90% - A	90% - A	85% - B	60% - C	60% - D
520 – 549	85% - B	85% - B	85% - B	75% - C	60% - D	60% - D
500 – 519	75% - C	75% - C	75% - C	60% - D	60% - D	60% - D
Bankruptcy or Foreclosure	8A - 3A: 36 months 2A - A: 24 months B: 12 months			C: Not current D: Dismissed/discharged prior to closing
Maximum Debt Ratio(3)	8A - D: 55%

(1)

Interest-only loans may be subject to additional and differing requirements, including: a maximum debt ratio of 50%; no non- owner occupied properties; no rural properties; a maximum delinquent mortgage history of 3 x 30; no bankruptcies in the last 24 months; a maximum LTV ratio of 90%; a minimum FICO score of 620; and a minimum credit risk of 2A.

(2)

The maximum LTV referenced is for mortgagors providing Full Documentation.  The LTV will be reduced 5% for each of the following characteristics: non-owner occupancy and multi-unit properties.  The LTV will be reduced 10% for each of the following characteristics: Stated Income documentation, mobile/manufactured homes and properties in rural locations.

(3)

The maximum LTV will be reduced 5% for debt ratios exceeding 50% on mortgage loans qualifying under standard loan programs.

Regulatory Matters Concerning the Ameriquest Originators

On January 23, 2006, ACC Capital Holdings Corporation (“ACCCHC”), the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the “Affiliates”) and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the “States”).  The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the States raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

THE SERVICERS

Nationstar Mortgage LLC

Nationstar Mortgage will act as servicer of approximately 52.84% of the Mortgage Loans (by Cut-off Date Pool Principal Balance).  Nationstar Mortgage provided the information in the following paragraphs.

General.  Nationstar Mortgage has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans.  Nationstar Mortgage or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources.  Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral.  Nationstar Mortgage’s most current rating as a residential subprime loan servicer is “RPS2” by Fitch Ratings, dated November 14, 2006.  Nationstar Mortgage was ranked “above average” as a residential subprime loan servicer by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. in December 2004.

Nationstar Mortgage services all loans in its Lewisville, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which it purchased a separate user license in August of 1997.  The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries.  Nationstar Mortgage has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS.  This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted mortgage loans (commonly referred to as REO property).  FORTRACS has generally increased Nationstar Mortgage’s ability to track and monitor loans in the default process.

Nationstar Mortgage’s operating and compliance policies and procedures are published on its intranet system and updated to comply with state and federal legal and regulatory requirements.

Nationstar Mortgage’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation.  Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date.  Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made.  Nationstar Mortgage uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls.  New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation.  Notices and special collection letters are used in the normal collection process.

The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower.  Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment.  If the payment is made, the account is removed from the collection queue.  If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment.  If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation.  Standard collection form letters, approved by Nationstar Mortgage’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower.  Documentation of collection activity is critically important in the default management process.  Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account.  Nationstar Mortgage’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

Nationstar Mortgage’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account.  This may be done sooner if the circumstances of a particular account indicate that legal action appears likely.  This letter will give the customer 30 days’ notice of Nationstar Mortgage’s intent to initiate foreclosure action on the loan.  If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management.  Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

Prior to bidding at a foreclosure sale, Nationstar Mortgage performs an in-depth market value analysis of the mortgaged property on all defaulted loans.  This analysis which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from Nationstar Mortgage’s approved network of appraisers or real estate brokers.  Nationstar Mortgage uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

If Nationstar Mortgage acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price.  Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition.  Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

The REO sales team markets properties through a network of over 2,000 approved real estate brokers.  Nationstar Mortgage utilizes an online purchase offer management system to track and respond promptly to offers submitted by the real estate brokers.  The REO closing department handles all paperwork required to transfer the property in the final sale.  Nationstar Mortgage’s REO policies and procedures support expeditious disposition of REO property to maximize recovery.

If a loan is liquidated for less than its unpaid principal balance plus accrued interest, reimbursement of liquidation expenses and servicer advances, or if Nationstar Mortgage determines that a delinquent loan is nonrecoverable, a realized loss will be incurred.  A separate loss recovery unit is responsible for pursuing deficiency balances after completion of the foreclosure action.  This unit evaluates relevant information on loans that resulted in a realized loss, searches for recovery opportunities and attempts recovery of funds through various collection methods.

Nationstar Mortgage will exercise its discretion consistent with customary servicing procedures and its rights under the relevant servicing agreements, with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest, including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties, and the modification of the loans.

Nationstar Mortgage will not agree to any modification, waiver or amendment of any provision of any loan unless, in its good faith judgment, the modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan, but only in the event of a payment default with respect to the loan o r in the event that a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage.  However, with respect to loans held in Nationstar Mortgage -sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of the classes of offered securities of the related issuing entity that remain outstanding.  In addition, Nationstar Mortgage may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

Nationstar Mortgage outsources the tracking and follow-up on homeowners and flood insurance for loans without escrows.  Nationstar Mortgage follows an established process of sending Nationstar Mortgage -approved letters notifying the customer of non-receipt of proof of insurance renewal.  This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent.  If proof of insurance has still not been received following this process, Nationstar Mortgage will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense.  Nationstar Mortgage has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering Nationstar Mortgage’s balance on the loan.  For property taxes on loans without escrows, Nationstar Mortgage obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

Nationstar Mortgage offers full tax and insurance escrow services to its new customers.  These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

Nationstar Mortgage, as servicer, reports borrower information monthly to the major credit reporting agencies.

Borrower Bankruptcy.  Under the Federal Bankruptcy Code (Title 11 of the United States Code), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, as well as the Bankruptcy Abuse Prevention and Consumer Protection Act, a borrower may be entitled to protection from both the immediate foreclosure by Nationstar Mortgage upon the mortgaged property and the collection by Nationstar Mortgage of past due payments.  In addition, a borrower’s bankruptcy filing could limit the ability of Nationstar Mortgage to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

In the case of a Chapter 7 bankruptcy filing by a borrower, unless and until Nationstar Mortgage secures a reaffirmation agreement from the borrower, the process of collecting payments on the loan or foreclosing on the mortgaged property may be delayed by the filing.  If a reaffirmation agreement is executed by the borrower and approved by the bankruptcy court, and is not otherwise rejected in the bankruptcy proceedings, the borrower may retain the mortgaged property and will be obligated to continue to make loan payments.  If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

In addition to filings under Chapter 7 of the Bankruptcy Code, borrowers may seek protection from enforcement of loan obligations pursuant to Chapter 13 of the Bankruptcy Code.  Courts have broad discretion in the administration of bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the loan and reducing the lender’s security interest, including classifying the lender as an unsecured lender, or making other modifications to the loan the court deems appropriate.

Upon receipt of notice of the filing of a bankruptcy by a borrower, Nationstar Mortgage will verify the validity of the filing by the use of its PACER bankruptcy reporting system.  In the case of a Chapter 7 bankruptcy filing, a reaffirmation agreement will be provided by Nationstar Mortgage to counsel for the borrower.  If the borrower fails to execute a reaffirmation agreement, the mortgaged property is deemed surrendered and Nationstar Mortgage may begin the process to recover the property.

In the case of a Chapter 13 bankruptcy filing, Nationstar Mortgage will file a proof of claim to protect the loan amount and secured nature of the claim.  If a borrower fails to make post-petition mortgage payments, or plan payments of arrearages, during the pendency of a Chapter 13 bankruptcy, Nationstar Mortgage will seek relief from the automatic stay and proceed to recover the mortgaged property.

Material Changes in Servicing Procedures.  There have been no material changes to Nationstar Mortgage’s servicing policies and procedures during the past three years.

Servicing Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s servicing portfolio:

	As of March 31,				As of September 30,
Nationstar Mortgage Servicing Portfolio
	2002	2003	2004	2005	2006	2006
	($ in millions)
Non Prime Mortgage Loans(1) (2)	$3.28	$4.64	$6.50	$7.91	$6.87	$7.53
Growth Rate	85%	41%	40%	22%	(13)%	10%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1.09	$0.84	$0.64	$1.40	$3.68	$2.51
Growth Rate	(27)%	(23)%	(24)%	119%	163%	(32)%
Total Serviced Portfolio	$4.37	$5.48	$7.14	$9.31	$10.55	$10.05
Growth Rate	34%	25%	30%	30%	13%	(5)%

__________

(1)

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

(2)

Includes loans originated or acquired, and serviced, by Nationstar Mortgage that are held (a) in Nationstar Mortgage-sponsored term securitizations or (b) in Nationstar Mortgage’s inventory.

(3)

Includes loans originated or acquired by Nationstar Mortgage, which Nationstar Mortgage has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

Select Portfolio Servicing, Inc.

Select Portfolio Servicing, Inc. will act as a servicer of approximately 47.16% of the Mortgage Loans (by Cut-off Date Pool Principal Balance).  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.  SPS provided the information in the following paragraphs.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc. (now known as Credit Suisse Securities (USA) LLC), an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non supervised mortgagee with servicing approval, and is a Fannie Mae approved seller/servicer and a Freddie Mac approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in the prospectus supplement.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Subprime First Lien Loans
December 31	Number of Loans	Unpaid Principal Balance
2000	156,503	$11,561,328,549
2001	182,166	12,788,766,133
2002	415,178	36,442,671,225
2003	306,508	27,116,674,323
2004	204,682	16,147,260,850
2005	181,972	17,853,515,524
September 30, 2006	173,538	18,975,018,466

Second Lien Loans
December 31	Number of Loans	Unpaid Principal Balance
2000	17,744	$ 497,085,065
2001	43,768	1,316,889,156
2002	78,046	2,378,774,293
2003	49,962	1,440,534,831
2004	32,357	863,199,199
2005	30,621	955,521,650
September 30, 2006	51,629	2,216,349,424

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the Pooling Agreement as described in this prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for certificate holders are governed by the provisions of the Pooling Agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology).  While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates.

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

·

Foreclosure and bankruptcy processing

·

Title processing

·

Tax payments and processing

·

Insurance payments and claims processing

·

Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

·

Payoff quote preparation

·

Property valuations for property preservation

·

Data integrity on newly boarded loan data

·

Validation of ARM changes

·

Forbearance preparation

·

REO invoice preparation

·

Escrow analysis

·

Junior lien analysis

·

Reconveyance processing

·

Back office research related to customer service

·

MERS loan tracking

·

Bankruptcy per-discharge audit

·

Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

·

Extending the new hire training period

·

Introducing a centralized call monitoring program

·

Increasing involvement of mid-senior level managers in the hiring process

·

Implemented new incentive plans based on a true balanced scorecard

·

Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

·

Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

·

Customizing training programs in support of material business process changes

·

Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

·

Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

·

Implementing automated underwriting for loss mitigation with escalated review of any denials

·

Implementing web-based technology for management of timeline processes

·

Implementing web-based imaging technology

THE MASTER SERVICER AND TRUST ADMINISTRATOR

Wells Fargo Bank will act as Master Servicer and Trust Administrator under the Pooling Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Trust Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as trust administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will act as Master Servicer pursuant to the Pooling Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the Pooling Agreement.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling Agreement.  In addition, upon the occurrence of certain Servicer Events of Default under the Pooling Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

THE LOAN PERFORMANCE ADVISOR

OfficeTiger Global Real Estate Services Inc., a Delaware corporation, will act as Loan Performance Advisor and will monitor the performance of, and make recommendations to, the Servicers with respect to the applicable Mortgage Loans.  The Loan Performance Advisor shall rely upon the mortgage loan data provided to it by the Servicers in performing its monitoring and advisory functions.  The Loan Performance Advisor shall be entitled to receive a fee until the termination of the Trust or until the removal of the Loan Performance Advisor.

THE SWAP COUNTERPARTY

Credit Suisse International (“CSi”), was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.”  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “AA- (stable outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the Depositor, the Sponsor, the Seller, SPS and Credit Suisse Securities (USA) LLC.

Except for this section “The Swap Counterparty,” CSi has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Asset Backed Pass-Through Certificates, Series MO 2006-HE6 will be issued pursuant to the Pooling Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement.  When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Trust will issue

·

the Class A1 Certificates,

·

the Class A2 Certificates,

·

the Class A3 Certificates,

·

the Class A4 Certificates,

·

the Class A5 Certificates,

·

the Class M1 Certificates,

·

the Class M2 Certificates,

·

the Class M3 Certificates,

·

the Class M4 Certificates,

·

the Class M5 Certificates,

·

the Class M6 Certificates,

·

the Class M7 Certificates,

·

the Class M8 Certificates,

·

the Class M9 Certificates,

·

the Class M10 Certificates,

·

the Class M11 Certificates,

·

the Class X Certificates,

·

the Class P Certificates, and

·

the Class R Certificates.

The Class A1 Certificates, Class A2 Certificates, Class A3 Certificates, Class A4 Certificates and Class A5 Certificates are referred to as the “Class A Certificates” or the “Senior Certificates.”  The Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates and Class M11 Certificates are referred to as the “Mezzanine Certificates.”  The Mezzanine Certificates, other than the Class M10 Certificates and Class M11 Certificates, are referred to as the “Offered Mezzanine Certificates.”  The Class R Certificates are referred to as the “Residual Certificates.”  The Class X Certificates, Class P Certificates and Residual Certificates are referred to as the “Physical Certificates.”  The Mezzanine Certificates and the Physical Certificates, other than the Class P Certificates, are referred to as the “Subordinate Certificates.”  The Class A Certificates and the Mezzanine Certificates are referred to as the “LIBOR Certificates.”  Only the Senior Certificates and the Offered Mezzanine Certificates are offered hereby (the “Offered Certificates”).

The LIBOR Certificates will have the initial Certificate Principal Balances specified in the table beginning on page S-7, subject to a permitted variance of plus or minus five percent.  The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest.  The Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates.  The Class R Certificates will not have an initial Certificate Principal Balance and will not bear interest.  The initial owner of the Residual Certificates and the Class X Certificates will be Credit Suisse Securities (USA) LLC, an affiliate of the Sponsor, the Depositor, SPS, and the Trust.

The Offered Certificates will be issued in book-entry form as described below.  All classes of Offered Certificates will be issued in minimum denominations of $25,000 original principal amount and integral multiples of $1 in excess thereof.

Distributions on the Offered Certificates will be made by the Trust Administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any Physical Certificate or any Book-Entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Class A Certificates and the Mezzanine Certificates will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owner”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Generally, Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under “—General.”  Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trust Administrator through DTC and DTC participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.  Clearstream is a subsidiary of Clearstream International société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG.  In July 2002 Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque central du Luxembourg, Luxembourg Central Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg Commission for the Supervision of the Financial Sector.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has over 2,500 customers located in approximately 94 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Euroclear Clearance System”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trust Administrator to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Trust Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Trust Administrator is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate a book entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners and the DTC participants consent to the termination of the book-entry system through DTC.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trust Administrator will issue Definitive Certificates, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.  See “Annex I” to this prospectus supplement.

None of the Depositor, the Underwriter, the Sponsor, the Trustee, the Servicers, the Master Servicer, the Trust Administrator, the Loan Performance Advisor or the Originators will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Offered Certificates is set forth in the table on page S-7.  The actual final Distribution Date of any class of Offered Certificates may be earlier or later, and could be substantially earlier, than such class's Expected Final Distribution Date (calculated as the Distribution Date on which the Certificate Principal Balance of the related Class of Certificates is reduced to zero assuming (1) the Structuring Assumptions, (2) the Mortgage Loans prepay at the rates indicated under Scenario IV of the Prepayment Scenarios and that (3) the Optional Termination Date is exercised on the first possible Distribution Date).

Assumed Final Distribution Date

The Assumed Final Distribution Date for the Offered Certificates is the Distribution Date in November 2036, which is the Distribution Date one month after the latest maturing Mortgage Loan in any subgroup.  As to each class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class’s Assumed Final Distribution Date.

Glossary

The “Accrual Period” for the LIBOR Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates, and any Distribution Date, is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed less any increases to the Certificate Principal Balance of that class as a result of Recoveries.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date the amounts in clauses (2)(i) – (iv) of the definition of Principal Distribution Amount.

The “Certificate Principal Balance” of any LIBOR Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any Distribution Date in order of seniority up to the amount of the Allocated Realized Loss Amount owed to that class.

The “Class A Principal Distribution Amount,” means, for any Distribution Date (a) prior to the Stepdown Date, (b) that is the Stepdown Date, if the Stepdown Date occurs as a result of clause (1) of the definition thereof or (c) on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount for such Distribution Date.  For any Distribution Date (a) on or after the Stepdown Date (except as otherwise provided in the preceding sentence) and (b) on which a Trigger Event is not in effect, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 51.50% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M1/M2/M3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 74.00% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M4 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 77.90% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M5 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), and (4) the Certificate Principal Balances of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 81.40% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M6 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balances of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 83.70% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M7 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 86.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M8 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 87.90% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M9 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 90.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M10 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date, (5) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Class M11 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1/M2/M3 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such Distribution Date) and (10) the Certificate Principal Balance of the Class M11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 96.00% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,831,159.

The “Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralization Amount which for the purposes of this definition will not be less than zero (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent” etc.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by each Servicer with respect to the Mortgage Loans serviced by it.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of LIBOR Certificates will equal the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Net Trust Swap Payment, (C) any Unpaid Interest Shortfall Amounts for the Class A Certificates, (D) the Principal Remittance Amount and (E) any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)).

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution Date).

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) on such Distribution Date.

The “Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Stepdown Date, approximately 2.00% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately 4.00% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $4,831,159, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Percentage Interest”  means, as to any certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance represented by such certificate by the aggregate initial Certificate Principal Balance of all of the certificates of such class.

The “Prepayment Period” for any Distribution Date and (i) principal prepayments in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date and (ii) principal prepayments in part, the calendar month preceding the month of such Distribution Date, except, in each case, with respect to the first Distribution Date, when the Prepayment Period for all prepayments will commence on November 7, 2006, with respect to the Nationstar Mortgage Loans, and November 6, 2006, with respect to the Ameriquest Mortgage Loans.

The “Principal Distribution Amount” for any Distribution Date is the lesser of:

(1)

Available Funds after distribution of interest on the Class A and Mezzanine Certificates, including, with respect to the Class A Certificates, any Unpaid Interest Shortfall Amounts, any Net Trust Swap Payment and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)) plus amounts available to be withdrawn from the Supplemental Interest Trust on the Distribution Date pursuant to clause (v) in the section titled “—The Swap Agreement”; and

(2)

the sum of:

(i)

the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii)

the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

(iii)

the principal portion of all unscheduled collections in respect of insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, to the extent applied as recoveries of principal on the Mortgage Loans;

(iv)

the principal portion of all unscheduled collections in respect of full and partial principal prepayments received during the related Prepayment Period; and

(v)

the amount of any Overcollateralization Increase Amount for such Distribution Date;

minus

  (vi)

the amount of any Overcollateralization Release Amount for such Distribution Date.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the LIBOR Certificates.

The “Principal Remittance Amount” means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by a Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by a Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, condemnation proceeds, insurance proceeds, including Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

A “Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated or charged off (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to a Servicer or the Master Servicer, if applicable, for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

A “Recovery” means, with respect to any Distribution Date and any Mortgage Loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that Distribution Date, net of reimbursable expenses.

The “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero (assuming that 100% of the Basic Principal Distribution Amount and any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount is applied as a principal payment on such Distribution Date (assuming for this purpose prior to the Stepdown Date)) and (2) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 48.50% (for the purpose of this definition only, Credit Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amounts on the Mezzanine Certificates).

The “Subgroup 1 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 1 Mortgage Loans and Compensating Interest paid by the Servicers with respect to the Subgroup 1 Mortgage Loans.

The “Subgroup 1 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the sum of (i) the Net Counterparty Payment and (ii) the Swap Termination Payment required to be paid by the Swap Counterparty, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the sum of (i) the Net Trust Swap Payment and (ii) the Swap Termination Payment required to be paid by the Supplemental Interest Trust unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement), if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 1 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 1 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 1 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 1 Mortgage Loans.

The “Subgroup 2 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 2 Mortgage Loans and Compensating Interest paid by the Servicers with respect to the Subgroup 2 Mortgage Loans.

The “Subgroup 2 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the sum of (i) the Net Counterparty Payment and (ii) the Swap Termination Payment required to be paid by the Swap Counterparty, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 2 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the sum of (i) the Net Trust Swap Payment and (ii) the Swap Termination Payment required to be paid by the Supplemental Interest Trust unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement), if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to such Distribution Date).

The “Subgroup 2 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 2 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 2 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 2 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 2 Mortgage Loans.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Principal Balance of the Mortgage Loans that are 60 days or more Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, as of the last day of the prior calendar month by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 33.00% of the Credit Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as of the last day of the prior calendar month (reduced by the aggregate amount of Recoveries) as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
December 2008 - November 2009	1.35%*
December 2009 - November 2010	3.00%*
December 2010 - November 2011	4.75%*
December 2011 - November 2012	6.15%*
December 2012 - November 2013	6.90%*
December 2013 and thereafter	6.95%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

The “Unpaid Interest Shortfall Amount” means (i) for the first Distribution Date and with respect to each class of LIBOR Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual Period.

Allocation of Available Funds

Distributions to holders of each class of LIBOR Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicers, the Master Servicer, the Trust Administrator and the Trustee:

1.

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee and the LPA Fee for such Distribution Date and any accrued and unpaid Servicing Fees and LPA Fees in respect of any prior Distribution Dates;

2.

unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums and amounts representing interest on prepayments received during the first Prepayment Period representing interest accruals thereon on or prior to the Closing Date) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3.

payments from each Servicer in connection with Advances and Compensating Interest for such Distribution Date.

Generally, distributions with respect to the Class A1 Certificates will be made from Available Funds from amounts collected on the Subgroup 1 Mortgage Loans and related Net Counterparty Payments.  Distributions with respect to the Class A2, Class A3, Class A4 and Class A5 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 2 Mortgage Loans and related Net Counterparty Payments.  Distributions with respect to the Mezzanine Certificates will be made from Available Funds from amounts collected on the Subgroup 1 and Subgroup 2 Mortgage Loans and Net Counterparty Payments.

The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

Interest Distributions on the LIBOR Certificates

On each Distribution Date, the Trust Administrator will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case from and to the extent of the Interest Remittance Amount; provided, however, the distributions made pursuant to clause 1 will be made on the related Swap Payment Date to the extent such distributions would be made on such Distribution Date:

1.

to the Supplemental Interest Trust for payment to the Swap Counterparty, the Net Trust Swap Payment, so long as an Early Termination Date has not occurred, and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)), as applicable for such date of distribution;

2.

concurrently, to the holders of the Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 2 and applied in accordance with the allocation rules set forth below;

3.

concurrently, to the holders of the Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 3 and applied in accordance with the allocation rules set forth below;

4.

to the holders of the Class M1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

5.

to the holders of the Class M2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

6.

to the holders of the Class M3 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

7.

to the holders of the Class M4 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

8.

to the holders of the Class M5 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

9.

to the holders of the Class M6 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

10.

to the holders of the Class M7 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

11.

to the holders of the Class M8 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

12.

to the holders of the Class M9 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

13.

to the holders of the Class M10 Certificates, the Monthly Interest Distributable Amount allocable to such certificates; and

14.

to the holders of the Class M11 Certificates, the Monthly Interest Distributable Amount allocable to such certificates.

The Interest Remittance Amount distributed pursuant to clauses 2 and 3 above will be applied to the Senior Certificates as follows: amounts distributed to the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates will first reduce the Interest Remittance Amount of the related subgroup.  Reductions in the Subgroup 1 Interest Remittance Amount will be applied to the Class A1 Certificates.  Reductions in the Subgroup 2 Interest Remittance Amount will be applied to the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata, based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amount of the other subgroup after giving effect to the foregoing allocations.

Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.  On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by a Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

Principal Distributions on the LIBOR Certificates

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trust Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

sequentially, as follows:

i.

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A3 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

iii.

to the holders of the Class A4 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iv.

to the holders of the Class A5 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 2 Mortgage Loans, to the holders of the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata based on their respective Certificate Principal Balances, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the class or classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such class or classes pursuant to the applicable subclause above will be distributed to the other class or classes of Class A Certificates of the other subgroup and distributed in accordance with the distribution rules set forth in the related subclause;

3.

to the holders of the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

11.

to the holders of the Class M9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

12.

to the holders of the Class M10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

13.

to the holders of the Class M11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

sequentially, as follows:

i.

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A3 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

iii.

to the holders of the Class A4 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iv.

to the holders of the Class A5 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 2 Mortgage Loans, to the holders of the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata based on their respective Certificate Principal Balances, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the class or classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such class or classes pursuant to the applicable subclause above will be distributed to the other class or classes of Class A Certificates of the other subgroup and distributed in accordance with the distribution rules set forth in the related subclause;

3.

sequentially, as follows:

(a)

to the holders of the Class M1 Certificates, the Class M1/M2/M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(b)

to the holders of the Class M2 Certificates, the Class M1/M2/M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(c)

to the holders of the Class M3 Certificates, the Class M1/M2/M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M4 Certificates, the Class M4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M5 Certificates, the Class M5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M6 Certificates, the Class M6 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M7 Certificates, the Class M7 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M8 Certificates, the Class M8 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M9 Certificates, the Class M9 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M10 Certificates, the Class M10 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero; and

11.

to the holders of the Class M11 Certificates, the Class M11 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization, excess interest and certain Net Counterparty Payments.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

In addition, the rights of the holders of the Mezzanine Certificates with lower payment priorities will be junior to the rights of holders of the Mezzanine Certificates with higher payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates to the extent described in this prospectus supplement.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

Overcollateralization Provisions

As of the Closing Date, the Cut-off Date Pool Principal Balance will exceed the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 2.00% of the Cut-off Date Pool Principal Balance.  This feature is referred to as overcollateralization.  Although market conditions may change, the weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR Certificates and the rates at which other obligations of the Trust are calculated.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the LIBOR Certificates and the fees and expenses payable by the Trust, including Net Trust Swap Payments.  The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the required level of overcollateralization.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date), any Net Monthly Excess Cashflow will be paid in the following order of priority:

1.

to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above;

2.

to the holders of the Class M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

3.

to the holders of the Class M1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

4.

to the holders of the Class M2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

5.

to the holders of the Class M2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

6.

to the holders of the Class M3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

7.

to the holders of the Class M3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

8.

to the holders of the Class M4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

9.

to the holders of the Class M4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

10.

to the holders of the Class M5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

11.

to the holders of the Class M5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

12.

to the holders of the Class M6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

13.

to the holders of the Class M6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

14.

to the holders of the Class M7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

15.

to the holders of the Class M7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

16.

to the holders of the Class M8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

17.

to the holders of the Class M8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

18.

to the holders of the Class M9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

19.

to the holders of the Class M9 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

20.

to the holders of the Class M10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

21.

to the holders of the Class M10 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

22.

to the holders of the Class M11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

23.

to the holders of the Class M11 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

24.

to the holders of the Senior Certificates, pro rata based on the entitlement of each such class pursuant to this clause, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

25.

to the holders of the Class M1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

26.

to the holders of the Class M2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

27.

to the holders of the Class M3 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

28.

to the holders of the Class M4 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

29.

to the holders of the Class M5 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

30.

to the holders of the Class M6 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

31.

to the holders of the Class M7 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

32.

to the holders of the Class M8 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

33.

to the holders of the Class M9 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

34.

to the holders of the Class M10 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

35.

to the holders of the Class M11 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

36.

to the Net WAC Reserve Fund, up to an amount equal to the aggregate Net WAC Rate Carryover Amounts for the LIBOR Certificates for such Distribution Date;

37.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust;

38.

to the holders of the Class X Certificates as provided in the Pooling Agreement;

39.

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class R Certificates under this subclause 39.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trust Administrator will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 36 above and will distribute the Net WAC Rate Carryover Amount, if any, to the classes of LIBOR Certificates in the order of priority specified herein under “—Net WAC Reserve Fund.”

On each Distribution Date, the Trust Administrator will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

Allocation of Losses; Subordination

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates and Class P Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding with the lowest priority of payment will be reduced by an amount equal to that excess.

The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates.  Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans on a Distribution Date to pay the Class A Certificates all interest and principal amounts, as applicable, to which they are then entitled.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date.  With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Subgroup 1 Maximum Rate ” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (ii) the Subgroup 1 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 1 Net WAC Rate” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (3) the Subgroup 1 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Maximum Rate” for any Distribution Date with respect to the Class A2, Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (ii) the Subgroup 2 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Net WAC Rate” for any Distribution Date with respect to the Class A2, Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (3) the Subgroup 2 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subordinate Maximum Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Maximum Rate and the Subgroup 2 Maximum Rate, weighted in proportion to the results from subtracting from the aggregate Principal Balance of each Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date), the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date (such amount, the “Subgroup Subordinate Amount”).

The “Subordinate Net WAC Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Net WAC Rate and the Subgroup 2 Net WAC Rate, weighted in proportion to the related Subgroup Subordinate Amounts.

The “Maximum Rate” means the Subgroup 1 Maximum Rate, the Subgroup 2 Maximum Rate, or the Subordinate Maximum Rate, as applicable.

The “Net WAC Rate” means the Subgroup 1 Net WAC Rate, the Subgroup 2 Net WAC Rate, or the Subordinate Net WAC Rate, as applicable.

If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is the related Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of LIBOR Certificates for such Accrual Period.  Any Net WAC Carryover Amount on the LIBOR Certificates will be paid on that Distribution Date from any available Net Counterparty Payments under the Swap Agreement and on that and future Distribution Dates from and to the extent of Available Funds in accordance with the priorities described above.

The “Formula Rate” for any class of LIBOR Certificates is the lesser of (A) the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the “Certificate Index”) and (ii) a related margin (the “Certificate Margin”) and (B) the applicable Maximum Rate.  The Certificate Margins with respect to the LIBOR Certificates on each Distribution Date will be as follows:

Class of LIBOR Certificates	Certificate Margin to and Including the Optional Termination Date	Certificate Margin after the Optional Termination Date
Class A1	0.145%	0.290%
Class A2	0.050%	0.100%
Class A3	0.120%	0.240%
Class A4	0.160%	0.320%
Class A5	0.230%	0.460%
Class M1	0.230%	0.345%
Class M2	0.290%	0.435%
Class M3	0.340%	0.510%
Class M4	0.380%	0.570%
Class M5	0.410%	0.615%
Class M6	0.450%	0.675%
Class M7	0.800%	1.200%
Class M8	1.250%	1.875%
Class M9	2.150%	3.225%
Class M10	2.500%	3.750%
Class M11	2.500%	3.750%

Net WAC Reserve Fund

On the Closing Date, the Trust Administrator will establish a reserve fund account (the “Net WAC Reserve Fund”) from which certain payments in respect of Net WAC Rate Carryover Amounts on the LIBOR Certificates, will be made.  The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  On each Distribution Date, the Trust Administrator will withdraw from amounts in the Net WAC Reserve Fund to pay the LIBOR Certificates, any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

1.

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Carryover Amount for such classes and Distribution Date; and

2.

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates, the Class M7 Certificates, the Class M8 Certificates, the Class M9 Certificates, the Class M10 Certificates and the Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amounts for such class and Distribution Date.

The Swap Agreement

A separate trust created under the Pooling Agreement (the “Supplemental Interest Trust”) will hold a swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Master Agreement”), together with a Schedule, Confirmation and Credit Support Annex between the Trustee, on behalf of the Supplemental Interest Trust and CSi (in such capacity, the “Swap Counterparty”) and acknowledged by the Trust Administrator, for the benefit of the LIBOR Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning in December 2006 and until the Distribution Date in November 2011 (the “Swap Termination Date”), (1) the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) 5.319% per annum, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Trust Swap Payment”) (such amount to be paid to the Swap Counterparty by the Trust Administrator, on behalf of the Supplemental Interest Trust Trustee) and (2) the Swap Counterparty will be obligated to pay to the Trust Administrator, on behalf of the Supplemental Interest Trust Trustee, an amount equal to the product of (a) one-month LIBOR (as determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Counterparty Payment”).

The Swap Notional Amount for any Swap Payment Date shall be (i) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than the applicable lower bound set forth on Annex II hereto and less than the applicable upper bound set forth on Annex II hereto, the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor, (ii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is less than or equal to the applicable lower bound set forth on Annex II hereto, an amount equal to the applicable lower bound set forth on Annex II hereto for such Swap Payment Date and (iii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than or equal to the applicable upper bound set forth on Annex II hereto for such Swap Payment Date, an amount equal to the applicable upper bound set forth on Annex II hereto for such Swap Payment Date.  The factor for each Swap Payment Date is set forth in Annex II hereto.  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment.”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment. ”

A “Swap Payment Date” means one business day (as defined in the Swap Agreement) prior to the 25th day of each month beginning in December 2006 through and including November 2011.

The “Calculation Period” means each period from and including the 25th day of each month to, but excluding, the 25th day of the following month, except that the initial Calculation Period will commence on, and include, November 30, 2006 and the final Calculation Period will end on, but exclude, the Swap Termination Date; provided that such Calculation Period shall be (i) unadjusted with respect to payments due from the Supplemental Interest Trust and (ii) adjusted pursuant to the Following Business Day Convention (as defined in the Swap Agreement) with respect to amounts due from the Swap Counterparty.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10 percent.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Breach of Agreement,” (with respect to the Swap Counterparty only)

·

“Credit Support Default” (with respect to the Swap Counterparty, and clause (1) thereunder with respect to the Supplemental Interest Trust only if the Swap Counterparty has posted collateral),

·

“Misrepresentation,” (with respect to the Swap Counterparty only)

·

“Bankruptcy” (other than certain clauses thereof with respect to the Trust which are inapplicable or have been modified in respect of the Trust), and

·

“Merger without Assumption” (but only with respect to the Swap Counterparty).

“Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

·

“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events”

(a)

 relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)

relating to the Swap Counterparty's ratings whereby, if the Swap Counterparty’s rating (to the extent the applicable Certificates are rated by the relevant Ratings Agency):

·

falls to a short-term credit rating of “A-2” or below by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A” or below by S&P;

·

falls to a short-term credit rating of “P-2” or below or long-term credit rating of “A3”, or, if no short-term credit rating is available, a long-term credit rating of “A2” or below, in each case by Moody’s; or

·

falls to either a short-term credit rating of “F-2” or below by Fitch or a long-term credit rating of “A-” or below by Fitch;

and the Swap Counterparty fails, at its cost, to perform one or more actions, including, but not limited to:

·

furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor according to the terms of the Swap Agreement;

·

posting collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement; or

·

obtaining a substitute swap counterparty to replace the Swap Counterparty that is confirmed by the rating agencies and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+”, in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-2” and a long-term credit rating greater than or equal to “A3” or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “A3”, in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch (in each case only to the extent the applicable Certificates are rated by the relevant Rating Agency).

If the credit ratings of the Swap Counterparty are downgraded to a rating level at “BB+” or below or withdrawn by S&P, to a rating level at “Baa1” or below or “P-3” or below by Moody’s (or such rating is withdrawn by Moody’s) or to a rating level at “BBB” or below or “F-3” or below by Fitch, to the extent the Certificates are rated by such rating agency, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty or, in certain circumstances, obtain a guarantor and may in certain circumstances be required to post collateral while such swap counterparty or guarantor is being found.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute a Swap Default in respect of the Swap Counterparty.

Upon any Early Termination Date, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement or the amount the Supplemental Interest Trust would have to pay or would receive for entering into a replacement swap agreement.  In the event that the Trust Administrator, on behalf of the Supplemental Interest Trust Trustee, is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the Trust Administrator will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced without being allocated in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained by the Trust Administrator within 30 days after receipt by the Trust Administrator of the Swap Termination Payment paid by the original Swap Counterparty, the Trust Administrator will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each Distribution Date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

In addition, the Swap Counterparty may assign its obligations under the Swap Agreement (i) with the prior written consent of the Supplemental Interest Trust to an unaffiliated party or (ii) without the prior consent of the Supplemental Interest Trust to an affiliated party, in each case, that either has at least equivalent credit ratings to the levels specified in the Swap Agreement or has furnished a guarantee, subject to approval by S&P as specified in the Swap Agreement, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the levels specified in the Swap Agreement.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related Distribution Date as follows:

(i)

to the Class A Certificates, pro rata based on amounts due, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates”;

(ii)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates” and “—Overcollateralization Provisions”;

(iii)

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Rate Carryover Amount for such Classes and Distribution Date after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(iv)

 to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(v)

to the class or classes of LIBOR Certificates then entitled to receive distributions of principal in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above; after giving effect to the amounts available pursuant to clause 1 under “—Overcollateralization Provisions”; provided, however that aggregate distributions pursuant to this clause (v) will not exceed the amount of cumulative Realized Losses on the Mortgage Loans since the Cut-Off Date;

(vi)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Dates remaining undistributed after giving effect to distributions of such amounts as described under “—Overcollateralization Provisions”; and

(vii)

to the holders of the Class X Certificates, any remaining amounts.

Calculation of Certificate Index

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, a “LIBOR Determination Date”), the Trust Administrator will determine the Certificate Index for such Accrual Period for such LIBOR Certificates on the basis of the London interbank offered rate (“LIBOR”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such related LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such related LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous related LIBOR Determination Date and (y) the Reserve Interest Rate.

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London; “Telerate Page 3750” means the display page currently so designated on the Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trust Administrator and (3) not controlling, controlled by or under common control with, the Depositor, a Servicer or any successor servicer, the Master Servicer, Trust Administrator or any successor master servicer or an Originator; and “Reserve Interest Rate” shall be the rate per annum that the Trust Administrator determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such related LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each related LIBOR Determination Date by the Trust Administrator and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

THE POOLING AGREEMENT

General

The Offered Certificates will be issued pursuant to the Pooling Agreement.  The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, and any principal prepayments received after November 5, 2006, with respect to the Ameriquest Mortgage Loans and November 6, 2006, with respect to the Nationstar Mortgage Loans, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Net WAC Reserve Fund, (vi) the rights of the Trustee under the Swap Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreements.  The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Mortgage Loan Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement.  Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date and its Loan Rate as well as other information.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee’s agent for such purpose) the Mortgage Loan Documents and the mortgage notes endorsed in blank or to the Trustee.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the applicable Originator.  The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records.  Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

The Trustee (or a custodian) will review the Mortgage Loan Documents pursuant to the Pooling Agreement and if any Mortgage Loan Document is found to be in breach of any representation or warranty set forth in the Mortgage Loan Purchase Agreement or Reconstitution Agreement, as applicable, in any material respect and such defect is not cured within 90 days following notification thereof to the applicable Originator by the Trustee (or a custodian), Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, or Ameriquest, with respect to the Ameriquest Mortgage Loans, will be obligated to repurchase the related Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon until the date in which such repurchase occurs, computed at the Loan Rate through the date on which the repurchase is effected (in an amount not to exceed ninety (90) days of accrued interest, with respect to the Ameriquest Mortgage Loans) plus the amount of any unreimbursed Advances and Servicing Advances made by the related Servicer or the Master Servicer, as applicable, any unpaid Servicing Fees and any costs, indemnities and damages incurred by the Trust or the related Servicer in connection with any violations of any predatory or abusive lending laws with respect to a Mortgage Loan (the “Purchase Price”).  Rather than repurchase the related Mortgage Loan, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust and substitute in its place a Qualified Substitute Mortgage Loan (as defined below).  However, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.  This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for the omission of, or a material defect in, a Mortgage Loan Document.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate mortgage loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling Agreement (in each case, deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the related Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

In connection with the substitution of a Qualified Substitute Mortgage Loan, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans or the Seller, as applicable, will be required to deposit or cause to be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan plus any costs, indemnities and damages incurred by the Trust in connection with any violations of any predatory or abusive lending laws with respect to a related Mortgage Loan.

Under the applicable Reconstitution Agreements, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, and Ameriquest, with respect to the Ameriquest Mortgage Loans, will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each related Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate).  In addition, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, and Ameriquest, with respect to the Ameriquest Mortgage Loans, will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no related Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or in violation of any comparable local, state or federal law; (ii) no related Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; (iii) no related Mortgage Loan is a “high cost” mortgage loan as defined under any applicable state, local or federal predatory or abusive lending laws including the Georgia Fair Lending Act; and (iv) no related Mortgage Loan originated on or after November 27, 2003 and before July 6, 2004 is a “covered home loan” under the New Jersey Home Ownership Security Act of 2002.  Furthermore, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, and Ameriquest, with respect to the Ameriquest Mortgage Loans will represent and warrant with respect to each related Mortgage Loan as of the Closing Date that, among other things, at the time of transfer to the Seller, Nationstar Mortgage or Ameriquest, as applicable, has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Documents, free of any lien.  The Seller will represent and warrant in the Pooling Agreement that (i) each Mortgage Loan at the time is was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan and (ii) none of the Mortgage Loans included in the transaction are “high cost,” “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, or Ameriquest, with respect to the Ameriquest Mortgage Loans, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period, Nationstar Mortgage, with respect to the Nationstar Mortgage Loans, or Ameriquest, with respect to the Ameriquest Mortgage Loans or the Seller, as applicable, will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (only with respect to Nationstar Mortgage or the Seller) or (y) purchase such Mortgage Loan from the Trust at the Purchase Price.  However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

Pursuant to the Pooling Agreement, the Servicers will service and administer the Mortgage Loans as more fully set forth therein.

Master Servicing

Wells Fargo Bank will act as Master Servicer of all of the Mortgage Loans.  The Master Servicer will oversee and enforce the servicing by Nationstar Mortgage and SPS of the Mortgage Loans in accordance with the servicing provisions of the Pooling Agreement except in regards to default and REO Properties.  Pursuant to the Pooling Agreement, the Master Servicer, in its capacity as successor servicer, will be required to make advances and compensating interest payments to the extent that a Servicer is required to do so but fails to do so.  If a Servicer fails to perform in accordance with the terms of the Pooling Agreement, the Master Servicer will be required to terminate that Servicer and either find a successor servicer or service the related Mortgage Loans itself.  In either case, the successor servicer will be required to service the related Mortgage Loans according to the servicing provisions of the Pooling Agreement.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

Each Servicer shall establish and maintain or cause to be maintained a separate trust account (the “Collection Accounts”) for the benefit of the certificateholders.  The Collection Accounts will be Eligible Accounts (as defined in the Pooling Agreement) of the Trust.  Upon receipt by a Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, permitted reimbursements for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), each Servicer will deposit such amounts in its Collection Account.  Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.  The Trust Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Accounts by each Servicer and remitted on the Servicer Remittance Date (as defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account, and amounts on deposit therein may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Collection Account all scheduled installments of interest (net of the Servicing Fees and certain other items of compensation and reimbursement) and principal collected on the Mortgage Loans and due during such period, together with any Advances in respect thereof.

Prepayment Period

With respect to (i) principal prepayments in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date and (ii) principal prepayments in part, the calendar month preceding the month of such Distribution Date, except, in each case, with respect to the first Distribution Date, when the Prepayment Period for all prepayments will commence on November 6, 2006, with respect to the Ameriquest Mortgage Loans and November 7, 2006, with respect to the Nationstar Mortgage Loans.

Each Servicer shall hold in the related Collection Account all partial or full prepayments of principal, together with accrued interest thereon on the Mortgage Loans during such period plus any amounts received from the Trustee in respect of Prepayment Interest Shortfalls on the Mortgage Loans.

Determination Date	The 15th day of each calendar month (or, if the 15th is not a business day, the business day immediately preceding).	On the Determination Date, each Servicer will determine if Advances will be made with respect to delinquent monthly payments.
Servicer Remittance Date	The 21st day of each calendar month (or, if the 21st is not a business day, on the first business day thereafter).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account amounts collected on the Mortgage Loans during the preceding Due Period and Prepayment Period constituting the Available Funds for the Distribution Date.

Distribution Date	The 25th day of each month, or if such day is not a business day, on the first business day thereafter.	On each Distribution Date, the Trust Administrator will remit to certificateholders amounts on deposit in the Distribution Account in accordance with the priority of distributions set forth herein.

Advances

Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the related Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an “Advance”), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

In the event that a Balloon Loan is not paid in full on its maturity date, the applicable Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the Mortgage Loan, unless that Servicer determines that the Advance would not be recoverable.  In no event will a Servicer be obligated to advance the balloon payment due on any Balloon Loan.

Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  Neither Servicer will be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard above, the obligation of each Servicer to make Advances as to any Mortgage Loan will continue until such Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

In the event a Servicer fails in its obligation to make any required Advance, the Master Servicer, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

All Advances will be reimbursable to the related Servicer from late collections, insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries from the Mortgage Loan as to which such unreimbursed Advance was made or from funds in the related Collection Account that are not included in Available Funds for the related Distribution Date, unless such amounts are deemed to be nonrecoverable by such Servicer in which case reimbursement will be made to the applicable Servicer from the general funds in the related Collection Account.  Each Servicer may recover from amounts in the related Collection Account, the amount of any Advance that remains unreimbursed to the such Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trust Administrator for distribution on the Offered Certificates.

In the course of performing its servicing obligations, each Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) obtaining broker price opinions and (v) locating missing mortgage files.  Each such expenditure will constitute a “Servicing Advance.”  Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.  Each Servicer is required to make a Servicing Advance on a Mortgage Loan only to the extent it is deemed by such Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.

Each Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Each Servicer’s right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, Recoveries, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the related Servicer from the related Mortgagor or otherwise relating to the applicable Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by such Servicer in which event reimbursement will be made to such Servicer from general funds in the related Collection Account.

Optional Purchase of Defaulted Loans

Pursuant to the terms and conditions set forth in the Pooling Agreement, a Servicer or the majority holder of the Class X Certificates, as the case may be, may, at its option, purchase any Mortgage Loan (or, with respect to a Servicer, only the Mortgage Loans serviced by it) from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer or the majority holder of the Class X Certificates, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee (the “Trustee”) under the Pooling Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006.  As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities.  The Pooling Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of September 29, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to puchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V.  The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 587 issuances of subprime mortgage-backed securities with an outstanding aggregate principal balance of approximately $196,346,300,000.

The Trustee will have the following material duties under the Pooling Agreement:

·

directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;

·

directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

·

in the Event of Default by a Servicer or the Master Servicer under the Pooling Agreement that has not been remedied, the Trustee will have the right to terminate the Servicer or Master Servicer which causes the Event of Default.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor master servicer.  However, if the Trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes incapable of acting under the Pooling Agreement or insolvent.  The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The Trustee will not be liable under the Pooling Agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the Pooling Agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling Agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling Agreement.

In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trust Administrator

The Trust Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor trust administrator.  The Depositor may also remove the Trust Administrator if the Trust Administrator ceases to be eligible to continue as such under the Pooling Agreement or if the Trust Administrator becomes insolvent.  The Trust Administrator may also be removed at any time by the Trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor trust administrator.  Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The Trust Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the Trust Administrator.

The Pooling Agreement requires the Trust Administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator and the certificate registrar in respect of the certificates pursuant to the Pooling Agreement may be served.

The Trust Administrator will also act as paying agent, certificate registrar and authenticating agent under the Pooling Agreement.

The Trust Administrator will be required to notify certificateholders and the rating agencies of any Event of Default by the Master Servicer or a Servicer known to the Trust Administrator, and the appointment of any successor master servicer or servicer.

The Trust Administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the Trust Administrator’s website, which is presently located at http://www.ctslink.com.  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815 6600.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at (301) 815 6600.  The Trust Administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

The Custodians

The Bank of New York Trust Company, N.A. will act as custodian of the Mortgage Files for the Nationstar Mortgage Loans pursuant to the Pooling Agreement.  The Bank of New York Trust Company, N.A., segregates files for which it acts as custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

The Trustee will act as custodian of the mortgage files for the Ameriquest Mortgage Loans pursuant to the Pooling Agreement.  The Trustee will hold these mortgage files in one of its custodial vaults, which are located in St. Paul, Minnesota.  The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling Agreement.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held as Trustee.  As of September 30, 2006, U.S. Bank hold approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

Documents are held by the custodians on behalf of the Trust.  The custodians will review each related mortgage file in accordance with the review criteria specified in the Pooling Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.  Additional responsibilities of the custodians are set forth in the Pooling Agreement.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

Events of Default

As provided in the Pooling Agreement, a Servicer or the Master Servicer, as applicable, may be removed as a servicer or master servicer, as applicable, of the applicable Mortgage Loans if there is an Event of Default.  The “Events of Default” include the following events:

1.

any failure by a Servicer to remit to the Trust Administrator for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of two business days after the earlier of (x) the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the related Servicer by the Depositor or the Trust Administrator, or to the related Servicer, the Depositor and the Trust Administrator by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

2.

any failure on the part of a Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of such Servicer or the Master Servicer, as applicable, contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Servicer by the Depositor or the Trust Administrator, or to the applicable Servicer, the Master Servicer, the Depositor and the Trust Administrator by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the related Servicer; or

3.

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Servicer or the Master Servicer, as applicable, and if such proceeding is being contested by such Servicer or the Master Servicer, as applicable, in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

4.

a Servicer or the Master Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

5.

a Servicer or the Master Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

6.

any failure of (1) a Servicer to make any Advance when due and that continues unremedied until the close of business New York time on the earlier of (a) one business day after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the related Servicer by the Depositor or the Trust Administrator, or (b) the last business day preceding the related Distribution Date or (2) the Master Servicer in its capacity as successor servicer to make any Advance on the date specified in the Pooling Agreement as a result of the Servicer’s failure to make a Advance.

If an Event of Default described in clauses 1. through 5. occurs, then, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Master Servicer or the applicable Servicer, as applicable (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer or the applicable Servicer, as applicable,  in its capacity as the Master Servicer or a Servicer, as applicable, under the Pooling Agreement.  If the Event of Default described in clause 6. occurs, the Trustee shall, (i) with respect to a Servicer, by notice in writing to such Servicer, the Master Servicer, the Seller and the Depositor, terminate all of the rights and obligations of such Servicer in its capacity as a servicer under the Pooling Agreement and (ii) with respect to the Master Servicer, by notice in writing to the Servicers, the Master Servicer, the Seller and the Depositor, terminate all of the rights and obligations of the Master Servicer, in its capacity as the successor servicer under the Pooling Agreement.  In the event that a Servicer is no longer a servicer (including, by reason of an Event of Default), the Master Servicer or its successor will assume all of the rights and obligations of such Servicer.  In the event that (i) the Master Servicer is no longer the master servicer or (ii) a Servicer is no longer a servicer and the Master Servicer is no longer the master servicer (including, in each case, by reason of an Event of Default), the Trustee or its successor will assume all of the rights and obligations of the Master Servicer or such Servicer, as applicable.

No assurance can be given that termination of the rights and obligations of the Master Servicer or a Servicer, as applicable, under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.  In the event the Master Servicer is required to act as successor servicer, it will act to become the successor servicer within 90 days of a Servicer’s termination.  During this 90-day period, the terminated Servicer will continue to (a) service the related Mortgage Loans, although the Master Servicer, in its capacity as successor servicer, will be obligated to make all Advances and remit all Compensating Interest required in respect of such Mortgage Loans, and (b) receive or retain all Servicing Fees and other servicing compensation.

Optional Termination

The majority holder of the Class X Certificates (if such certificateholder is not an affiliate of the Depositor or the Seller and the Class X Certificates have not been pledged to secure an issuance of notes) will (subject to the terms of the Pooling Agreement) have the option to direct SPS to purchase on behalf of such Class X Certificateholder all of the Mortgage Loans, and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.”   In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the Mortgage Loans (other than in respect of REO Property) plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the stated principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and  unpaid interest thereon at the applicable Mortgage Rate, (iii) any unreimbursed Advances, Servicing Advances and Servicing Fees and other amounts payable to the Servicers, Master Servicer, Trustee and Trust Administrator and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.  If such option is exercised, the Trust will be terminated effecting an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will first be paid to the Class A Certificates and then to the Mezzanine Certificates.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

On any Distribution Date on which the majority holder of the Class X Certificates does not exercise its option to effect an early retirement of the certificates, SPS will have the option to purchase all of the Mortgage Loans, as long as the Class X Certificates are not pledged as security for an issuance of notes, at the Termination Price, as described in the Pooling Agreement.

Amendment

The Pooling Agreement may be amended by the Depositor, the Seller, the Servicers, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the certificateholders or Rating Agencies to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement (including to give effect to the expectations of the Certificateholders), to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder.  The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicers, the Master Servicer, the Trust Administrator and the Trustee with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

·

reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

·

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

·

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.  In addition to the conditions described above, the consent of the Swap Counterparty will also be necessary for certain amendments of the Pooling Agreement that materially affect their respective rights, thereunder, as more fully described in the Pooling Agreement.

Servicer Alternatives to Foreclosure

A Servicer may foreclose on any related delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the related Mortgage Loan; provided that in the judgment of that Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  If a Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Advance Facility

The Pooling Agreement will provide that (i) either Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Pooling Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

FEES AND EXPENSES OF THE TRUST

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee and the LPA Fee.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.515%.

The principal compensation to be paid to each Servicer in respect of its servicing activities (the “Servicing Fee”) will be at the “Servicing Fee Rate” of 0.50% on the Principal Balance of each Mortgage Loan serviced by it collected from interest collections on such Mortgage Loan.  As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees on the Mortgage Loans serviced by it, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in its Collection Account.  Each Servicer is obligated to deposit into its Collection Account the amount of any Prepayment Interest Shortfall on Mortgage Loans serviced by its resulting from voluntary prepayments in full but only in an amount up to its Servicing Fee for the related Distribution Date (payments made by a Servicer in satisfaction of such obligations, “Compensating Interest”).  The Swap Counterparty will receive the Net Trust Swap Payment on or prior to each Distribution Date in accordance with the priority of payments set forth above under “Description of the Certificates—Allocation of Available Funds.”

The principal compensation to be paid to the Trust Administrator in respect of its respective obligations under the Pooling Agreement will be the investment earnings on amounts on deposit in the Distribution Account.  The fees of the Master Servicer, the Trustee and the Custodian will be payable by the Trust Administrator out of such investment earnings.

The principal compensation to be paid to the Loan Performance Advisor in respect of its monitoring activities (the “LPA Fee”) will be at the “LPA Fee Rate” of 0.0150% per annum on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.

With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

A “Net Prepayment Interest Shortfall,” with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls over the amount the Servicers are obligated to remit as Compensating Interest.  No Servicer shall be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trust Administrator, the Trustee and the Loan Performance Advisor in respect of the performance of their obligations to the Trust Fund.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly	An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the applicable Servicing Fee Rate.	Each Servicer will withdraw its Servicing Fee from interest actually collected on each related Mortgage Loan prior to such amounts being available to make payments on the Certificates
Trust Administrator	Monthly	Interest earned on amounts on deposit in the Distribution Account.	The fees of the Trust Administrator will be paid from amounts on deposit in the Distribution Account.
Master Servicer	Monthly	The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Trust Administrator.	The fees of the Master Servicer will be paid by the Trust Administrator.
Trustee	Monthly	The fees of the Trustee will be determined by agreement between the Trustee and the Trust Administrator.	The fees of the Trustee will be paid by the Trust Administrator.
Loan Performance Advisor	Monthly	An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the LPA Fee Rate.	The fees of the Loan Performance Advisor will be paid by the Trust Administrator from the Distribution Account.
Custodians	Monthly	The fees of the Custodians will be determined by agreement between the Custodians and the Trust Administrator.	The fees of the Custodians will be paid by the Trust Administrator.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.  Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related subgroup.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Seller or an Originator).  Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Loan Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof.  The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

Approximately 63.38% of the Mortgage Loans (by aggregate Cut-off Date Principal Balance) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, a Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by a Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the related Net WAC Rate is paid on the LIBOR Certificates, certificateholders will be entitled to the related Net WAC Rate Carryover Amount.  Any Net WAC Rate Carryover Amount will be payable from any available Net Counterparty Payments, if any, under the Swap Agreement and from Net Monthly Excess Cashflow only to the extent that the Overcollateralization Target Amount has been maintained and certain other amounts have been paid.  See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Additional Information

The Depositor may file certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K.  Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein).  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate.  Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Offered Certificates is as set forth in this prospectus supplement under “Description of the Certificates—General.”  The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

·

prepayments are likely to occur,

·

excess cashflow, if any, will be applied as principal of the Class A Certificates and the Mezzanine Certificates as described herein,

·

the Overcollateralization Target Amount may change as described in the Pooling Agreement, and

·

the majority holder of the Class X Certificates or SPS may cause a termination of the Trust as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement (the “Prepayment Assumption”) assumes:

(i)

in the case of the fixed-rate Mortgage Loans, 115% Fixed-rate PPC.  A 100% “Fixed-rate PPC” means a constant prepayment rate (“CPR”) of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.4545% (precisely 16%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum; and

(ii)

in the case of the adjustable-rate Mortgage Loans, 100% Adjustable-rate PPC.  A 100% “Adjustable-rate PPC” means a CPR of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.1818% (precisely 24%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, remaining at 28% per annum in each month thereafter until the 24th month, then beginning in the 25th month, remaining at 55% per annum in each month thereafter until the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.  Each of the “Prepayment Scenarios” in the table below assumes the respective percentages of PPC indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans.  Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table.  In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the table entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”):

·

the Mortgage Loans have the characteristics set forth in the tables below,

·

the Closing Date for the Offered Certificates occurs on November 30, 2006 and the Offered Certificates were sold to investors on such date,

·

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2006, in accordance with the allocation of Available Funds set forth above under “Description of the Certificates—Allocation of Available Funds,”

·

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

·

the Sponsor is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life to Optional Termination (in years)” in the tables below,

·

scheduled payments for all Mortgage Loans are received on the first day of each month commencing in December 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans (and taking into account the interest only period),

·

all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

·

such prepayments are received on the last day of each month commencing in the month of the Closing Date,

·

one-month LIBOR is at all times equal to 5.320%,

·

six-month LIBOR is at all times equal to 5.426%,

·

the Loan Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates),

·

the LPA Fee Rate is equal to 0.0150% per annum of the outstanding Principal Balance of each Mortgage Loan,

·

before distributions are made on the Certificates, each Servicer will be paid a monthly fee calculated at a per annum rate equal to 0.50% on the total principal balance of the mortgage loans, and

·

the Original Principal Balance of the Class P Certificates is equal to zero.

Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Based on the foregoing assumptions, the following table entitled “Percent of Original Certificate Principal Balance Outstanding” indicates the percentages of the Original Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various Prepayment Scenarios and the corresponding weighted average lives.

Prepayment Scenarios*

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Fixed-Rate PPC	0%	50%	85%	115%	150%	175%	200%
Adjustable-Rate PPC	0%	50%	85%	100%	150%	175%	200%

_______________________

*

Subject to a maximum of 90% CPR only for Adjustable Rate Mortgage Loans.

Assumed Mortgage Loan Characteristics

Subgroup 1

Lien	Loan Balance ($)	Gross Loan Rate (%)	Original Term to Stated Maturity (months)	Original Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin* (%)	Min. Rate* (%)	Max. Rate* (%)	Initial Periodic Cap* (%)	Periodic Cap* (%)	Months to Next Adjustment Date*	Original Interest Only Term (months)
1	16,798,027.95	9.008	360	360	358	5.591	9.008	15.008	2.000	1.000	22	N/A
1	1,726,815.21	9.068	360	360	358	5.615	9.068	15.068	2.000	1.000	22	N/A
1	3,058,350.94	9.138	360	360	358	6.000	9.138	15.138	2.000	1.000	22	N/A
1	134,827.24	8.250	360	360	358	6.000	8.250	14.250	2.000	1.000	22	N/A
1	726,402.15	8.817	360	360	358	6.000	8.817	14.817	2.000	1.000	22	N/A
1	80,903.52	8.600	360	360	358	6.000	8.600	14.600	2.000	1.000	22	N/A
1	1,773,403.36	9.379	360	360	358	6.000	9.379	15.379	2.000	1.000	22	N/A
1	2,001,565.04	9.471	360	360	358	6.000	9.471	15.471	2.000	1.000	22	N/A
1	81,829.67	8.000	360	360	358	6.000	8.000	14.000	2.000	1.000	22	N/A
1	1,014,114.47	9.106	360	360	358	6.000	9.106	15.106	2.000	1.000	22	N/A
1	500,395.14	9.442	360	360	358	6.000	9.442	15.442	2.000	1.000	22	N/A
1	361,503.72	11.289	360	360	358	6.000	11.289	17.289	2.000	1.000	22	N/A
1	848,677.90	10.624	360	360	359	6.000	10.624	16.624	2.000	1.000	23	N/A
1	31,804,508.83	8.832	360	360	358	6.000	8.832	14.832	2.000	1.000	22	N/A
1	2,085,258.97	8.018	360	360	358	6.000	8.018	14.018	2.000	1.000	22	N/A
1	475,295.27	10.564	360	360	358	6.001	10.564	16.564	2.000	1.000	22	N/A
1	130,253.26	8.200	360	360	355	6.000	8.200	14.200	2.000	1.000	19	N/A
1	188,792.32	8.990	360	360	358	5.250	8.990	14.990	2.000	1.000	22	N/A
1	3,471,862.97	7.978	360	360	358	5.321	7.978	13.978	2.000	1.000	22	N/A
1	63,685.31	9.875	180	180	178	5.000	9.875	15.875	2.000	1.000	34	N/A
1	24,184,687.04	8.677	360	360	358	5.445	8.677	14.677	2.000	1.000	34	N/A
1	3,042,126.27	8.933	360	360	358	5.109	8.933	14.933	2.000	1.000	34	N/A
1	184,360.30	7.400	360	360	359	6.000	7.400	13.400	2.000	1.000	35	N/A
1	205,268.56	7.100	360	360	358	6.000	7.100	13.100	2.000	1.000	34	N/A
1	190,900.78	7.250	360	360	358	6.000	7.250	13.250	2.000	1.000	34	N/A
1	234,423.08	9.600	360	360	358	6.000	9.600	15.600	2.000	1.000	34	N/A
1	229,326.23	7.400	360	360	359	6.000	7.400	13.400	2.000	1.000	35	N/A
1	69,451.43	8.450	360	360	358	6.000	8.450	14.450	2.000	1.000	34	N/A
1	582,446.27	8.682	360	360	358	6.000	8.682	14.682	2.000	1.000	34	N/A
1	1,213,507.03	9.726	360	360	358	6.000	9.726	15.726	2.000	1.000	34	N/A
1	115,001.06	6.750	360	360	358	3.250	6.750	12.750	2.000	1.000	34	N/A
1	494,253.58	8.559	360	360	358	6.000	8.559	14.559	2.000	1.000	34	N/A
1	572,635.57	9.137	360	360	358	6.000	9.137	15.137	2.000	1.000	34	N/A
1	545,366.92	7.612	360	360	358	6.000	7.612	13.612	2.000	1.000	34	N/A
1	214,099.41	7.800	360	360	358	6.000	7.800	13.800	2.000	1.000	34	N/A
1	235,852.97	8.986	360	360	358	5.316	8.986	14.986	2.000	1.000	34	N/A
1	10,135,394.25	8.307	360	360	358	5.797	8.307	14.307	2.000	1.000	34	N/A
1	437,366.58	6.996	360	360	358	4.038	6.996	12.996	2.000	1.000	34	N/A
1**	5,639,028.53	8.829	360	480	358	5.706	8.829	14.829	2.000	1.000	22	N/A
1**	832,059.14	8.465	360	480	358	5.773	8.465	14.465	2.000	1.000	22	N/A
1**	1,939,852.99	8.619	360	480	358	6.000	8.619	14.619	2.000	1.000	22	N/A
1**	100,922.59	6.990	360	480	358	6.000	6.990	12.990	2.000	1.000	22	N/A
1**	257,495.13	9.475	360	480	358	6.000	9.475	15.475	2.000	1.000	22	N/A
1**	574,275.19	9.670	360	480	358	6.000	9.670	15.670	2.000	1.000	22	N/A
1**	13,443,877.47	8.198	360	480	358	6.000	8.198	14.198	2.000	1.000	22	N/A
1**	1,830,115.20	8.646	360	480	358	6.000	8.646	14.646	2.000	1.000	22	N/A
1**	10,990,813.56	8.137	360	480	358	5.567	8.137	14.137	2.000	1.000	34	N/A
1**	779,432.74	7.713	360	480	358	5.406	7.713	13.713	2.000	1.000	34	N/A
1**	194,655.24	8.950	360	480	358	6.000	8.950	14.950	2.000	1.000	34	N/A
1**	224,872.42	8.050	360	480	358	6.000	8.050	14.050	2.000	1.000	34	N/A
1**	140,635.50	8.775	360	480	358	6.000	8.775	14.775	2.000	1.000	34	N/A
1**	187,413.42	8.750	360	480	358	6.000	8.750	14.750	2.000	1.000	34	N/A
1**	318,393.28	8.076	360	480	358	6.000	8.076	14.076	2.000	1.000	34	N/A
1**	330,329.64	9.595	360	480	358	6.000	9.595	15.595	2.000	1.000	34	N/A
1**	3,321,461.92	7.593	360	480	358	6.000	7.593	13.593	2.000	1.000	34	N/A
1**	598,851.02	8.966	360	480	359	6.000	8.966	14.966	2.000	1.000	35	N/A
1	3,202,386.68	8.170	360	300	358	5.582	8.170	14.170	2.000	1.000	22	60
1	323,782.16	7.990	360	300	358	6.000	7.990	13.990	2.000	1.000	22	60
1	896,300.00	8.298	360	300	357	6.000	8.298	14.298	2.000	1.000	21	60
1	356,250.00	8.100	360	300	358	6.000	8.100	14.100	2.000	1.000	22	60
1	180,500.00	8.100	360	300	358	6.000	8.100	14.100	2.000	1.000	22	60
1	153,900.00	7.950	360	300	358	6.000	7.950	13.950	2.000	1.000	22	60
1	6,603,940.46	7.394	360	300	358	6.000	7.394	13.394	2.000	1.000	22	60
1	1,765,850.00	7.645	360	300	358	6.000	7.645	13.645	2.000	1.000	22	60
1	654,500.98	7.248	360	300	358	5.604	7.248	13.248	2.000	1.000	22	60
1	285,000.00	7.250	360	300	358	5.25	7.250	13.250	2.000	1.000	22	60
1	150,500.00	6.750	240	180	238	6.000	6.750	12.750	2.000	1.000	34	60
1	3,686,282.20	7.772	360	300	358	5.719	7.772	13.772	2.000	1.000	34	60
1	1,621,735.37	7.115	360	300	358	5.541	7.115	13.115	2.000	1.000	34	60
1	118,400.00	7.700	360	300	359	6.000	7.700	13.700	2.000	1.000	35	60
1	363,934.68	7.500	360	300	358	6.000	7.500	13.500	2.000	1.000	34	60
1	117,000.00	7.150	360	300	358	6.000	7.150	13.150	2.000	1.000	34	60
1	243,000.00	7.200	360	300	358	6.000	7.200	13.200	2.000	1.000	34	60
1	520,919.05	7.111	360	300	358	6.000	7.111	13.111	2.000	1.000	34	60
1	1,829,255.16	7.280	360	300	358	5.740	7.280	13.280	2.000	1.000	34	60
1	1,510,920.00	7.543	360	300	358	5.305	7.543	13.543	2.000	1.000	34	60
1	181,571.09	8.500	120	120	118	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	77,753.17	7.000	120	120	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	795,760.80	7.970	180	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	415,596.41	6.250	180	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	275,111.70	7.981	180	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	291,939.12	7.761	240	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	89,653.03	6.990	240	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	133,234.84	9.481	240	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	88,066.46	6.625	300	300	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	13,658,835.05	8.241	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	2,654,447.04	7.202	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,819,357.04	11.284	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	507,994.95	10.766	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	109,143.21	9.550	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	83,297.41	7.100	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	2,735,423.54	8.315	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	999,783.11	7.081	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	49,902.90	7.350	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	114,969.43	8.150	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	99,390.89	9.000	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	152,800.17	8.150	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	682,834.47	8.800	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	803,718.88	9.654	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	315,795.98	9.191	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	849,000.99	8.695	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	523,822.50	8.492	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	342,540.35	7.194	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	14,183,853.83	8.275	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	2,599,341.23	7.247	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	2,865,888.20	7.770	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	188,772.84	6.750	360	480	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	207,898.12	8.550	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	299,870.96	8.990	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	216,616.09	7.750	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	143,914.80	7.900	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	199,853.46	7.150	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	115,958.22	7.200	360	480	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	3,990,530.87	7.956	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	207,614.10	7.550	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	622,300.00	7.986	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	717,499.68	6.882	360	300	357	N/A	N/A	N/A	N/A	N/A	N/A	60
1	401,600.00	7.726	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	220,000.00	7.250	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	2,221,900.00	7.652	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	554,200.00	6.215	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60

____________________

*

Applicable only to Mortgage Loans that have Loan Rates that adjust based upon the six-month LIBOR index.

**

Dual amortizing loans with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

Subgroup 2

Lien	Loan Balance ($)	Gross Loan Rate (%)	Original Term to Stated Maturity (months)	Original Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin* (%)	Min. Rate* (%)	Max. Rate* (%)	Initial Periodic Cap* (%)	Periodic Cap* (%)	Months to Next Adjustment Date*	Original Interest Only Term (months)
1	$77,398,374.73	9.316	360	360	356	6.811	9.316	16.206	2.893	1.454	20	N/A
1	$8,617,547.17	8.266	360	360	356	5.731	8.266	14.939	2.673	1.337	20	N/A
1	$351,554.10	8.300	360	360	358	6.000	8.300	14.300	2.000	1.000	22	N/A
1	$602,408.54	9.797	360	360	354	7.502	9.797	16.797	3.000	1.500	18	N/A
1	$3,282,217.52	9.107	360	360	357	6.216	9.107	15.556	2.449	1.224	21	N/A
1	$413,410.47	7.990	360	360	358	6.000	7.990	13.990	2.000	1.000	22	N/A
1	$293,280.74	9.850	360	360	358	6.000	9.850	15.850	2.000	1.000	22	N/A
1	$1,489,761.26	8.868	360	360	356	7.022	8.868	15.685	2.817	1.408	20	N/A
1	$236,576.15	8.472	360	360	357	5.997	8.472	14.782	2.310	1.155	21	N/A
1	$1,269,182.08	8.667	360	360	356	6.570	8.667	15.600	2.532	1.266	20	N/A
1	$288,228.07	9.180	360	360	355	7.540	9.180	16.180	3.000	1.500	19	N/A
1	$639,876.25	8.671	360	360	358	6.000	8.671	14.671	2.000	1.000	22	N/A
1	$72,539.05	7.860	360	360	354	6.220	7.860	14.860	3.000	1.500	18	N/A
1	$342,537.90	10.700	360	360	358	6.000	10.700	16.700	2.000	1.000	22	N/A
1	$253,485.06	7.720	360	360	355	6.080	7.720	14.720	3.000	1.500	19	N/A
1	$43,426,440.55	8.489	360	360	357	6.263	8.489	15.037	2.549	1.273	21	N/A
1	$9,467,061.39	7.858	360	360	357	6.167	7.858	14.394	2.537	1.268	21	N/A
1	$3,172,857.60	9.713	360	360	355	7.243	9.713	16.713	3.000	1.500	19	N/A
1	$151,615.90	9.169	360	360	356	6.704	9.169	16.169	3.000	1.500	20	N/A
1	$1,231,435.45	9.621	360	360	355	7.244	9.621	16.621	3.000	1.500	19	N/A
1	$112,625.65	7.750	360	360	353	6.260	7.750	14.750	3.000	1.500	17	N/A
1	$551,780.09	9.335	360	360	355	6.866	9.335	16.335	3.000	1.500	19	N/A
1	$329,692.41	10.307	360	360	356	7.767	10.307	17.307	3.000	1.500	20	N/A
1	$152,583.98	9.990	360	360	355	7.600	9.99	16.990	3.000	1.500	19	N/A
1	$66,145,378.52	8.954	360	360	355	6.574	8.954	15.954	3.000	1.500	19	N/A
1	$5,282,985.65	8.181	360	360	356	5.790	8.181	15.181	3.000	1.500	20	N/A
1	$20,936,090.37	9.246	360	360	357	6.073	9.246	15.445	2.199	1.099	33	N/A
1	$3,151,440.84	7.969	360	360	357	6.057	7.969	14.192	2.223	1.112	33	N/A
1	$191,716.95	7.550	360	360	358	6.000	7.550	13.550	2.000	1.000	34	N/A
1	$176,438.95	8.775	360	360	359	6.000	8.775	14.775	2.000	1.000	35	N/A
1	$231,601.35	7.900	360	360	358	6.000	7.900	13.900	2.000	1.000	34	N/A
1	$70,431.09	9.550	360	360	358	6.000	9.550	15.550	2.000	1.000	34	N/A
1	$419,592.61	9.159	360	360	355	6.106	9.159	15.750	2.310	1.155	31	N/A
1	$256,443.83	9.378	360	360	355	6.775	9.378	16.031	2.653	1.326	31	N/A
1	$58,329.37	9.650	360	360	353	7.200	9.650	16.650	2.000	1.000	29	N/A
1	$590,560.39	8.212	360	360	358	5.628	8.212	14.212	2.000	1.000	34	N/A
1	$117,325.98	8.750	360	360	356	6.720	8.750	15.750	3.000	1.500	32	N/A
1	$12,879,281.38	8.483	360	360	356	6.591	8.483	15.028	2.545	1.272	32	N/A
1	$1,263,744.92	8.096	360	360	358	6.000	8.096	14.096	2.000	1.000	34	N/A
1	$151,528.31	11.68	360	360	350	7.730	10.18	17.180	1.500	1.500	2	N/A
1	$504,901.80	8.388	360	360	355	6.748	8.388	15.388	1.500	1.500	1	N/A
1**	$9,001,416.11	9.948	360	480	358	6.000	9.948	15.948	2.000	1.000	22	N/A
1**	$2,890,033.55	8.109	360	480	358	5.813	8.109	14.109	2.000	1.000	22	N/A
1**	$107,961.65	7.250	360	480	359	6.000	7.250	13.250	2.000	1.000	23	N/A
1**	$769,658.13	6.450	360	480	359	6.000	6.450	12.450	2.000	1.000	23	N/A
1**	$4,734,561.65	9.714	360	480	358	6.000	9.714	15.714	2.000	1.000	22	N/A
1**	$1,664,254.57	8.247	360	480	358	6.000	8.247	14.247	2.000	1.000	22	N/A
1**	$434,081.79	9.451	360	480	358	6.000	9.451	15.451	2.000	1.000	22	N/A
1**	$313,393.41	9.775	360	480	358	6.000	9.775	15.775	2.000	1.000	22	N/A
1**	$15,450,223.78	8.833	360	480	358	6.000	8.833	14.833	2.000	1.000	22	N/A
1**	$3,055,021.49	7.575	360	480	358	6.000	7.575	13.575	2.000	1.000	22	N/A
1**	$8,578,167.85	9.341	360	480	358	5.914	9.341	15.341	2.000	1.000	34	N/A
1**	$312,598.30	7.600	360	480	358	6.000	7.600	13.600	2.000	1.000	34	N/A
1**	$484,626.37	8.492	360	480	359	6.000	8.492	14.492	2.000	1.000	35	N/A
1**	$291,900.64	7.400	360	480	359	6.000	7.400	13.400	2.000	1.000	35	N/A
1**	$3,724,811.13	8.081	360	480	358	6.000	8.081	14.081	2.000	1.000	34	N/A
1**	$783,552.13	8.042	360	480	358	6.000	8.042	14.042	2.000	1.000	34	N/A
1	$42,003,271.04	8.201	360	480	356	6.187	8.201	15.201	3.000	1.500	20	N/A
1	$15,233,804.05	8.426	360	480	355	6.421	8.426	15.426	3.000	1.500	19	N/A
1	$257,605.05	8.860	360	480	355	6.470	8.860	15.860	3.000	1.500	19	N/A
1	$495,123.67	7.310	360	480	355	4.920	7.310	14.310	3.000	1.500	19	N/A
1	$329,253.84	8.720	360	480	355	7.000	8.720	15.720	3.000	1.500	19	N/A
1	$4,403,953.61	7.944	360	480	355	6.194	7.944	14.944	3.000	1.500	19	N/A
1	$2,588,688.46	7.806	360	480	355	6.147	7.806	14.806	3.000	1.500	19	N/A
1	$526,302.67	7.725	360	480	356	5.978	7.725	14.725	3.000	1.500	20	N/A
1	$190,156.76	8.030	360	480	357	6.200	8.030	15.030	3.000	1.500	21	N/A
1	$986,999.48	7.977	360	480	357	6.083	7.977	14.977	3.000	1.500	21	N/A
1	$113,468.12	7.990	360	480	355	6.270	7.990	14.990	3.000	1.500	19	N/A
1	$1,033,503.91	8.323	360	480	355	6.705	8.323	15.323	3.000	1.500	19	N/A
1	$511,775.14	8.075	360	480	356	6.375	8.075	15.075	3.000	1.500	20	N/A
1	$48,850,875.99	7.715	360	480	356	5.933	7.715	14.690	2.995	1.500	20	N/A
1	$17,926,702.53	7.550	360	480	356	5.826	7.550	14.550	3.000	1.500	20	N/A
1	$133,251.90	6.580	360	480	354	5.090	6.580	13.580	3.000	1.500	18	N/A
1	$322,906.05	7.850	360	480	357	5.011	7.850	14.850	3.000	1.500	21	N/A
1	$35,504,561.38	7.621	360	480	356	5.471	7.621	14.621	3.000	1.500	20	N/A
1	$15,848,795.01	7.729	360	480	356	5.705	7.729	14.729	3.000	1.500	20	N/A
1	$818,292.40	9.153	360	480	355	6.769	9.153	16.153	3.000	1.500	31	N/A
1	$1,141,758.64	8.380	360	480	356	6.472	8.380	15.380	3.000	1.500	32	N/A
1	$219,903.10	8.910	360	480	357	6.821	8.910	15.910	3.000	1.500	33	N/A
1	$234,813.40	10.32	360	480	355	8.680	10.32	17.320	3.000	1.500	31	N/A
1	$439,628.12	9.075	360	480	356	6.275	9.075	16.075	3.000	1.500	32	N/A
1	$3,527,744.80	7.700	360	480	355	5.978	7.700	14.700	3.000	1.500	31	N/A
1	$515,639.07	7.664	360	480	355	5.994	7.664	14.664	3.000	1.500	31	N/A
1	$108,800.00	9.700	360	336	353	7.250	9.700	16.700	3.000	1.500	17	24
1	$3,124,386.80	8.381	360	300	356	6.174	8.381	14.880	2.499	1.250	20	60
1	$2,845,519.90	8.420	360	300	357	6.139	8.420	14.668	2.248	1.124	21	60
1	$183,427.11	8.450	360	300	353	6.150	8.450	15.450	3.000	1.500	17	60
1	$1,661,675.95	7.752	360	300	356	5.975	7.752	14.151	2.398	1.199	20	60
1	$2,392,427.22	7.011	360	300	358	5.951	7.011	13.073	2.062	1.031	22	60
1	$11,017,138.54	7.671	360	300	357	5.622	7.671	14.135	2.465	1.232	21	60
1	$17,576,613.82	6.975	360	300	358	5.827	6.975	13.146	2.171	1.086	22	60
1	$512,000.00	8.500	240	180	238	6.000	8.500	14.500	2.000	1.000	34	60
1	$6,702,615.04	7.859	360	300	358	5.656	7.859	13.900	2.041	1.021	34	60
1	$1,813,716.52	7.728	360	300	358	6.000	7.728	13.728	2.000	1.000	34	60
1	$175,999.99	7.750	360	300	355	6.110	7.750	14.750	3.000	1.500	31	60
1	$1,550,189.57	6.783	360	300	358	6.000	6.783	12.783	2.000	1.000	34	60
1	$4,267,484.77	7.120	360	300	358	5.944	7.120	13.174	2.054	1.027	34	60
1	$3,205,465.79	7.262	360	300	358	5.959	7.262	13.311	2.048	1.024	34	60
1	$264,084.35	10.094	120	120	115	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$267,252.91	9.281	120	120	116	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$58,815.89	8.970	144	144	138	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$1,767,032.43	9.956	180	180	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$123,703.49	10.614	180	180	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$679,715.24	9.348	180	180	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$675,974.97	9.384	180	180	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$64,802.78	8.860	180	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$62,767.48	8.520	204	204	199	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$1,055,190.04	10.310	240	240	235	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$29,266.10	9.620	240	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$175,423.95	7.590	240	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$59,745.78	9.520	240	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$77,255.29	7.100	240	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$64,783.76	8.580	240	240	235	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$642,059.99	8.185	240	240	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$64,162.55	8.350	240	240	235	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$59,513.10	8.580	300	300	294	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$201,622.99	8.750	300	300	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$164,217.46	9.250	300	300	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$127,787.21	9.970	336	336	333	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$320,797.02	8.820	336	336	333	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$30,952,333.60	9.569	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$3,930,680.36	8.236	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	$2,917,012.91	12.020	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	$1,774,341.98	11.759	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$213,268.51	10.980	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$161,577.96	9.300	360	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$263,334.69	8.360	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$3,864,947.48	9.165	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$2,361,561.97	7.527	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$89,838.06	11.900	360	360	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$299,826.29	9.809	360	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$74,086.75	10.980	360	360	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$598,073.73	9.741	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$244,349.58	7.816	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$157,253.87	7.702	360	360	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$3,131,498.98	9.138	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$912,617.99	8.029	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$144,490.17	8.683	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$99,862.77	8.100	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$4,259,592.74	9.368	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$933,341.79	8.372	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$76,628.53	8.950	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$450,746.17	8.882	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$358,642.52	7.307	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$611,363.66	9.209	360	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$263,639.39	8.745	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$132,608.11	7.650	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$151,584.68	8.350	360	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$842,372.54	10.049	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$42,601,426.73	8.773	360	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$11,104,726.29	7.812	360	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$2,746,365.85	7.907	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$263,069.18	8.500	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$712,510.58	7.383	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$974,569.38	7.967	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$114,961.96	7.500	360	480	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$71,227.30	9.990	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$3,569,995.03	7.647	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1**	$1,166,866.02	7.437	360	480	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$2,586,913.04	8.391	360	480	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$1,386,924.57	8.290	360	480	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$508,176.94	9.304	360	480	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$360,891.36	7.580	360	480	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$111,667.17	7.670	360	480	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$116,644.76	8.500	360	480	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$13,293,543.68	7.760	360	480	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$4,544,036.86	7.804	360	480	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	$1,417,051.74	7.879	360	300	357	N/A	N/A	N/A	N/A	N/A	N/A	60
1	$773,200.00	7.351	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	$700,400.00	6.700	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	$308,000.00	8.100	360	300	359	N/A	N/A	N/A	N/A	N/A	N/A	60
1	$1,333,474.51	7.303	360	300	357	N/A	N/A	N/A	N/A	N/A	N/A	60
1	$2,409,153.05	7.407	360	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60

____________________

*

Applicable only to Mortgage Loans that have Loan Rates that adjust based upon the six-month LIBOR index.

**

Dual amortizing loans with an amortization term equal to 480 months for years one through ten and with an amortization term of 240 months for years eleven through thirty.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	99	87	78	74	62	56	49
November 25, 2008	98	69	50	41	18	8	0
November 25, 2009	98	51	26	16	0	0	0
November 25, 2010	97	38	23	16	0	0	0
November 25, 2011	96	31	17	13	0	0	0
November 25, 2012	95	26	13	9	0	0	0
November 25, 2013	94	22	10	7	0	0	0
November 25, 2014	92	19	8	5	0	0	0
November 25, 2015	91	16	6	4	0	0	0
November 25, 2016	89	13	5	3	0	0	0
November 25, 2017	87	11	4	2	0	0	0
November 25, 2018	85	10	3	2	0	0	0
November 25, 2019	83	8	3	2	0	0	0
November 25, 2020	80	7	2	1	0	0	0
November 25, 2021	77	6	2	0	0	0	0
November 25, 2022	73	5	2	0	0	0	0
November 25, 2023	70	4	2	0	0	0	0
November 25, 2024	66	4	1	0	0	0	0
November 25, 2025	61	3	*	0	0	0	0
November 25, 2026	56	3	0	0	0	0	0
November 25, 2027	51	2	0	0	0	0	0
November 25, 2028	45	2	0	0	0	0	0
November 25, 2029	38	2	0	0	0	0	0
November 25, 2030	31	1	0	0	0	0	0
November 25, 2031	23	1	0	0	0	0	0
November 25, 2032	18	1	0	0	0	0	0
November 25, 2033	12	*	0	0	0	0	0
November 25, 2034	7	0	0	0	0	0	0
November 25, 2035	*	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	19.66	4.94	3.11	2.48	1.32	1.17	1.06
Weighted Average Life to Optional Termination (in years)(2)(3)	19.66	4.54	2.77	2.20	1.32	1.17	1.06

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	99	74	56	48	24	11	0
November 25, 2008	97	39	2	0	0	0	0
November 25, 2009	96	10	0	0	0	0	0
November 25, 2010	95	0	0	0	0	0	0
November 25, 2011	94	0	0	0	0	0	0
November 25, 2012	93	0	0	0	0	0	0
November 25, 2013	91	0	0	0	0	0	0
November 25, 2014	89	0	0	0	0	0	0
November 25, 2015	87	0	0	0	0	0	0
November 25, 2016	84	0	0	0	0	0	0
November 25, 2017	82	0	0	0	0	0	0
November 25, 2018	79	0	0	0	0	0	0
November 25, 2019	75	0	0	0	0	0	0
November 25, 2020	71	0	0	0	0	0	0
November 25, 2021	67	0	0	0	0	0	0
November 25, 2022	63	0	0	0	0	0	0
November 25, 2023	57	0	0	0	0	0	0
November 25, 2024	52	0	0	0	0	0	0
November 25, 2025	45	0	0	0	0	0	0
November 25, 2026	38	0	0	0	0	0	0
November 25, 2027	30	0	0	0	0	0	0
November 25, 2028	22	0	0	0	0	0	0
November 25, 2029	12	0	0	0	0	0	0
November 25, 2030	1	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	16.73	1.75	1.15	1.00	0.72	0.63	0.56
Weighted Average Life to Optional Termination (in years)(2)(3)	16.73	1.75	1.15	1.00	0.72	0.63	0.56

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	91
November 25, 2008	100	100	100	38	0	0	0
November 25, 2009	100	100	0	0	0	0	0
November 25, 2010	100	46	0	0	0	0	0
November 25, 2011	100	0	0	0	0	0	0
November 25, 2012	100	0	0	0	0	0	0
November 25, 2013	100	0	0	0	0	0	0
November 25, 2014	100	0	0	0	0	0	0
November 25, 2015	100	0	0	0	0	0	0
November 25, 2016	100	0	0	0	0	0	0
November 25, 2017	100	0	0	0	0	0	0
November 25, 2018	100	0	0	0	0	0	0
November 25, 2019	100	0	0	0	0	0	0
November 25, 2020	100	0	0	0	0	0	0
November 25, 2021	100	0	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	57	0	0	0	0	0	0
November 25, 2032	29	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	25.4	4.03	2.35	2.00	1.54	1.31	1.14
Weighted Average Life to Optional Termination (in years)(2)(3)	25.4	4.03	2.35	2.00	1.54	1.31	1.14

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	15	0	0
November 25, 2009	100	100	73	26	0	0	0
November 25, 2010	100	100	60	26	0	0	0
November 25, 2011	100	98	35	14	0	0	0
November 25, 2012	100	77	18	0	0	0	0
November 25, 2013	100	59	5	0	0	0	0
November 25, 2014	100	45	0	0	0	0	0
November 25, 2015	100	32	0	0	0	0	0
November 25, 2016	100	22	0	0	0	0	0
November 25, 2017	100	13	0	0	0	0	0
November 25, 2018	100	6	0	0	0	0	0
November 25, 2019	100	0	0	0	0	0	0
November 25, 2020	100	0	0	0	0	0	0
November 25, 2021	100	0	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	100	0	0	0	0	0	0
November 25, 2033	99	0	0	0	0	0	0
November 25, 2034	77	0	0	0	0	0	0
November 25, 2035	54	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.83	8.03	4.53	3.25	1.89	1.73	1.55
Weighted Average Life to Optional Termination (in years)(2)(3)	28.83	8.03	4.53	3.25	1.89	1.73	1.55

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A5 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	11	0
November 25, 2009	100	100	100	100	0	0	0
November 25, 2010	100	100	100	100	0	0	0
November 25, 2011	100	100	100	100	0	0	0
November 25, 2012	100	100	100	97	0	0	0
November 25, 2013	100	100	100	66	0	0	0
November 25, 2014	100	100	85	44	0	0	0
November 25, 2015	100	100	63	30	0	0	0
November 25, 2016	100	100	47	19	0	0	0
November 25, 2017	100	100	35	12	0	0	0
November 25, 2018	100	100	26	7	0	0	0
November 25, 2019	100	98	19	3	0	0	0
November 25, 2020	100	82	13	0	0	0	0
November 25, 2021	100	68	9	0	0	0	0
November 25, 2022	100	57	6	0	0	0	0
November 25, 2023	100	47	3	0	0	0	0
November 25, 2024	100	39	0	0	0	0	0
November 25, 2025	100	32	0	0	0	0	0
November 25, 2026	100	26	0	0	0	0	0
November 25, 2027	100	21	0	0	0	0	0
November 25, 2028	100	17	0	0	0	0	0
November 25, 2029	100	13	0	0	0	0	0
November 25, 2030	100	10	0	0	0	0	0
November 25, 2031	100	7	0	0	0	0	0
November 25, 2032	100	3	0	0	0	0	0
November 25, 2033	100	0	0	0	0	0	0
November 25, 2034	100	0	0	0	0	0	0
November 25, 2035	100	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.66	17.71	10.60	8.29	2.28	1.97	1.86
Weighted Average Life to Optional Termination (in years)(2)(3)	29.65	13.53	7.95	6.29	2.28	1.97	1.86

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	58	11
November 25, 2010	100	100	21	21	30	0	0
November 25, 2011	100	74	0	0	0	0	0
November 25, 2012	100	44	0	0	0	0	0
November 25, 2013	100	19	0	0	0	0	0
November 25, 2014	100	0	0	0	0	0	0
November 25, 2015	100	0	0	0	0	0	0
November 25, 2016	100	0	0	0	0	0	0
November 25, 2017	100	0	0	0	0	0	0
November 25, 2018	100	0	0	0	0	0	0
November 25, 2019	100	0	0	0	0	0	0
November 25, 2020	100	0	0	0	0	0	0
November 25, 2021	100	0	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	75	0	0	0	0	0	0
November 25, 2033	47	0	0	0	0	0	0
November 25, 2034	15	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	26.87	5.91	3.67	3.81	3.82	3.12	2.72
Weighted Average Life to Optional Termination (in years)(2)(3)	26.87	5.91	3.67	3.81	3.77	3.08	2.69

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100
November 25, 2010	100	100	100	100	100	72	35
November 25, 2011	100	100	83	46	66	23	0
November 25, 2012	100	100	52	20	26	0	0
November 25, 2013	100	100	30	2	2	0	0
November 25, 2014	100	97	13	0	0	0	0
November 25, 2015	100	76	*	0	0	0	0
November 25, 2016	100	58	0	0	0	0	0
November 25, 2017	100	43	0	0	0	0	0
November 25, 2018	100	30	0	0	0	0	0
November 25, 2019	100	19	0	0	0	0	0
November 25, 2020	100	10	0	0	0	0	0
November 25, 2021	100	2	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	100	0	0	0	0	0	0
November 25, 2033	100	0	0	0	0	0	0
November 25, 2034	100	0	0	0	0	0	0
November 25, 2035	75	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.33	10.86	6.34	5.16	5.50	4.52	3.86
Weighted Average Life to Optional Termination (in years)(2)(3)	29.33	10.75	6.27	5.10	4.07	3.32	2.90

_______________________

*

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100
November 25, 2010	100	100	100	100	100	100	100
November 25, 2011	100	100	100	100	100	100	100
November 25, 2012	100	100	100	100	100	95	44
November 25, 2013	100	100	100	100	100	47	12
November 25, 2014	100	100	100	74	62	17	0
November 25, 2015	100	100	100	52	31	0	0
November 25, 2016	100	100	77	37	10	0	0
November 25, 2017	100	100	59	26	0	0	0
November 25, 2018	100	100	45	9	0	0	0
November 25, 2019	100	100	34	0	0	0	0
November 25, 2020	100	100	26	0	0	0	0
November 25, 2021	100	100	14	0	0	0	0
November 25, 2022	100	88	4	0	0	0	0
November 25, 2023	100	74	0	0	0	0	0
November 25, 2024	100	61	0	0	0	0	0
November 25, 2025	100	51	0	0	0	0	0
November 25, 2026	100	42	0	0	0	0	0
November 25, 2027	100	34	0	0	0	0	0
November 25, 2028	100	28	0	0	0	0	0
November 25, 2029	100	18	0	0	0	0	0
November 25, 2030	100	8	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	100	0	0	0	0	0	0
November 25, 2033	100	0	0	0	0	0	0
November 25, 2034	100	0	0	0	0	0	0
November 25, 2035	100	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.65	19.57	12.09	9.49	8.55	7.10	6.03
Weighted Average Life to Optional Termination (in years)(2)(3)	29.65	13.57	7.99	6.32	4.07	3.32	2.90

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	24	18
November 25, 2010	100	100	63	47	20	13	9
November 25, 2011	100	88	47	33	12	7	4
November 25, 2012	100	74	35	22	8	2	0
November 25, 2013	100	62	26	16	5	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	8	0	0	0
November 25, 2016	100	37	11	5	0	0	0
November 25, 2017	100	31	9	0	0	0	0
November 25, 2018	100	26	7	0	0	0	0
November 25, 2019	100	22	5	0	0	0	0
November 25, 2020	100	18	*	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	9	0	0	0	0	0
November 25, 2025	100	7	0	0	0	0	0
November 25, 2026	100	6	0	0	0	0	0
November 25, 2027	100	5	0	0	0	0	0
November 25, 2028	100	2	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.77	5.85	4.92	3.75	3.07	2.68
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.27	4.47	3.43	2.80	2.47

_______________________

*

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M5 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	74	24	18
November 25, 2010	100	100	63	47	20	13	9
November 25, 2011	100	88	47	33	12	7	0
November 25, 2012	100	74	35	22	8	0	0
November 25, 2013	100	62	26	16	1	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	8	0	0	0
November 25, 2016	100	37	11	5	0	0	0
November 25, 2017	100	31	9	0	0	0	0
November 25, 2018	100	26	7	0	0	0	0
November 25, 2019	100	22	3	0	0	0	0
November 25, 2020	100	18	0	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	9	0	0	0	0	0
November 25, 2025	100	7	0	0	0	0	0
November 25, 2026	100	6	0	0	0	0	0
November 25, 2027	100	3	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.73	5.81	4.87	3.62	2.97	2.60
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.26	4.44	3.32	2.71	2.39

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M6 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	36	24	18
November 25, 2010	100	100	63	47	20	13	9
November 25, 2011	100	88	47	33	12	7	0
November 25, 2012	100	74	35	22	8	0	0
November 25, 2013	100	62	26	16	0	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	8	0	0	0
November 25, 2016	100	37	11	0	0	0	0
November 25, 2017	100	31	9	0	0	0	0
November 25, 2018	100	26	7	0	0	0	0
November 25, 2019	100	22	0	0	0	0	0
November 25, 2020	100	18	0	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	9	0	0	0	0	0
November 25, 2025	100	7	0	0	0	0	0
November 25, 2026	100	6	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.69	5.77	4.82	3.53	2.90	2.55
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.26	4.42	3.25	2.66	2.36

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M7 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	36	24	18
November 25, 2010	100	100	63	47	20	13	9
November 25, 2011	100	88	47	33	12	7	0
November 25, 2012	100	74	35	22	8	0	0
November 25, 2013	100	62	26	16	0	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	8	0	0	0
November 25, 2016	100	37	11	0	0	0	0
November 25, 2017	100	31	9	0	0	0	0
November 25, 2018	100	26	3	0	0	0	0
November 25, 2019	100	22	0	0	0	0	0
November 25, 2020	100	18	0	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	9	0	0	0	0	0
November 25, 2025	100	7	0	0	0	0	0
November 25, 2026	100	*	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.64	5.74	4.78	3.47	2.83	2.51
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.26	4.40	3.20	2.61	2.33

_______________________

*

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M8 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	36	24	18
November 25, 2010	100	100	63	47	20	13	9
November 25, 2011	100	88	47	33	12	*	0
November 25, 2012	100	74	35	22	2	0	0
November 25, 2013	100	62	26	16	0	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	3	0	0	0
November 25, 2016	100	37	11	0	0	0	0
November 25, 2017	100	31	9	0	0	0	0
November 25, 2018	100	26	0	0	0	0	0
November 25, 2019	100	22	0	0	0	0	0
November 25, 2020	100	18	0	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	9	0	0	0	0	0
November 25, 2025	100	2	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.59	5.69	4.75	3.41	2.79	2.47
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.25	4.40	3.17	2.59	2.31

_______________________

*

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M9 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	36	24	18
November 25, 2010	100	100	63	47	20	13	1
November 25, 2011	100	88	47	33	12	0	0
November 25, 2012	100	74	35	22	0	0	0
November 25, 2013	100	62	26	16	0	0	0
November 25, 2014	100	52	20	11	0	0	0
November 25, 2015	100	44	15	0	0	0	0
November 25, 2016	100	37	11	0	0	0	0
November 25, 2017	100	31	2	0	0	0	0
November 25, 2018	100	26	0	0	0	0	0
November 25, 2019	100	22	0	0	0	0	0
November 25, 2020	100	18	0	0	0	0	0
November 25, 2021	100	15	0	0	0	0	0
November 25, 2022	100	13	0	0	0	0	0
November 25, 2023	100	11	0	0	0	0	0
November 25, 2024	100	4	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0	0
November 25, 2028	100	0	0	0	0	0	0
November 25, 2029	100	0	0	0	0	0	0
November 25, 2030	100	0	0	0	0	0	0
November 25, 2031	100	0	0	0	0	0	0
November 25, 2032	89	0	0	0	0	0	0
November 25, 2033	75	0	0	0	0	0	0
November 25, 2034	60	0	0	0	0	0	0
November 25, 2035	44	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.23	9.51	5.63	4.68	3.34	2.73	2.45
Weighted Average Life to Optional Termination (in years)(2)(3)	28.23	8.90	5.25	4.37	3.13	2.56	2.31

_______________________

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or SPS is permitted to exercise such option.

Yield Sensitivity of the Mezzanine Certificates

With respect to each Class of Mezzanine Certificates, if the Certificate Principal Balances of the Class or Classes of Mezzanine Certificates having a higher numerical designation have been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to such Class of Mezzanine Certificates.  The initial undivided interests in the Trust evidenced by the Mezzanine Certificates are as follows:

Class	Percentage (approximate)
M1	5.25%
M2	4.35%
M3	1.65%
M4	1.95%
M5	1.75%
M6	1.15%
M7	1.20%
M8	0.90%
M9	1.20%
M10	1.50%
M11	1.35%

Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Mezzanine Certificates will no longer accrue interest and will not be reinstated thereafter unless Recoveries are received.  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates —Overcollateralization Provisions” in this prospectus supplement.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Mezzanine Certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust on the Closing Date.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the Trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC for which the Trustee files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in a REMIC.

For federal income tax information reporting purposes, the Trustee will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component“) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net WAC Rates of each Subgroup, weighted in proportion to the outstanding Principal Balance of the Mortgage Loans in each Subgroup and determined by limiting the product of the applicable Swap Notional Amount and the applicable factor to the outstanding Principal Balance of all the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Offered Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on an Offered Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.  In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for an Offered Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right.  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the Trustee may treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The Trustee intends to treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of an Offered Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of an Offered Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Offered Certificates and the holders of the Class X Certificates, in which case a holder of an Offered Certificate will be subject to potentially different timing of income and a foreign holder of an Offered Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of an Offered Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Offered Certificates as Real Estate Assets

With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Offered Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the Trust would be so treated, and income on the Offered Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the Trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Offered Certificates generally will not be suitable investments for a REMIC.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse Securities (USA) LLC’s Underwriter Exemption, as described under “ERISA Considerations—ERISA Considerations Relating to Certificates—Underwriter Exemption” in the accompanying prospectus.  The Underwriter Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s at the time of their acquisition.  The Underwriter Exemption, as amended, contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter Exemption.  See “ERISA Considerations” in the accompanying prospectus.  The rating of an Offered Certificate may change.  If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it).  However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan.  The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available.  Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for exemptive relief.  Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue.  Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or the statutory exemptions as described immediately above.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating by S&P, Fitch or Moody’s has fallen to below “BBB-” or “Baa3”, as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Seller and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended because certain of the Mortgage Loans are secured by second liens on the related Mortgage Property

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of such Offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.85% of the aggregate Certificate Principal Balance of the Offered Certificates.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

RATINGS

It is a condition to the issuance of the LIBOR Certificates that they be assigned ratings not lower than those indicated below by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) (collectively, the “Rating Agencies”):

Class of Certificates	S&P Rating	Moody’s Rating	Fitch Rating
Class A1 Certificates	AAA	Aaa	AAA
Class A2 Certificates	AAA	Aaa	AAA
Class A3 Certificates	AAA	Aaa	AAA
Class A4 Certificates	AAA	Aaa	AAA
Class A5 Certificates	AAA	Aaa	AAA
Class M1 Certificates	AA+	Aa1	AA+
Class M2 Certificates	AA	Aa2	AA
Class M3 Certificates	AA-	Aa3	AA-
Class M4 Certificates	A+	A1	A+
Class M5 Certificates	A	A2	A
Class M6 Certificates	A-	A2	A-
Class M7 Certificates	BBB+	A3	A-
Class M8 Certificates	BBB	Baa1	BBB+
Class M9 Certificates	BBB-	Baa2	BBB
Class M10 Certificates	BB+	Ba1	BB+
Class M11 Certificates	BB	Ba2	BB

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the LIBOR Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, address the payment of the Net WAC Rate Carryover Amount or address the possibility that a holder of a LIBOR Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the LIBOR Certificates.  However, there can be no assurance as to whether any other rating agency will rate the LIBOR Certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the LIBOR Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the LIBOR Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the LIBOR Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such LIBOR Certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee and the Issuing Entity.

AFFILIATIONS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, SPS and Credit Suisse Securities (USA) LLC are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the Sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  Credit Suisse International is also an affiliate of the Sponsor, the Depositor, SPS and Credit Suisse Securities (USA) LLC.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, SPS, Credit Suisse International or Credit Suisse Securities (USA) LLC that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

INDEX OF DEFINED TERMS

30 days delinquent

S-31

30 days Delinquent

S-118

60 days Delinquent

S-118

90 days Delinquent

S-118

ACCCHC

S-97

accredited investor

S-183

Accrual Period

S-114

Act

S-185

Additional Termination Events

S-137

Adjustable-rate PPC

S-157

Adjustment Date

S-29

Advance

S-145

Affiliates

S-97

Allocated Realized Loss Amount

S-115

Ameriquest

S-28

Ameriquest Mortgage Loans

S-28

Ameriquest Originators

S-28

Argent

S-28

Available Funds

S-123

Basic Principal Distribution Amount

S-115

beneficial owner

S-110

Book-Entry Certificates

S-110

Calculation Period

S-136

Cap Contract

S-181

Certificate Index

S-134

Certificate Margin

S-134

Certificate Owner

S-110

Certificate Principal Balance

S-115

Class A Certificates

S-109

Class A Principal Distribution Amount

S-115

Class M1/M2/M3 Principal Distribution Amount

S-115

Class M10 Principal Distribution Amount

S-117

Class M11 Principal Distribution Amount

S-118

Class M4 Principal Distribution Amount

S-115

Class M5 Principal Distribution Amount

S-116

Class M6 Principal Distribution Amount

S-116

Class M7 Principal Distribution Amount

S-116

Class M8 Principal Distribution Amount

S-116

Class M9 Principal Distribution Amount

S-117

Clearstream

S-110

Clearstream International

S-112

Clearstream Participants

S-112

Closing Date

S-27

Code

S-181

Collection Account

S-143

Commission

S-156

Compensating Interest

S-153

Counterparty Payment

S-135

CPR

S-156

Credit Enhancement Percentage

S-118

CSi

S-108

Cut-off Date

S-27

Cut-off Date Pool Principal Balance

S-27

Cut-off Date Principal Balance

S-27

Definitive Certificate

S-110

Deleted Mortgage Loan

S-141

Delinquent

S-118

Depositor

S-27

Distribution Account

S-143

Distribution Date

S-110

DLJMC

S-84

DTC

S-110

Due Date

S-28

Due Period

S-118

Early Termination Date

S-136

Euroclear

S-110

Euroclear Clearance System

S-112

Euroclear Operator

S-112

Euroclear Participants

S-112

European Depositaries

S-110

Events of Default

S-136, S-149

Excess Payment Amount

S-181

Financial Intermediary

S-110

Fitch

S-185

Fixed-rate PPC

S-156

Formula Rate

S-134

FSA

S-108

FSMA

S-3

Global Securities

I-1

Gross Margin

S-29

Index

S-83

Initial Periodic Rate Cap

S-29

Interest Only Mortgage Loans

S-30

Interest Remittance Amount

S-118

IRS

S-181

ISDA Master Agreement

S-135

LIBOR

S-140

LIBOR Business Day

S-140

LIBOR Certificates

S-109

LIBOR Determination Date

S-140

Liquidated Mortgage Loan

S-121

Loan Performance Advisor

S-28

Loan Rate

S-29

LPA Fee

S-153

LPA Fee Rate

S-153

LTV

S-30

Master Servicer

S-28

Maximum Loan Rate

S-30

Maximum Rate

S-134

Mezzanine Certificates

S-109

Minimum Loan Rate

S-30

Monthly Interest Distributable Amount

S-118

Moody’s

S-185

Mortgage

S-29

Mortgage Loan Documents

S-141

Mortgage Loan Purchase Agreements

S-28

Mortgage Loan Schedule

S-141

Mortgage Loans

S-27

Mortgage Pool

S-27

Mortgaged Property

S-29

Nationstar Mortgage

S-28

Nationstar Mortgage Loans

S-28

Net Counterparty Payment

S-136

Net Liquidation Proceeds

S-121

Net Monthly Excess Cashflow

S-119

Net Prepayment Interest Shortfall

S-153

Net Trust Swap Payment

S-136

Net WAC Rate

S-134

Net WAC Rate Carryover Amount

S-134

Net WAC Reserve Fund

S-135

Notional Principal Contract Regulations

S-182

Offered Certificates

S-109

Offered Mezzanine Certificates

S-109

Optional Termination Date

S-151

Original Certificate Principal Balance

S-115

Originator

S-28

Overcollateralization Amount

S-119

Overcollateralization Deficiency Amount

S-119

Overcollateralization Increase Amount

S-119

Overcollateralization Release Amount

S-119

Overcollateralization Target Amount

S-119

Pass-Through Rate

S-132

Percentage Interest

S-119

Periodic Rate Cap

S-30

Physical Certificates

S-109

Plan

S-183

Pool Balance

S-27

Pooling Agreement

S-28

Prepayment Assumption

S-156

Prepayment Interest Shortfall

S-153

Prepayment Period

S-119

Prepayment Scenarios

S-157

Principal Balance

S-27

Principal Distribution Amount

S-120

Principal Remittance Amount

S-120

PTE

S-183

Purchase Price

S-141

Qualified Substitute Mortgage Loan

S-141

qualifying debt instrument

S-182

Rating Agencies

S-185

real estate assets

S-182

Realized Loss

S-121

Reconstitution Agreements

S-28

Record Date

S-110

Recovery

S-121

Reference Banks

S-140

Relevant Depositary

S-110

Relevant Implementation Date

S-2

Relevant Member State

S-2

Relief Act

S-21

Relief Act Interest Shortfalls

S-21

REMIC regular interest component

S-181

REMICs

S-181

Reserve Interest Rate

S-140

Residual Certificates

S-109

residual interests

S-181

Rules

S-111

S&P

S-185

Senior Certificates

S-109

Servicer

S-28

Servicing Advance

S-146

Servicing Fee

S-153

Servicing Fee Rate

S-153

SFO

S-3

Sponsor

S-84

SPS

S-28

SRM

S-105

States

S-97

Stepdown Date

S-121

Structuring Assumptions

S-157

Subgroup 1

S-27

Subgroup 1 Interest Remittance Amount

S-121

Subgroup 1 Maximum Rate

S-133

Subgroup 1 Net Counterparty Payment

S-121

Subgroup 1 Net Trust Swap Payment

S-121

Subgroup 1 Net WAC Rate

S-133

Subgroup 1 Percentage

S-121

Subgroup 1 Principal Distribution Amount

S-122

Subgroup 1 Principal Remittance Amount

S-122

Subgroup 2

S-27

Subgroup 2 Interest Remittance Amount

S-122

Subgroup 2 Maximum Rate

S-133

Subgroup 2 Net Counterparty Payment

S-122

Subgroup 2 Net Trust Swap Payment

S-122

Subgroup 2 Net WAC Rate

S-133

Subgroup 2 Percentage

S-122

Subgroup 2 Principal Distribution Amount

S-122

Subgroup 2 Principal Remittance Amount

S-122

Subgroup Subordinate Amount

S-134

Subordinate Certificates

S-109

Subordinate Maximum Rate

S-134

Subordinate Net WAC Rate

S-134

Substitution Adjustment

S-142

Supplemental Interest Trust

S-135

Swap Agreement

S-135

Swap Counterparty

S-135

Swap Default

S-136

Swap Event of Default

S-136

Swap Payment Date

S-136

Swap Termination Date

S-135

Swap Termination Payment

S-138

Telerate Page 3750

S-140

Termination Events

S-137

termination payment

S-182

Termination Price

S-151

Terms and Conditions

S-113

Trigger Event

S-122

Trust

S-27

Trust Administrator

S-28

Trust Swap Payment

S-135

Trustee

S-146

U.S. Bank

S-146

U.S. Person

I-4

Unpaid Interest Shortfall Amount

S-123

USD-LIBOR-BBA

S-135

Wells Fargo Bank

S-28

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

a.

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

b.

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

c.

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

SWAP AGREEMENT

Swap Payment Date	Lower Bound Notional Amount ($)	Upper Bound Notional Amount ($)	Factor
December 2006	9,464,240.03	9,464,240.03	100
January 2007	9,323,741.73	9,380,061.90	100
February 2007	9,156,017.56	9,284,330.30	100
March 2007	8,961,470.22	9,177,196.31	100
April 2007	8,740,736.81	9,058,874.08	100
May 2007	8,494,683.39	8,929,653.74	100
June 2007	8,224,413.00	8,789,806.03	100
July 2007	7,931,336.33	8,635,961.91	100
August 2007	7,617,282.07	8,472,288.45	100
September 2007	7,299,600.45	8,299,218.90	100
October 2007	6,980,865.38	8,117,256.47	100
November 2007	6,675,754.05	7,926,880.38	100
December 2007	6,383,770.54	7,728,651.49	100
January 2008	6,104,346.72	7,516,906.39	100
February 2008	5,834,006.29	7,295,007.66	100
March 2008	5,577,467.50	7,070,212.15	100
April 2008	5,332,715.48	6,846,831.92	100
May 2008	5,098,480.04	6,624,866.19	100
June 2008	4,874,306.58	6,409,592.37	100
July 2008	4,659,035.02	6,200,532.66	100
August 2008	4,450,194.21	5,997,749.73	100
September 2008	4,098,853.12	5,738,631.17	100
October 2008	3,773,784.71	5,487,336.73	100
November 2008	3,341,782.43	5,203,482.07	100
December 2008	2,965,142.69	4,934,639.87	100
January 2009	2,706,360.43	4,675,297.72	100
February 2009	2,479,697.34	4,429,718.34	100
March 2009	2,341,398.74	4,236,051.36	100
April 2009	2,211,181.53	4,053,208.99	100
May 2009	2,103,427.50	3,906,316.80	100
June 2009	2,022,123.98	3,758,533.67	100
July 2009	1,913,450.96	3,619,642.92	100
August 2009	1,264,594.55	2,354,591.53	100
September 2009	1,165,518.20	2,198,300.66	100
October 2009	780,517.57	1,254,851.28	100
November 2009	748,042.06	1,194,458.64	100
December 2009	716,917.29	1,138,673.47	100
January 2010	686,446.60	1,084,760.99	100
February 2010	656,503.34	1,033,686.67	100
March 2010	627,855.63	985,836.21	100
April 2010	600,442.66	940,107.52	100
May 2010	574,210.04	904,461.87	100
June 2010	549,100.69	869,989.42	100
July 2010	520,284.88	824,007.32	100
August 2010	486,801.43	763,991.62	100
September 2010	464,591.61	730,886.80	100
October 2010	370,480.56	452,493.53	100
November 2010	354,416.86	429,014.42	100
December 2010	339,737.36	410,640.63	100
January 2011	323,523.32	395,430.14	100
February 2011	307,798.09	380,684.61	100
March 2011	292,546.73	366,389.60	100
April 2011	277,754.75	352,531.14	100
May 2011	263,408.11	339,095.70	100
June 2011	249,493.23	326,070.15	100
July 2011	235,996.76	313,441.52	100
August 2011	222,906.13	301,197.85	100
September 2011	210,208.26	289,326.64	100
October 2011	197,884.76	277,804.28	100
November 2011	185,924.91	266,622.37	100

PROSPECTUS

ASSET BACKED SECURITIES CORPORATION

Depositor

ABS Mortgage and Manufactured Housing Contract
Asset-Backed Certificates and Asset-Backed Notes (Issuable in Series)

____________________

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series.  Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the issuing entity’s trust fund and the seller or sellers from whom the assets are acquired. The assets may include:
1. One or more pools of

•

closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

•

loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

• loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,
• mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,
• private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;
2. All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and
3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.
The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.
For a discussion of risks associated with an investment in the notes or certificates, see Risk Factors on page 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

__________________
CREDIT SUISSE
The date of this Prospectus is November 29, 2006

TABLE OF CONTENTS

Risk Factors	1
The Trust Fund	5
The Mortgage Pools	6
Mortgage Loan Program	13
Underwriting Standards	13
Qualifications Of Unaffiliated Sellers	15
Representations By Unaffiliated Sellers; Repurchases	15
Closed Loan Program	17
Mortgage Certificates	17
The Contract Pools	18
Underwriting Policies	20
The Financing Loan Pools	21
Underwriting Policies	22
Static Pool Information	22
The Depositor	23
Use of Proceeds	23
The Sponsor	24
Maturity, Prepayment and Yield Considerations	25
Description of the Securities	29
Distributions Of Principal And Interest	33
Assignment Of Mortgage Certificates	36
Assignment Of Mortgage Loans	36
Assignment Of Contracts	39
Pre-Funding	41
Servicing By Unaffiliated Sellers	43
Payments On Mortgage Loans	44
Payments On Contracts	46
Collection Of Payments On Mortgage Certificates	46
Distributions On Securities	46
Revolving Period	46
Special Distributions	46
Reports To Securityholders	46
Advances	46
Collection And Other Servicing Procedures	46
Maintenance Of Insurance Policies	46
Standard Hazard Insurance	46
Special Hazard Insurance	46
Pool Insurance	46
Primary Mortgage Insurance	46
Mortgagor Bankruptcy Bond	46
Presentation Of Claims	46
Enforcement Of “Due-On-Sale” Clauses; Realization Upon Defaulted Mortgage Loans	46
Enforcement Of “Due-On-Sale” Clauses; Realization Upon Defaulted Contracts	46
Servicing Compensation And Payment Of Expenses	46
Evidence As To Compliance	46
Certain Matters Regarding The Master Servicer, The Depositor And The Trustee And The Indenture Trustee	46
Deficiency Event	46
Events Of Default	46
Rights Upon Event Of Default	46
Amendment	46
Termination	46
Certain Information Regarding the Securities	46
Book-Entry Registration	46
Credit Support	46
Letters Of Credit	46
Subordinated Securities	46
Shifting Interest	46
Swap Agreement	46
Reserve Fund	46
Security Guarantee Insurance	46
Performance Bond	46
Description of Insurance	46
Primary Mortgage Insurance Policies	46
FHA Insurance And VA Guarantees	46
Standard Hazard Insurance Policies On Mortgage Loans	46
Standard Hazard Insurance Policies On The Manufactured Homes	46
Pool Insurance Policies	46
Special Hazard Insurance Policies	46
Mortgagor Bankruptcy Bond	46
Certain Legal Aspects of the Mortgage Loans and Contracts	46
The Mortgage Loans	46
Foreclosure	46
Cooperative Loans	46
Tax Aspects Of Cooperative Loans	46
Realizing Upon Cooperative Loan Security	46
Rights Of Redemption	46
Anti-Deficiency Legislation And Other Limitations On Lenders	46
“Due-On-Sale” Clauses	46
Enforceability Of Certain Provisions	46
Environmental Considerations	46
The Contracts	46
Security Interests In The Manufactured Homes	46
Enforcement Of Security Interests In Manufactured Homes	46
Consumer Protection Laws	46
Transfers Of Manufactured Homes; Enforceability Of “Due-On-Sale” Clauses	46
Applicability Of Usury Laws	46
Material Federal Income Tax Considerations	46
General	46
REMICs	46
State and Other Tax Considerations	46
ERISA Considerations	46
Legal Investment	46
Plan of Distribution	46
Legal Matters	46
Prospectus Supplement	46
Additional Information	46
Incorporation of Certain Information by Reference	46
Index of Terms	46

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

Limited Liquidity May Result in Delays in your Ability to Sell Securities or Lower Returns

There will be no market for the notes or certificates, as applicable, of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the notes or certificates, as applicable, of the related series.  Credit Suisse First Boston LLC presently expects to make a secondary market in the notes or certificates, as applicable, but has no obligation to do so.  Absent a secondary market for the notes or certificates, as applicable, you may experience a delay if you choose to sell your notes or certificates, as applicable, or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Depositor, Unaffiliated Seller, Master Servicer or Servicer

The depositor does not have, nor is it expected to have, any significant assets.  The notes or certificates, as applicable, of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of notes or certificates, as applicable, of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of notes or certificates, as applicable, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the notes or certificates, as applicable, of that series.

The only obligations, if any, of the depositor with respect to the notes or certificates, as applicable, of any series will be with respect to its breach of specific representations and warranties.  The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the depositor were required to repurchase a mortgage loan, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the mortgage loan, the master servicer, the servicer or the unaffiliated seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the notes or certificates, as applicable, to reduce the risk of delinquent payments or losses to holders of a series of notes or certificates, as applicable, entitled to the benefit of the notes or certificates, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of notes or certificates, as applicable, and losses on the primary assets could result in losses to holders of those notes or certificates, as applicable.

Decrease in Value of Mortgaged Property—Risk of Loss

There are several factors that could adversely affect the value of mortgaged properties and cause the outstanding balance of the related mortgage loan, contract, loan secured by a mortgage loan or contract or of an underlying loan relating to the private securities, together with any senior financing, to equal or exceed the value of the mortgaged properties.  Among the factors that could adversely affect the value of the mortgaged properties are

• an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;
• a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or
• natural disasters that are not necessarily covered by insurance, including earthquakes and floods.

Any decline in the value of a mortgaged property could extinguish the value of a junior interest in that mortgaged property before having any effect on the related senior interest.  If a decline in the value of the related mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of notes or certificates, as applicable, may be affected by the rate and timing of payments of principal of the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.  The rate and timing of principal payments of the notes or certificates, as applicable, of a series will be affected by a number of factors, including the following:

• the extent of prepayments, which may be influenced by a variety of factors,
• the manner of allocating principal payments among the classes of notes or certificates, as applicable, of a series as specified in the related prospectus supplement, and
• the exercise of any right of optional termination.

Prepayments may also result from repurchases of mortgage loans or underlying loans, as applicable, due to material breaches of the unaffiliated seller’s or the depositor’s representations or warranties.

Interest payable on the notes or certificates, as applicable, of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of notes or certificates, as applicable, of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of notes or certificates, as applicable, of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.

Book-Entry Registration—Beneficial Owners Not Recognized by Trust

Issuance of the notes or certificates, as applicable, in book-entry form may reduce the liquidity of these notes or certificates, as applicable, in the secondary trading market since investors may be unwilling to purchase notes or certificates, as applicable, for which they cannot obtain physical certificates.  Since transactions in the notes or certificates, as applicable, can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related notes or certificates, as applicable, may be limited due to lack of a physical certificate representing the notes or certificates, as applicable.

You may experience some delay in the receipt of distributions of interest and principal on the notes or certificates, as applicable, since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.

THE TRUST FUND

The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the “Certificates”) or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the “Notes” and, together with the Certificates, the “Securities”) offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a “Series”) in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement.  Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a “Class”) of Notes and/or Certificates, which may be divided into one or more subclasses (each, a “Subclass”).  The Certificates will be issued by the issuing entity which is a trust (the “Trust”) to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a “Trust Agreement”) to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the “Trustee”) or a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer and the Trustee.  If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an “Indenture”) to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the “Issuer”), and the indenture trustee specified in the related prospectus supplement (the “Indenture Trustee”).  The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the “Sale and Servicing Agreement”) among the Depositor, the Master Servicer and the Indenture Trustee.  The Certificates represent interests in specified percentages of principal and interest (a “Percentage Interest”) with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time.  If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund.  The trust property of each Trust (the “Trust Fund”) will consist of the assets described below.

Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series.  Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the “Cut-off Date”), unless otherwise specified in the applicable prospectus supplement.  If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a “Percentage Interest”).

To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a “Letter of Credit”), a policy of mortgage pool insurance (a “Pool Insurance Policy”), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a “Mortgagor Bankruptcy Bond”), an insurance policy (the “Special Hazard Insurance Policy”) covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the “Subordinate Notes” or the “Subordinate Certificates,“ and collectively, the “Subordinate Securities”) to the rights of the holders of one or more senior Classes or Subclasses (the “Senior Notes” or the “Senior Certificates,” and collectively, the “Senior Securities”) to the extent specified in the related prospectus supplement (the “Subordinated Amount” which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a “Subordinated Class” or “Subordinated Subclass,” respectively) and the establishment of a reserve fund (a “Reserve Fund”), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the “Security Guarantee Insurance”) issued by one or more insurance companies, a guarantee, that is registered or exempt from registration, or a surety bond acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing.  See “Description of Insurance” and “Credit Support.”

In the event that Mortgage Loans are added to or deleted from the Mortgage Pool after the date of the related prospectus supplement but on or before the date of issuance of the Notes or the Certificates, if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised information will be provided either in a supplement or in a Current Report on Form 10-D or 8-K filed with the Commission.

The Mortgage Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.

one or more pools (“Mortgage Pools”) containing

·

conventional one-to four-family residential, first and/or second mortgage loans,

·

closed-end loans (the “Closed-End Loans”) and/or revolving home equity loans or specific balances of those loans (the “Revolving Credit Line Loans” and, together with the Closed-End Loans, the “Home Equity Loans”) secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

·

loans (“Cooperative Loans”) made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the “Cooperative”) and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a “Cooperative Dwelling” and, together with one- to four-family residential properties, “Single Family Property”),

·

mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations (“Multifamily Property”); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

·

mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the “Rating Agency”) in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the “Mortgage Loans”), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

·

conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the “Mortgage Certificates”), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2.

one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3.

one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

A Mortgage Pool may include Mortgage Loans insured by the FHA (“FHA Loans”) and/or Mortgage Loans partially guaranteed by the Veterans Administration (the “VA”, and mortgage loans are referred to in this prospectus as “VA Loans”).  All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the “Mortgage Notes”) secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties.  Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the “Mortgagor”).  or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan.  Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common.  Multifamily Property may include mixed commercial and residential buildings.  The Mortgaged Properties may include investment properties and vacation and second homes.  Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

·

have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

·

 have monthly payments due on the first day of each month (the “Due Date”),

·

be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

·

consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

·

95% on any Mortgage Loan with an original principal balance of $150,000 or less,

·

90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

·

85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000, and

·

80% on any Mortgage Loan with an original principal balance exceeding $300,000.

If so specified in the related prospectus supplement, a Mortgage Pool may include fully amortizing, adjustable rate Mortgage Loans (“ARM Loans”) with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments.  The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance.  Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the “Original Value”).  Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the “Mortgage Rates”).  These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan.  Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid.  See “Maturity, Prepayment and Yield Considerations.”  In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the “Deferred Interest”) will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time.  The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances.  Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a “Converted Mortgage Loan”), at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option.  The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan (“Buy-Down Loans”).  The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the “Buy-Down Fund”) by the Servicer, or if so specified in the related prospectus supplement, with the Trustee.  In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund.  See “Description of the Securities—Payments on Mortgage Loans.” Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan (“GPM Loans”).  If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the “GPM Fund”).  In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity.  Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan.  Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

FHA Loans will be insured by the Federal Housing Administration (the “FHA”) as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties.  FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan.  No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

VA Loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan.  The maximum guarantee that may be issued by VA under this program is

·

50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

·

the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

·

and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan.  Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment.  To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date.  The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months.  Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

·

the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

·

the type of Mortgaged Properties securing the Mortgage Loans,

·

the original terms to maturity of the Mortgage Loans,

·

the largest in principal balance of the Mortgage Loans,

·

the earliest origination date and latest maturity date of the Mortgage Loans,

·

the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

·

the interest rate or range of interest rates borne by the Mortgage Loans,

·

the average outstanding principal balance of the Mortgage Loans,

·

the geographical distribution of the Mortgage Loans,

·

the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

·

with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

·

with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.  If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans.”  To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the “Certificateholders”) and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the “Noteholders” and, together with the Certificateholders, the “Securityholders”).  The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a “Servicer”), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation.  See “—Mortgage Loan Program” and “Description of the Securities.” As used in this prospectus, “Agreement” means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires.  Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller’s Warranty and Servicing Agreement between the Servicer and the Depositor (each, a “Servicing Agreement”), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse.  See “Description of the Securities—Assignment of Mortgage Loans.” The Master Servicer’s obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under “—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Mortgage Loans” and “—Servicing by Unaffiliated Sellers”, and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under “Description of the Securities—Advances.”  Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise.  See “Description of the Securities—Advances,” “Credit Support” and “Description of Insurance.”

Mortgage Loan Program

The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor (“Unaffiliated Sellers”).  Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards” or as otherwise described in a related prospectus supplement.

Underwriting Standards

Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria (“Closed Loans”) or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor.  See “—Closed Loan Program” below for a description of underwriting standards applicable to Closed Loans.  Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement.  The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation (“FHLMC”), a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, and the Federal National Mortgage Association (“FNMA”), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C.  ss.  1716 et seq.), except that some Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations.  The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations.  The originator of a Mortgage Loan (the “Originator”) generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor’s credit history with local merchants and lenders and any record of bankruptcy.  In addition, an employment verification is obtained from the prospective mortgagor’s employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future.  If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns.  The prospective mortgagor may also be required to authorize verification of deposits at financial institutions.  In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed.  The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties.  The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed.  The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence.  These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor’s monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses.  Except as may be provided in the related prospectus supplement, each Originator’s lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor’s gross income.  These guidelines will be applied only to the payments to be made during the first year of the loan.  For FHA and VA Loans, the Originator’s lending guidelines will follow HUD and VA guidelines, respectively.  Other credit considerations may cause an Originator to depart from these guidelines.  For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure.  The Depositor’s underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.  Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans.  For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor.  These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years.  In some instances the Mortgagor’s income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus.  For instance, Mortgage Loans may be underwritten under a “limited documentation” program if so specified in the related prospectus supplement.  For limited documentation Mortgage Loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination.  Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

Qualifications Of Unaffiliated Sellers

Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans.  In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

Representations By Unaffiliated Sellers; Repurchases

Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor.  These representations and warranties will generally include, among other things:

·

with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney’s certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

·

that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

·

with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

·

that there were no delinquent tax or assessment liens against the Mortgaged Property; and

·

that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate.  A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan.  Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan.  However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under “Description of the Securities—Assignment of Mortgage Loans.”  If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as one or more real estate mortgage investment conduits (each, a “REMIC”), at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan.  The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan.  Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans.  However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under “Description of the Securities—Assignment of Mortgage Loans.”

Closed Loan Program

The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor.  Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor’s customary underwriting standards.  Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor’s guidelines for the related mortgage program.  In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor.  Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

(1)

more than two monthly payments were over 30 days delinquent,

(2)

one payment was over 60 days delinquent, or

(3)

more than 60 monthly payments were received.

Mortgage Certificates

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the “Mortgage Certificates”) issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans.  A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below.  That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates.  The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable.  Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the “Trust Assets.“

The Contract Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the “Contracts”) or participation certificates representing participation interests in the Contracts and related property (the “Contract Pool”) conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor.  The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA.  Each Contract will be secured by a new or used unit of manufactured housing (a “Manufactured Home”).  Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates (“APRs”) specified in the related prospectus supplement.

The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders.  The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement.  See “Description of the Securities—Servicing by Unaffiliated Sellers.” With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts.  The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the “Custodian”) appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the “Custodial Agreement”) among the Depositor, the Trustee and the Custodian.

Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both.  See “Description of the Securities—Payments on Contracts.”

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

·

the dates of origination of the Contracts;

·

the weighted average APR on the Contracts;

·

the range of outstanding principal balances as of the Cut-off Date;

·

the average outstanding principal balance of the Contracts as of the Cut-off Date;

·

the weighted average term to maturity as of the Cut-off Date; and

·

the range of original maturities of the Contracts.

With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract.  In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below.  This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy.  See “Description of Insurance” for information regarding the extent of coverage under the insurance policies.  Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase.  The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the “Performance Bond”) acceptable to the Rating Agency to support this purchase obligation.  See “Credit Support—Performance Bond.” The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer’s or seller’s insurability representation.

If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a “Deleted Contract”), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a “Substitute Contract”).  Any Substitute Contract, on the date of substitution, will

·

have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

·

have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

·

have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract, and

·

comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

Underwriting Policies

Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement.  Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

With respect to a Contract made in connection with the Obligor’s purchase of a Manufactured Home, the “appraised value” is the amount determined by a professional appraiser.  The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home.  Unless otherwise specified in the related prospectus supplement, the “Contract Loan-to-Value Ratio” will be equal to the original principal amount of the Contract divided by the lesser of the “appraised value” or the sales price for the Manufactured Home.

The Financing Loan Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the “Warehouse Loans”) and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the “Warehouse Loan Pool”) conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor.  Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders.  The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement.  See “Description of the Securities—Servicing by Unaffiliated Sellers.”  With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans.  The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

·

the dates of origination of the Warehouse Loans;

·

the weighted average APR on the Warehouse Loans;

·

the range of outstanding principal balances as of the Cut-off Date;

·

the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

·

the weighted average term to maturity as of the Cut-off Date; and

·

the range of original maturities of the Warehouse Loans.

With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan.  In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan.  This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a “Deleted Warehouse Loan”), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a “Substitute Warehouse Loan”).  Any Substitute Warehouse Loan, on the date of substitution, will

·

have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

·

have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

·

have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan, and

·

comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

Underwriting Policies

Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement.  Except as described below or in the related prospectus supplement.

STATIC POOL INFORMATION

For each Mortgage Pool, Contract Pool, Warehouse Loan Pool and pool of Mortgage Certificates, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each Series of Notes and Certificates, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

THE DEPOSITOR

Asset Backed Securities Corporation (the “Depositor”), incorporated in the State of Delaware on December 31, 1985, an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc., will act as the depositor for the trust with respect to each Series of Notes and Certificates.  Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), which may act as an underwriter in offerings made by this prospectus, as described in “Plan of Distribution” below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc.  The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010.  Its telephone number is (212) 325-2000.  The Depositor will establish the trust and will be the party that deposits, sells or otherwise conveys the Trust Assets to the trust.

The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts.  Neither the Depositor, its parent, nor any of the Depositor’s affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

Trust Assets will be acquired by the Depositor directly or through one or more affiliates in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

The Depositor will have limited obligations with respect to a Series of Notes or Certificates.  The Depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund.  The Depositor will also assign to the trustee for the related series the Depositor’s rights with respect to those representations and warranties.  See “The Trust Fund—Representations by Unaffiliated Sellers; Repurchases.”  In addition, after the issuance of a Series of Notes or Certificates, the Depositor may have limited obligations with respect to that Series which may include making filings necessary to maintain the perfected status of a trustee’s security interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”) and providing notices and other information to certain parties under the operative agreements.

The Depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the securities of any Series of Notes or Certificates.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, or any other account described in the related prospectus supplement for the Series and to pay costs of structuring and issuing the Notes or Certificates, including the costs of obtaining any credit enhancement, as applicable.  If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets.  Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

The Depositor expects to sell Notes and Certificates in Series from time to time, but the timing and amount of offerings will depend on a number of factors, including the volume of Trust Assets acquired by the Depositor, prevailing interest rates, availability of the funds and general market conditions.

THE SPONSOR

Unless otherwise specified in the prospectus supplement, DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), will act as sponsor of the trust fund (the “Sponsor”).  Any other entity that acts as sponsor instead of DLJMC will be described in the related prospectus supplement.

DLJMC’s executive offices are located at 11 Madison Avenue, New York, NY 10010.  The Sponsor is an affiliate of both the depositor and the underwriter.

The Sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The Sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.  The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the Certificates or Notes supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The Sponsor will make certain representations and warranties to the Depositor and the applicable trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase from the Depositor (or directly from the trustee) or substitute other mortgage loans for such mortgage loans.  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time.  Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold.  The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities.  The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, (“FHA Experience”).  Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property.  There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model.  If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption (“SPA”).  SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.  There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement.  A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted.  See “Description of the Securities—Enforcement of ‘Due-On-Sale’ Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan.  A Mortgagor may be legally entitled to require the Servicer to allow a refinancing.  Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes.  Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations.  Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions.  An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions.  These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts.  To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit or applicable Insurance Policies, if any, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts.  See “The Trust Fund—The Contract Pools.”

While most Contracts will contain “due-on-sale” provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above.  Any assumption would have the effect of extending the average life of the Contracts.  FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain “due-on-sale” clauses, and are freely assumable.

Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans.  Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement.  For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a “qualified liquidation” under the Code.  In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets.  The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement.  In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above.  Repurchases will have the same effect as prepayments in full.  See “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases,” “Description of the Securities—Assignment of Mortgage Loans,” “— Assignment of Mortgage Certificates,” “— Assignment of Contracts” and “—Termination.”

If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans.  As a result, the portion of each monthly payment allocated to principal may vary from month to month.  Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month.  The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time.  To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case.  As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the “Obligor”), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note.  Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement.  The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day.  If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the “Multi-Class Securities”) may be assigned a principal balance (a “Stated Principal Balance” or a “Certificate Principal Balance”) based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an “Interest Rate”).  With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a “Principal Weighted Class” or “Principal Weighted Subclass,” respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an “Interest Weighted Class” or an “Interest Weighted Subclass,” respectively).  If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another.  If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions.  Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the “Residual Certificates”), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates.  In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount (“Premium Securities”) is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates.  This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution.  If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment.  Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount (“Discount Securities”).  If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the “Principal Prepayments”) may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

DESCRIPTION OF THE SECURITIES

Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

(1)

an agreement consisting of either,

(a)

a Pooling and Servicing Agreement, or

(b)

a Reference Agreement (the “Reference Agreement”) and the Standard Terms and Provisions of Pooling and Servicing Agreement (the “Standard Terms”), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, if any, and the Trustee, or

(2)

if a Series of Securities includes Notes, a Trust Agreement or an Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part.  If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement.  Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part.  However, the provisions of each agreement will vary depending upon the nature of the related Notes or Certificates and the nature of the related Trust Fund.  The prospectus supplement for a Series will describe material provisions of the related agreements that supplement those described in this prospectus.  As to each Series, the related agreements will be filed with the Commission in a Current Report on Form 8-K following the issuance of the Notes or Certificates.  See “Additional Information” for information on obtaining copies of the agreements.  In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the “Warranty and Servicing Agreement”).  As used in this prospectus, “Agreement” means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

The following summaries describe provisions common to each Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement.  Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus and by means of the related prospectus supplement will be issued in fully registered form.  Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund.  The Trust Fund with respect to a Series will consist of:

·

the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

·

the assets as from time to time are identified as deposited in the Certificate Account referred to below;

·

property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

·

the Letter of Credit, if any, with respect to the related Series;

·

the Pool Insurance Policy, if any, with respect to the related Series (described below under “Description of Insurance”);

·

the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under “Description of Insurance”);

·

the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under “Description of Insurance”);

·

the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

·

the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under “Description of Insurance”);

·

the Security Guarantee Insurance, if any, with respect to the related Series;

·

the Depositor’s rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

·

the GPM and Buy-Down Funds, if any, with respect to the related Series.

Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as one or more REMICs under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates.  Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.  If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

The Residual Certificates, if any, included in a Series will be designated by the Depositor as the “residual interest” in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series.  Certain other Classes of Notes or Certificates, as applicable, of the Series will constitute “regular interests” in the related REMIC.  If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement.  See “Material Federal Income Tax Considerations.”

If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the Trust Fund will be assigned an initial “Asset Value.” Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series.  The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement.  If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement.  If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement.  If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law.  Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this prospectus and the related prospectus supplement.

The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise.  No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

Distributions Of Principal And Interest

Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the “Record Date”).  The “Distribution Date” will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day.  Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement.  Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the “Principal Distribution”) and interest, adjusted as set forth in the prospectus supplement, (the “Interest Distribution”) on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund.  Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution.  A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive.  The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement.  Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero.  Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus.  Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero.  Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently.  Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

1.

the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the “Accrual Distribution Amount”);

2.

the Stated Principal Distribution Amount; and

3.

to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the “Stated Principal Distribution Amount” with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a “Due Period”) specified in the related prospectus supplement.  For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

1.

the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

2.

the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder.  The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the “Note Register”) or holders of Certificates (the “Certificate Register”), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date.  The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

Assignment Of Mortgage Certificates

Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date.  Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement.  The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance.  In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates.  In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as one or more REMICs, at the price set forth above or such other price as may be set forth in the related prospectus supplement.  The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.  Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates (“Substitute Mortgage Certificates”) in substitution for any one or more of the Mortgage Certificates (“Deleted Mortgage Certificates”) initially included in the Trust Fund.  The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Assignment Of Mortgage Loans

The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date.  The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans.  If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form.  Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee’s security interest in each Cooperative Loan.

The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders.  Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer.  If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee’s discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan.  The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases.” Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan.  In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above.  Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans (“Substitute Mortgage Loans“) in substitution for any one or more of the Mortgage Loans (“Deleted Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders.  The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under “The Trust Fund—The Contract Pools” with respect to the substitution of Contracts.

In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond.  See “Description of Insurance” for information regarding the extent of coverage under some of the aforementioned insurance policies.  Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation.  Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer’s insurability representation.  The Master Servicer’s obligation to purchase Mortgage Loans upon a breach is subject to limitations.

The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Assignment Of Contracts

The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date.  If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract.  The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable.  If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes.  Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the “Contract Schedule”).  The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract.  In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral.  Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund.  Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders.  Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee’s discovery of the defect.  If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract.  Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

·

immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

·

as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

·

each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

·

as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

·

as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and

·

with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable.  A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable.  Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller’s repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract.  Nothing, however, has come to the Depositor’s attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under “The Trust Fund—The Contract Pools.”

If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the “Purchase Price”).  The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract.  Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts.  However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under “The Trust Fund—The Contract Pools.”

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”).  Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments.  Except as otherwise provided in the applicable Agreement, an “Eligible Investment” will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(1)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

(a)

obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

(b)

demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee’s investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,

(c)

certificates of deposit having a rating in the highest rating category from the Rating Agency, or

(d)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

(2)

demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(3)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

(4)

Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

(5)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

(6)

any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period.  The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

·

the Pre-Funding Period will not exceed 120 days from the related Closing Date,

·

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

·

that the Pre-Funded Amount will not exceed 50% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

Servicing By Unaffiliated Sellers

Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement.  A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements.  The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer’s rights and obligations under the Servicing Agreement.

A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement.  The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

·

the right of the Master Servicer to approve in advance any settlement;

·

maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

·

processing of assumptions or substitutions;

·

attempting to cure delinquencies;

·

supervising foreclosures or repossessions;

·

inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

·

maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under “—Payments on Mortgage Loans” and “—Payments on Contracts”), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it.  The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments.  The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer.  Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days’ written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

The Master Servicer may agree with a Servicer to amend a Servicing Agreement.  The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement.  Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements.  If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.  If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer.  The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur.  In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties.  Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements.  However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

Payments On Mortgage Loans

The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the “Certificate Account”), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series.  If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the “Collection Account”) into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the “Note Distribution Account”) and/or the Certificates (the “Certificate Distribution Account”) may be made.  The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series.  For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the “Custodial Account”) meeting the requirements set forth in this prospectus for the Certificate Account.  Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the “Servicing Account”) that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer.  Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation.  On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan.  Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer.  Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

(1)

all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

(2)

all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

(3)

all proceeds of:

(a)

any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, “Insurance Proceeds”); and

(b)

all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds or payments under the Letter of Credit with respect to the Series (“Liquidation Proceeds”), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

(4)

all payments under the Letter of Credit, if any, with respect to the Series;

(5)

all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

(6)

any Advances made by a Servicer or the Master Servicer (as described in this prospectus under “—Advances”);

(7)

any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

(8)

all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under “The Trust Fund—Mortgage Loan Program,” “— Representations by Unaffiliated Sellers; Repurchases” or “—Assignment of Mortgage Loans” above) or repurchased by the Depositor (as described under “—Termination” below).

With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account.  The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis.  Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans.  To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected.  With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan.  In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the “Primary Insurer”) if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit.  In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

Payments On Contracts

A Certificate Account meeting the requirements set forth under “—Description of the Securities—Payments on Mortgage Loans” will be established in the name of the Trustee.

Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

(1)

all Obligor payments on account of principal, including principal prepayments, of the Contracts;

(2)

all Obligor payments on account of interest on the Contracts;

(3)

all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

(4)

all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

(5)

any Advances made as described under “—Advances” and other amounts required under the related Agreement to be deposited in the Certificate Account;

(6)

all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

(7)

all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under “—Termination” below; and

(8)

all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

Collection Of Payments On Mortgage Certificates

The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee.  The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims.  The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series.  In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

Distributions On Securities

On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date.  The distributions shall occur in the manner described in this prospectus under “—Description of the Securities—Distributions of Principal and Interest” and in the related prospectus supplement.  If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee.  The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the “Determination Date”), except:

(1)

all payments that were due on or before the Cut-off Date;

(2)

all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

(3)

all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

(4)

amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

(5)

amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

(6)

that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

(a)

servicing compensation to the Master Servicer,

(b)

amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,

(c)

related Insurance Proceeds or Liquidation Proceeds, or

(d)

amounts in the Reserve Fund, if any, with respect to the Series, each deposited in the Certificate Account to the extent described under “Description of the Securities—Maintenance of Insurance Policies,” “— Presentation of Claims,” “— Enforcement of ‘Due-on-Sale’ Clauses; Realization Upon Defaulted Mortgage Loans” and “—Enforcement of ‘Due-on-Sale’ Clauses; Realization Upon Defaulted Contracts” or in the applicable prospectus supplement.

Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund.  If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date.  Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer.  The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized.  Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period.  These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

Special Distributions

To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance (“Special Distributions”) in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date.  Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

Reports To Securityholders

Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

(1)

to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

(2)

to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

(3)

to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

(4)

to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

(5)

to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

(6)

to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

(a)

the information contained in the report delivered pursuant to clause (5) above;

(b)

the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

(c)

the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

(7)

in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

(8)

the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

(9)

the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

(10)

the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

(11)

the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

Advances

Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the “Advances”) required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise.  In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses.  Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced.  In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable.  The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees.  These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans.  This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts.  Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month’s interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts.  Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

Collection And Other Servicing Procedures

The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy or Mortgagor Bankruptcy Bond, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise.  Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit, will not be adversely affected.

If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the “Escrow Account”) in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account.  The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account.  Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

Maintenance Of Insurance Policies

To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under “Credit Support,” the following paragraphs on insurance shall apply.

Standard Hazard Insurance

To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a “Standard Hazard Insurance Policy”) covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract.  Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home.  Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account.  Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit.  The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement.  No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance.  When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan.  Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so.  In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services.  This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home.  See “Description of Insurance—Special Hazard Insurance Policies” for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

Special Hazard Insurance

If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted.  In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced.  Some of the characteristics of the Special Hazard Insurance Policy are described under “Description of Insurance—Special Hazard Insurance Policies.”

Pool Insurance

To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis.  In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage.  In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations.  Some of the characteristics of the Pool Insurance Policy are described under “Description of Insurance—Pool Insurance Policies.”

Primary Mortgage Insurance

To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a “Primary Mortgage Insurance Policy”) issued by a qualified insurer (the “Primary Mortgage Insurer”) with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the “Insured”) under each Primary Mortgage Insurance Policy.  Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable.  See “Description of Insurance—Primary Mortgage Insurance Policies.”  The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the “Pool Insurer”) on behalf of the Trustee and the Securityholders.  See “Description of the Securities—Presentation of Claims.”

Mortgagor Bankruptcy Bond

If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis.  At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series.  See “Description of Insurance—Mortgagor Bankruptcy Bond.”

Presentation Of Claims

The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding.  All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described.  In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan.  If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement.  In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement Of “Due-On-Sale” Clauses; Realization Upon Defaulted Mortgage Loans

Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable “due-on-sale” clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan.  In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy.  In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor.  Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise.  However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan.  See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Foreclosure” in this prospectus.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund’s ability to sell and realize the value of those shares.

The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units.  Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.  With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The Cooperative’s ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan.  The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

Enforcement Of “Due-On-Sale” Clauses; Realization Upon Defaulted Contracts

Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable “due-on-sale” clause, if any, unless it is not exercisable under applicable law.  In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract.  Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities.  The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation And Payment Of Expenses

Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement.  As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement.  The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account.  Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments.  Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers.  Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement.  In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts.  The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies or from amounts in the Reserve Fund.  In the event, however, that claims are either not made or fully paid under the Letter of Credit or Insurance Policies, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract.  In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the Reserve Fund.

Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation.  The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

Evidence As To Compliance

Each Pooling and Servicing Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of the Regulation AB (the “AB Servicing Criteria”) as of the end of the related fiscal year covered by the Depositor’s Form 10-K report.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each Pooling and Servicing Agreement and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each Pooling and Servicing Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year as of the end of the related fiscal year covered by the Depositor’s form 10-K report, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement or Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by holders of Notes and Certificates without charge upon written request to the Master Servicer or Trustee.  These items will be filed with the Commission along with the issuing entity’s annual report on Form 10-K and such Form 10-K will be filed by 90 days after the end of the fiscal year covered by the report on Form 10-K.

Certain Matters Regarding The Master Servicer, The Depositor And The Trustee And The Indenture Trustee

The Master Servicer under each Agreement will be named in the applicable prospectus supplement.  The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor.  In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law.  No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer’s obligations and duties under the Agreement.

The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed.  In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee.  The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series.  Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee.  No resignation will become effective until the successor trustee has assumed the Trustee’s obligations and duties under the Trust Agreement.

The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed.  In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee.  Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series.  Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

If the Trustee or the Indenture Trustee resigns or is removed by the Depositor, the expenses associated with such change of trustees will be paid by the former Trustee or Indenture Trustee, as applicable, and reimbursed from the Distribution Account.  If the Trustee is removed by the Certificateholders or if the Indenture Trustee is removed by the Noteholders, such holders are responsible for paying any compensation payable to the successor Trustee or Indenture Trustee in excess of the amount paid by the predecessor Trustee or Indenture Trustee, as applicable.

Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement.  Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement.  In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability.  The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement.  In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

Deficiency Event

To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a “Deficiency Event”) with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency.  Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date.  Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants’ fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class.  In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund.  In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

Events Of Default

Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

·

any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

·

any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

·

particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

·

any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

·

a default of five days or more in the payment of any principal of or interest on any Note of the Series;

·

failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

·

any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

·

particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

·

any other Event of Default provided with respect to Notes of that Series.

Rights Upon Event Of Default

If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately.  The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration.  In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

·

the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

·

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale, or

·

the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case.  However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee’s ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements.  In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer.  Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity.  The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

To the extent that the costs and expenses of the Trustee or the Indenture Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee or Indenture Trustee, as applicable (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Trust Assets in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement), are not fully and timely reimbursed by the terminated Master Servicer, the Trustee or the Indenture Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

Amendment

Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

·

to cure any ambiguity,

·

to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements, or

·

to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1)

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,

(2)

adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

(3)

adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

(4)

reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect.  The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

Termination

Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

(1)

the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract, and

(2)

the later of

(a)

the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract, and

(b)

the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement.  In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it.  For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement.  In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a “qualified liquidation” under the Code.  The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus.  Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC.  As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of notes or certificates, as applicable, will be Cede.  Beneficial owners of the notes or certificates, as applicable (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants.  In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants.  Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee.  DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities.  Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners.  Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A.  subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S.  financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Brse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S.  customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CREDIT SUPPORT

Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under “Description of Insurance.” The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

Letters Of Credit

The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”).  The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the “L/C Percentage”) specified in the prospectus supplement for the Series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable.  The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit.  The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above.  See “Description of the Securities—Termination.”

Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment.  On the Distribution Date, the L/C Bank will be required to honor the Trustee’s request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date.  The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement.  Unless otherwise provided in the related prospectus supplement, the term “Liquidating Loan” means:

(1)

each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor’s right of reinstatement has expired,

(2)

each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

(3)

each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale, or

(4)

each Contract with respect to which repossession proceedings have been commenced.

If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan.  Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan.  The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors.  If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the “Subordinated Pool”), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the “Initial Deposit”).  The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the “Required Reserve”) set forth in the related prospectus supplement.  Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

Subordinated Securities

To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement.  In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below.  Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses.  Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series (“payment deficiencies”), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts.  The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable.  If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

Shifting Interest

If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the “Senior Prepayment Percentage”) of Principal Prepayments.  The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement.  This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool.  Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

Swap Agreement

If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements.  The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating.  The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

Reserve Fund

If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series.  Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series.  The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement.  Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund.  After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve.  Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class.  The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time.  The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below.  Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the “Required Distribution”) on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders.  If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders.  Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below.  Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement.  Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

(1)

to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

(2)

to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

(3)

to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments.  The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement.  Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable.  Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable.  These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

Security Guarantee Insurance

If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies.  The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code.  A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

Performance Bond

If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement.  In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

DESCRIPTION OF INSURANCE

To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund.  To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement.  Any material changes in the insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy.  Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the “Loss”) will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

·

all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

·

hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

·

amounts expended but not approved by the Primary Mortgage Insurer,

·

claim payments previously made by the Primary Mortgage Insurer, and

·

unpaid premiums.

Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

(1)

advance or discharge;

(a)

all hazard insurance premiums and

(b)

as necessary and approved in advance by the Primary Mortgage Insurer,

·

real estate property taxes,

·

all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

·

property sales expenses,

·

any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property, and

·

foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)

in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

(3)

tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

(1)

no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

(2)

written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor’s interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

(3)

the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

(4)

the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

(5)

the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

(6)

the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale.  Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA Insurance And VA Guarantees

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD.  With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor’s control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor.  The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date.  In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default.  When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

The maximum guarantee that may be issued by the VA under a VA Loan is

·

50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

·

the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

·

the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee.  The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies On Mortgage Loans

Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions.  The most significant terms of the policies, however, generally will be determined by state law and generally will be similar.  Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan.  Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property.  The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

Standard Hazard Insurance Policies On The Manufactured Homes

The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy.  When a Manufactured Home’s location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program.  Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns.  If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor’s obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor’s interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies.  Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement.  The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts.  If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

Pool Insurance Policies

If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series.  The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement.  Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.  Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee.  The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement.  A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below.  The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

(1)

to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

(2)

to advance, as necessary and approved in advance by the Pool Insurer,

·

real estate property taxes,

·

all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

·

property sales expenses,

·

any outstanding liens on the Mortgaged Property, and

·

foreclosure costs including court costs and reasonable attorneys’ fees; and

(3)

if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%.  FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy.  Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

(1)

the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

(2)

the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate, and

(3)

advances as described above, less

·

all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

·

amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

·

any claims payments previously made by the Pool Insurer on the Mortgage Loan,

·

due and unpaid premiums payable with respect to the Pool Insurance Policy, and

·

all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An “Approved Sale” is

(1)

a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

(2)

a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3)

the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer, or

(4)

the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss.  If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds or amounts in the Reserve Fund, if any, with respect to the Series.

No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1)

fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

(2)

the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3)

the exercise by the Insured of a “due-on-sale” clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer’s insurability representation described under “Description of the Securities—Assignment of Mortgage Loans,” and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer.  Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred.  The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Mortgage Loans.”

The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy.  The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series.  In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source.  See “Description of the Securities—Advances.”

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable.  Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.  The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement.  Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.  See “Description of the Securities—Maintenance of Insurance Policies” and “—Standard Hazard Insurance.”  The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils.  Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property.  No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor.  If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property.  Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement.  If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy.  In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan.  The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court.  In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding.  If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series.  Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement.  Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan.  The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature.  Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

The Mortgage Loans

The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.  In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Particular state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds.

Cooperative Loans

If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Realizing upon Cooperative Loan Security” below.

Tax Aspects Of Cooperative Loans

In general, a “tenant-stockholder“ (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder.  By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year.  In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Realizing Upon Cooperative Loan Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement.  The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.  Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted.  Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

Rights Of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation And Other Limitations On Lenders

Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.  Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Particular court decisions have applied the relief to claims secured by the debtor’s principal residence.

The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust.  The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor.  As a result, the Mortgagor’s obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default.  In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents.  The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

“Due-On-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property.  The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability Of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property.  The Cleanup Costs may be substantial.  It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage.  The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

The Contracts

As a result of the Depositor’s assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor.  Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan.  Some of the aspects of both features of the Contracts are described more fully below.

The Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be.  In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee’s ownership of the Contracts or the Indenture Trustee’s security interest in the Contracts, as the case may be.  Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees’ interest in the Contracts could be defeated.

Security Interests In The Manufactured Homes

The law governing perfection of a security interest in a Manufactured Home varies from state to state.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract.  As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site.  So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the Manufactured Home.  If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor.  With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.  If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties.  Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders.  Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party.  Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes.  In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party.  However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.  If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests.  There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state.  If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title.  Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation.  In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection.  In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien.  Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest.  The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract.  However, liens could arise at any time during the term of a Contract.  No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

Enforcement Of Security Interests In Manufactured Homes

The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee’s security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts.  Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale.  In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments.

Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract.  The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers Of Manufactured Homes; Enforceability Of “Due-On-Sale” Clauses

The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to.  Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts.  In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes.  In some states the Depositor or the Master Servicer may be prohibited from enforcing a “due-on-sale” clause in respect of particular Manufactured Homes.

Applicability Of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (“Title V”), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing.  The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund.  The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement (“Federal Tax Counsel”) as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued.  This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the Securities.  See “State and Other Tax Considerations.”  The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

The following discussion addresses securities of five general types:

·

securities (“REMIC Securities”) representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as one or more real estate mortgage investment conduits (“REMICs”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

·

securities (“Grantor Trust Securities”) representing interests in a Trust Fund (a “Grantor Trust Fund”) as to which no election will be made;

·

securities (“Partnership Certificates”) representing equity interests in a Trust Fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes;

·

securities in the form of Notes (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and

·

securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion:

(1)

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made, and

(3)

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”).  Investors should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, instruments such as Securities.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)

substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of “real estate mortgages,”

(2)

that entity is the borrower under debt obligations with two or more maturities, and

(3)

under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Federal Tax Counsel, the related Trust Fund (or each applicable portion of the Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC, home equity lines of credit, reverse mortgage loans and obligations originated by the United States or any state that are principally secured by an interest in real property.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to (i) provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies or (ii) provide a source of funds for the purchase of additional loans within the three month startup period or additional advances with respect to home equity lines of credit or reverse mortgage loans.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent the amount held within is no longer reasonably required for the purpose for which it was created.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

·

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

·

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, in the opinion of Federal Tax Counsel, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will represent a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each Trust Fund will include provisions designed to maintain each REMIC Pool’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds from the Buy-Down Fund.  No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the Buy-Down Funds represent an account held by the lender that reduces the lender’s investment in the mortgage loan.  This reduction of a holder’s investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a “domestic building and loan association.” Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs with respect to which all of the regular interests in one REMIC are held by another REMIC (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding.  The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions.  See “—Variable Rate Regular Securities” below for discussion of the OID Regulations relating to caps, floors and similar restrictions.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier.  An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Certain classes of Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the “OID Regulations” and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest.  Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(a)

the yield to maturity of the Regular Security at the issue date, and

(b)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, that purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of;

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the fourth paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss.  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers.

Taxation of Owners of Residual Securities

1.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

2.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.

The IRS has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Security.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

3.

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

4.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S.  Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S.  Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

5.

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent.  However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S.  Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S.  Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.  A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S.  Person transfers the Residual Security back to a U.S.  Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S.  Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S.  Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S.  federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S.  Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S.  Persons).

6.

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

7.

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

Taxes That May Be Imposed on the REMIC Pool

1.

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

2.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

3.

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

4.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

5.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S.  Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

6.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Sections 67 and 68.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

1.

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S.  Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S.  Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S.  Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S.  person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S.  Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person and (ii) in the case of an individual Non-U.S.  Person, the Non-U.S.  Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S.  Person, the Non-U.S.  Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S.  Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S.  Person” means any person who is not a U.S.  Person.

2.

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S.  Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S.  Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S.  Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S.  Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S.  Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

3.

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of up to 31% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than an instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except as qualified below, a Grantor Trust Security owned by a:

·

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans .  .  .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

·

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

·

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund.  Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

·

if any servicing compensation is deemed to exceed a reasonable amount;

·

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

·

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

·

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

·

received as distributions their full share of receipts;

·

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

·

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

·

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

·

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

·

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments.  The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.  The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. Person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S.  Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person and (ii) in the case of an individual Non-U.S.  Person, the Non-U.S.  Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S.  Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Non-U.S.  Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax of 31% if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each Series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel’s opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

Taxation of Debt Securityholders

The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, for each Series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund.  If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans .  .  .  secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

1.

Treatment of the Trust Fund as a Partnership

The Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund.  Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.  The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.  The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a Series of securities includes a single class of Partnership Certificates.  If these conditions are not satisfied with respect to any given Series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

2.

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

·

the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

·

any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

·

any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and

·

any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount.  All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor.  Losses will generally be allocated in the manner in which they are borne.

Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Partnership Certificate Owners.  Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

3.

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

4.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

5.

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

6.

Allocations Between Transferors and Transferees.

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

7.

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

8.

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund currently does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

9.

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the Internal Revenue Service on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

·

the name, address and identification number of such person,

·

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

·

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

10.

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S.  Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S.  trade or business.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S.  individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S.  trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

11.

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax of up to 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Non-United States Owner’s federal income tax.

Certain Certificates Treated As Indebtedness

General.  Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes.  However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion.  Such Certificates that are intended to be treated as indebtedness are herein referred to as “Debt Certificates” and holders of such Certificates are herein referred to as “Debt Certificateholders.”

The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund.  The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes.  However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction.  The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance.  In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes.  In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.  It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof.  Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes.  Contrary characterizations that could be asserted by the Internal Revenue Service are described below under “—Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.”

Taxation of Income of Debt Certificateholders.  As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in “Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders.”

If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see “REMICs—Taxation of Regular Securities—Original Issue Discount”) a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.  Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments.  However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear.  Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is “unconditionally payable” and hence that all of such interest should be included in the Debt Certificate’s stated redemption price at maturity.  Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes “qualified stated interest” that is not included in a Debt Certificate’s stated redemption price at maturity.  Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances.  The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

Tax Characterization of the Trust Fund.  Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates.  In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.  The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service.  It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.  The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.  The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness.  Moreover, unless the partnership were treated as engaged in a trade or business, an individual’s share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual’s adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual’s adjusted gross income exceeded certain limits.  As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates.  Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute “unrelated business taxable income” which generally would be taxable to the holder under the Code.

If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders.  Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders.  Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity’s taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation’s earnings and profits.

Foreign Investors in Debt Certificates.  As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes.  Accordingly, Foreign Persons (that is, persons which are not U.S.  Persons, as defined in “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership.  In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder’s distributive share of the partnership’s interest income.  See “Partnership Trust Funds and Disregarded Trust Funds—Taxation of Owners of Partnership Certificates—Taxation of Certain Foreign Partnership Certificate Owners” for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.  If such dividend were effectively connected with the Foreign Person’s United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a Securityholder’s particular tax situation.  The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R. §2510.3-101 (the “Plan Asset Regulations”), the U.S.  Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption (“PTCE”) 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate“ is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund.  PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer.  Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.  The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption (“PTE”) 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the “Exemption”) which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are issued in “designated transactions” (as described below) and are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc.  or Fitch, Inc.  (each, a “Rating Agency”).  Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the “Restricted Group”, other than any underwriter.  The Restricted Group consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the Trust Fund, (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates and (viii) any of their respective affiliates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trust Funds

The Exemption has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions

In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

In addition, the rating of a Certificate may change.  If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.

Permitted Assets

The Exemption permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements.  An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust Fund asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) relates to a Class of Certificates purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S.  Federal Reserve’s Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14 (see below), (b) an “in-house asset manager” under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.  (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund if it meets the following conditions:  (a) it is denominated in U.S.  dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts.  Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption covers Notes as well as Certificates.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund.  However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer’s governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

LEGAL INVESTMENT

The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  The Class or Subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as “mortgage related securities” only to the extent provided in the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the “Supervisory Policy Statement on Securities Activities” dated January 28, 1992, as revised April 15, 1994 (the “Policy Statement”) of the Federal Financial Institutions Examination Council.

The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular “high-risk Mortgage Certificates”, including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of some of the Classes of Notes or Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

PLAN OF DISTRIBUTION

Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC (the “Underwriters”).  The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

As to any offering of Notes or Certificates, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of offered Notes or Certificates may be effected through one or more resecuritization transactions in accordance with Rule 190(b).

Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased.  The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the Offered Certificates or Notes may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act.

If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor’s agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal.  Sales will be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:

·

the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

·

the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable;

·

the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;

·

particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

·

the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

·

the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;

·

the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;

·

the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

·

the Distribution Dates with respect to the Series;

·

information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

·

information with respect to the method of credit support, if any, with respect to the Series; and

·

additional information with respect to the plan of distribution of the Series of Certificates.

ADDITIONAL INFORMATION

This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part.  For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.  Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference.  Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission’s offices.  Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and at the Regional Offices of the Commission at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60664 and 3 World Financial Center, Room 4300, New York, New York 10281.  Copies of this information can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C.  20549, at prescribed rates.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  The address of the site is (http://www.sec.gov).

Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (800) 221-1037.

Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related Notes or Certificates upon request, free of charge. See “Description of the Securities—Evidence as to Compliance”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund on Form 8-K or Form 10-D pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus, from the date of the filing of those documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (800) 221-1037.

IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL.  SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

INDEX OF TERMS

10-percent shareholder

139

110% yield rule

127

1986 Act

119

1997 Act

146

AB Servicing Criteria

68

Accrual Distribution Amount

40

Advances

59

Agreement

16, 35

Allowable Interest Rate

165

Allowable Notional Amount

165

Amortization Period

57

Appraised Value

25

Approved Sale

95

APRs

22

ARM Loans

12

Asset Value

37

back-loaded

122

banking organization

77

Buy-Down Fund

13

Buy-Down Loans

13

capital asset

124

capital assets

146

Certificate Account

50

Certificate Distribution Account

51

Certificate Principal Balance

33

Certificate Register

41

Certificateholders

16

Certificates

8

chattel paper

107

CI

78

Class

8

Cleanup Costs

107

clearing agency

78

clearing corporation

78

Clearstream, Luxembourg

78

Clearstream, Luxembourg Participants

79

Closed Loans

17

Closed-End Loans

10

Code

112

Coinsurance

92

Collection Account

50

Commercially Reasonable

103

Commission

172

contingent interest

122

Contract Loan-to-Value Ratio

25

Contract Pool

22

Contract Schedule

44

Contracts

22

conversion transaction

136

Converted Mortgage Loan

13

Cooperative

10

Cooperative Dwelling

10

Cooperative Housing Corporation

101

Cooperative Loans

10

CSSF

79

Custodial Account

51

Custodial Agreement

23

Custodian

23

Cut-off Date

8

DBC

79

Debt Certificateholders

156

Debt Certificates

156

Debt Securities

113

Defective Obligation

115

Deferred Interest

12

Deficiency Event

71

Deleted Contract

24

Deleted Mortgage Certificates

42

Deleted Mortgage Loans

43

Deleted Warehouse Loan

26

Depositor

27

Designated Transactions

164

Determination Date

55

Discount Securities

34

Disqualified Organization

132

disqualified persons

160

Distribution Date

38

DLJMC

29

DOL

161

domestic building and loan association

142

Due Date

11

Due Period

40

due-on-sale

105

effectively connected earnings and profits

147

Eligible Corporation

134

eligible counterparty

164, 165

Eligible Investment

47

eligible swap

165

eligible yield supplement agreement

166

ERISA

160

Escrow Account

60

evidences of indebtedness

146

excess inclusion

131

Exchange Act

28

Excluded Plan

167

Exemption

162

EYS Agreement

166

Federal Tax Counsel

112

FHA

14

FHA Experience

30

FHA Loans

11

FHLMC

17

Fixture Filing

108

FNMA

17

front-loaded

122

Garn-St Germain Act

105

Government securities

149

GPM Fund

13

GPM Loans

13

Grantor Trust Fund

112

Grantor Trust Fund Stripped Bond

144

Grantor Trust Fund Stripped Coupon

144

Grantor Trust Securities

112

Grantor Trust Securityholders

140

holder

113

Holder-in-Due-Course

111

Home Equity Loans

10

Indenture

8

Indenture Trustee

8

Indirect Participants

78

inducement fees

129

Initial Deposit

82

Insurance Proceeds

52

Insured

63

Interest Distribution

38

Interest Rate

33

Interest Weighted Class

33

Interest Weighted Subclass

33

Investor-Based Exemptions

168

Issuer

8

L/C Bank

80

L/C Percentage

80

Letter of Credit

9

Leveraged

165

Limited Documentation

19

Liquidating Loan

81

Liquidation Proceeds

52

loans

163

Loss

88

Manufactured Home

22

market discount

123

Mortgage Certificates

10, 22

Mortgage Loans

10, 113

Mortgage Notes

11

Mortgage Pool

161

mortgage pool pass-through certificate

161

mortgage pool pass-through certificates

161

Mortgage Pools

9

Mortgage Rates

12

Mortgage Related Securities

169

Mortgage Related Security

169

Mortgagor

11

Mortgagor Bankruptcy Bond

9

Multi-Class Securities

33

Multifamily Property

10

New CI

79

noneconomic residual interest

133

Non-ratings dependent Swaps

166

Non-U.S. Person

139

Non-United States Owner

155

Note Distribution Account

51

Note Register

41

Noteholders

16

Notes

8

objective rate

122

obligation

143

Obligor

32

OID Regulations

113

Original Value

12

Originator

18

Participants

77

parties in interest

160

Partnership Certificate Owners

149

Partnership Certificates

113

Partnership Trust Fund

113

Pass-Through Entity

132, 133

Payment Deficiencies

82

Peaceful

110

Percentage Interest

8, 9

Performance Bond

24

Plan

160

Plan Asset Regulations

161

plan assets

161

Policy Statement

169

Pool Insurance Policy

9

Pool Insurer

63

Pooling and Servicing Agreement

8, 35

Pre-Funded Amount

47

Pre-Funding Account

47

Pre-Funding Period

47

Premium Securities

34

Prepayment Assumption

120

Primary Insurer

53

Primary Mortgage Insurance Policy

63

Primary Mortgage Insurer

63

Principal Distribution

38

Principal Prepayments

34

Principal Weighted Class

33

Principal Weighted Subclass

33

prohibited transactions

160

Prudent Investor

170

PTCE

161

PTCE 83-1

161

PTE

162

Purchase Price

46

QPAM

165

qualified floating rates

122

qualified inverse floating rate

122

Qualified Liquidation

77

qualified mortgages

143

qualified plan investor

164, 165

Rating Agency

10, 163

ratings dependent Swaps

165

real estate assets

142

real estate mortgages

113

Record Date

38

Reference Agreement

34

registered form

140

Regular Interests

36

Regular Securities

114

Regular Securityholder

118

REMIC

112

REMIC Pool

113

REMIC Provisions

112

REMIC qualified floating rate

118

REMIC Regulations

113

REMIC Securities

112

reportable transaction

160

Required Distribution

85

Required Reserve

82

Reserve Fund

9

Residual Certificates

33

Residual Holders

127

Residual Interest

36

Residual Securities

114

Restricted Group

163

Revolving Credit Line Loans

10

Revolving Period

57

Rules

78

Sale and Servicing Agreement

8

Securities

8

Securities Act

37

Security Guarantee Insurance

9

Security Owners

77

Securityholders

16

Self-Help

110

Senior Certificates

144

Senior Class Percentage

144

Senior Notes

9

Senior Prepayment Percentage

83

Senior Securities

9

Series

8

Servicemen’s Readjustment Act

14

Servicer

16

Servicing Account

51

Servicing Agreement

16

Shortfall Amount

145

Similar Law

168

Single Family Property

10

SMMEA

169

SPA

30

Special Distributions

57

Special Hazard Insurance Policy

9

Sponsor

29

Standard Hazard Insurance Policy

61

Standard Terms

34

Startup Day

114

Stated Principal Balance

33

Stated Principal Distribution Amount

40

Stripped Certificates

143

stripped coupons

144

Subclass

8

Subordinate Certificates

9, 144

Subordinate Class Percentage

144

Subordinate Notes

9

Subordinate Securities

9

Subordinated Amount

9

Subordinated Class

9

Subordinated Pool

82

Subordinated Subclass

9

Substitute Contract

24

Substitute Mortgage Certificates

42

Substitute Mortgage Loans

43

Substitute Warehouse Loan

26

Super-Premium

120

Swap

164

Swap Agreement

164

tax matters person

138

Taxable Mortgage Pools

113

tenant-stockholder

101

Tiered REMICs

117

Title V

111

Trust

8

Trust Agreement

8

Trust Assets

22

Trust Fund

8

Trustee

8

U.S.  Person

135

UCC

78, 103

Unaffiliated Sellers

17

Underwriters

170

VA

11

VA Loans

11

Voidable Preference

87

Warehouse Loan Pool

25

Warehouse Loans

25

Warranty and Servicing Agreement

35

$919,371,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

Nationstar Mortgage LLC, Argent Mortgage Company, LLC and

Ameriquest Mortgage Company

Originators

Nationstar Mortgage LLC and Select Portfolio Servicing, Inc.

Servicers

Asset Backed Securities Corporation

Home Equity Loan Trust, Series MO 2006-HE6

Issuing Entity

Asset Backed Pass-Through Certificates, Series MO 2006-HE6

_______________________

PROSPECTUS SUPPLEMENT

_______________________

Credit Suisse